Exhibit 10.6

POOL IX

THIS DOCUMENT WAS, WITH THE
ADVICE-OF LOCAL COUNSEL, PREPARED BY:
Cynthia J. Williams, Esq.
Day, Berry & Howard
260 Franklin Street
Boston, MA 02110

RECORDING REQUESTED BY AND UPON
RECORDATION RETURN TO:
Cynthia J. Williams, Esq.
Day, Berry & Howard
260 Franklin Street
Boston, MA 02110

_____________________________________________________________________________________
(SPACE ABOVE THIS LINE FOR RECORDER'S USE)

INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FIXTURE
FILING,
FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES

dated as of April 30, 1998

from

each Owner listed on Schedule I attached hereto
with respect to the related Mortgaged Property

and

each Remainderman, if any, listed on Schedule I attached hereto with respect to the related Mortgaged Property

collectively as trustors or as mortgagors, as applicable

to

the Trustee listed on Schedule I attached hereto with respect to the related Mortgaged Property, as Trustee for the benefit of Lender, as beneficiary and if no Trustee is listed on Schedule I attached hereto
with respect to the related Mortgaged Property, then to

NOMURA ASSET CAPITAL CORPORATION,
as Lender and Mortgagee

THIS INSTRUMENT IS TO BE INDEXED AS A DEED OF TRUST
IN ARIZONA, CALIFORNIA, MISSOURI, NEVADA, TEXAS AND WEST VIRGINIA,
AS A MORTGAGE IN KENTUCKY, LOUISIANA, MICHIGAN AND
OHIO AND AS A FIXTURE FILING IN ALL SUCH STATES

POOL IX

MORTGAGE

dated as of April 30, 1998

from

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of M-SIX PENVEST II BUSINESS TRUST under
Trust Agreement dated as of April 22, 1998,
as Owner

to

NOMURA ASSET CAPITAL CORPORATION,
as Lender and Mortgagee

THIS INSTRUMENT SECURES FUTURE ADVANCES

Michigan

INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES (this "Indenture"), dated as of April 30, 1998, made by M-SIX PENVEST II BUSINESS TRUST, a Delaware business trust, and each other Owner listed on Schedule I hereto which is hereby incorporated by reference herein through which it directly or indirectly holds title either to a fee estate in, or an Estate for Years in, the Land as specified on Schedule I hereto and in either case fee title to the Improvements (together with their respective permitted successors and assigns, referred to herein as "Owner" either individually or collectively as appropriate in the context used) and, if then applicable, each Remainderman listed on Schedule I hereto, if any, which holds title to a remainder estate in the Land (together with their respective permitted successors and assigns, referred to herein as "Remainderman" either individually or collectively as appropriate in the context used) each as a mortgagor or trustor of interests in real property under this Indenture, and as debtor with respect to the security interests in personal property hereby created, in favor of, with respect to the Mortgaged Property located in the States of Arizona, California, Missouri, Nevada, Texas and West Virginia (collectively, the "Deed of Trust States"), the title company or the individual shown as Trustee on Exhibit A attached hereto with respect to the related Mortgaged Property (together with any successor trustee with respect to such Mortgaged Property hereunder, "Trustee"), -as trustee for the benefit of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "Lender"), as beneficiary, and with respect to the Mortgaged Property located in the States of Kentucky, Louisiana, Michigan and Ohio (collectively, the "Mortgage States"), to Lender, as mortgagee, in each case of interests in real property under this Indenture, and as secured party with respect to security interests in personal property created under this Indenture. The mailing address of each party hereto is set forth in Section 5.1. Capitalized terms used herein shall have the meaning set forth in Article I. So long as Schedule I attached hereto does not specify any Person as a Remainderman, then wherever this Indenture refers to Remainderman it shall be deemed to refer to "Remainderman, if any,".

R E C I T A L S:

A.           Owner is the owner of either a fee estate in, or an Estate for Years in the Land, as specified on Schedule I hereto, and is the owner of fee title to the Improvements.

B.           If Owner is the owner of an Estate for Years in the Land, then Owner and Remainderman have entered into the Option Agreement setting forth the option of Owner to ground lease or purchase the Land from Remainderman effective at the expiration of the Estate for Years and Remainderman has agreed to subject its interest in the Land to the lien of the Indenture.

C.           On the date hereof, Lender has made a loan (the "Loan") in the original principal amount of FIFTY-ONE MILLION NINE HUNDRED THIRTY-FOUR THOUSAND FOUR HUNDRED EIGHTY-NINE AND 63/100 DOLLARS ($51,934,489.63) pursuant to the terms of the Loan Agreement, which Loan is evidenced by the Note, made by the Owners, as co-obligors and makers, in favor of Lender, or order, as payee. Each Owner is wholly owned, directly or indirectly, on the Closing Date by the same beneficial owner. Each Owner has received good and valuable consideration for its obligations hereunder and under the other Loan Documents.

D.           Owner and Remainderman intend by the execution and delivery of this Indenture to secure the payment and performance of the Loan and all other Indebtedness of Owner to Lender.

E.           Owner and Remainderman intend these Recitals to be a material part of this Indenture.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.           This Indenture shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date of delivery hereof.

II.           This Indenture constitutes (a) a deed of trust with respect to the Mortgaged Property located in Arizona, California, Missouri, Nevada, Texas and West Virginia, (b) a mortgage with respect to the Mortgaged Property located in Kentucky, Louisiana, Michigan and Ohio and (c) a security agreement and fixture filing encumbering the

Mortgaged Property which constitutes personalty and fixtures in each State, in each case upon the terms and conditions set forth herein to secure the Loan and all other Indebtedness of Owner to Lender.

III.           Owner represents and warrants that the original Principal Amount of the Loan is evidenced by the Note and that this Indenture constitutes a valid first priority lien on, and security interest in, the Mortgaged Property securing the Loan evidenced by the Note and all other Indebtedness of Owner to Lender.

IV.           With respect to any particular State, the provisions of this Indenture are subject to the Addendum with respect to such State attached hereto as part of Section 5.16 and hereby incorporated by reference herein. If any conflict exists between the provisions of this Indenture and the Addendum with respect to the related State, the Addendum shall control. Any rights, powers and remedies provided in this Indenture as they relate to Mortgaged Property located in a particular State may be exercised only to the extent that the exercise thereof does not violate applicable law of such State.

G R A N T I N G   C L A U S E S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure

(i)           the payment of principal, interest, Default Rate Interest, if any, Make Whole Premium, if any, Late Charges, if any, Defeasance Deposit, if any, and all other sums and indebtedness now or hereafter due and payable in connection with the Loan made by Lender, as lender, to Owner, as borrower, pursuant to that certain Loan Agreement, of even date herewith (the "Loan Agreement"), between Lender and Owner, which Loan is evidenced by the Note and secured, in part, by this Indenture,

(ii)          payment of all sums with interest thereon becoming due and payable to Lender under this Indenture, the Loan Agreement, the Note, the Master Lease Assignment or any other Loan Document,

(iii)         all future advances which may be made by Trustee or by Lender to or for the benefit of Owner or Remainderman (including, without limitation, all funds which Trustee or Lender may advance under this Indenture with respect to the Mortgaged Property to pay for taxes, assessments, maintenance charges, insurance premiums or costs, expenses incurred by Trustee or by Lender by reason of default by Owner or Remainderman under this Indenture, and other expenditures specified in this Indenture), together with interest on such advances, and

(iv)         the performance and discharge or each and every obligation, covenant and agreement of Owner and of Remainderman or either thereof under this Indenture, the Loan Agreement, the Note, the Master Lease Assignment and any other Loan Document (the obligations referred to in subsections (i), (ii), (iii) and (iv) are herein collectively called the "Indebtedness").

Each of Owner and Remainderman (a) has created a security interest in favor of Trustee for the benefit of Lender in, and has mortgaged, granted, conveyed, assigned, bargained, sold, alienated, enfeoffed, confirmed, encumbered, hypothecated, pledged, given, transferred and set over to Trustee for the benefit of Lender, and by these presents does hereby create a security interest in favor of Trustee for the benefit of Lender in, and does hereby irrevocably mortgage, grant, convey, assign, bargain, sell, alienate, enfeoff, confirm, encumber, hypothecate, pledge, give, transfer and set over to Trustee for the benefit of Lender, in trust, with power of sale, all of the property described in the following Granting Clauses located in the Deed of Trust States which constitutes real property, subject only to Permitted Encumbrances, (b) has created a security interest in favor of Lender in, and has mortgaged and warranted, granted, conveyed, assigned, bargained, sold, alienated, enfeoffed, confirmed, encumbered, hypothecated, pledged, given, transferred and set over to Lender, and by these presents does hereby create a security interest in favor of Lender in, and does hereby irrevocably mortgage and warrant, grant, convey, assign, bargain, sell, alienate, enfeoff, confirm, encumber, hypothecate, pledge, give, transfer and set over to Lender, with power of sale, all of the property described in the following Granting Clauses located in the Mortgage States which constitutes real property, subject only to Permitted Encumbrances, and (c) has created a security interest in favor of Lender in, and has mortgaged, granted, conveyed, assigned, bargained, sold, alienated, enfeoffed, confirmed, encumbered, hypothecated, pledged, given, transferred and set over to Lender, and by these presents does hereby create a security interest in favor of Lender in, and does hereby irrevocably mortgage, grant, convey, assign, bargain, sell, alienate, enfeoff, confirm, encumber, hypothecate, pledge, give, transfer and set over to Lender, with power of sale, all of the property described in the following Granting Clauses which does not constitute real property, subject only to Permitted Encumbrances, to the extent applicable to such property, including the following:

Granting Clause First

To Trustee in trust for the benefit of Lender, all of Owner's and all of Remainderman's right, title and interest, claim and demand in, to and under the following described property located in the Deed of Trust States, whether now owned or hereafter acquired, and to Lender, all of Owner's and all of Remainderman's right, title and interest, claim and demand in, to and under the following described property located in the Mortgage States, whether now owned or hereafter required:

Each of those parcels of real property described in Exhibit A hereto (each, a "Land Parcel" and collectively, the "Land");

TOGETHER with the buildings, foundations, structures and improvements now or hereafter located on or in any Land Parcel together with all plumbing, electrical, ventilating, heating, cooling and other utility systems, equipment, ducts, pipes an d other fixtures attached to or comprising a part thereof (collectively, the "Improvements");

TOGETHER with all right, title and interest, if any, of each of Owner and Remainderman in and to the streets and roads, opened or proposed, abutting each Land Parcel, all strips and gores within or adjoining each Land Parcel, the air space and right to use the air space above each Land Parcel, all rights of ingress and egress to and from each Land Parcel, all easements, rights of way, reversions, remainders, hereditaments, and appurtenances now or hereafter affecting each Land Parcel or the Improvements thereon, all royalties and rights and privileges appertaining to the use and enjoyment of each Land Parcel or the Improvements thereon, including all air, lateral support, alley, drainage, water, oil, gas and mineral rights, options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Owner or Remainderman now has or hereafter may acquire in or with respect to each Land Parcel or the Improvements thereon (collectively, the "Appurtenances"); and

TOGETHER with all rents, income, revenues, issues, awards, proceeds and profits from and in respect of the property described in this Granting Clause First which are hereby (except as otherwise set forth in Granting Clause Second) specifically assigned, transferred and set over to Trustee for the benefit of Lender with respect to the property located in the Deed of Trust States and to Lender with respect to the property located in the Mortgage States, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described which is now owned or held or is hereafter acquired by Owner or by Remainderman and is affixed, attached and annexed to the Land shall be and remain or become and constitute a portion of the Mortgaged Property and the security covered by and subject to the lien hereof. A Land Parcel together with the Improvements, the Appurtenances and the other property described in this Granting Clause First relating thereto are herein collectively called "Property";

Granting Clause Second

To Trustee in trust for the benefit of Lender and to Lender, all of Owner's and all of Remainderman's right, title, and interest, claim and demand in, to and under the following described property located in the Deed of Trust States, whether now owned or hereafter acquired, and to Lender, all of Owner's and all of Remainderman's right, title, and interest, claim and demand in, to and under the following described property located in the Mortgage States, whether now owned or hereafter acquired: All furnaces, boilers, machinery, motors, compressors, elevators, fittings, piping, conduits, ducts, air conditioners, partitions, mechanical, electrical and HVAC systems and apparatus of every kind and all other fixtures, equipment and other personalty owned by Owner (and Remainderman, as to the residual interest therein) and located on, attached, affixed or incorporated into the Land and Improvements including, without limitation, all seating, tables, beds, draperies, cabinetry, chairs, mirrors, nightstands, furniture, furniture accessories, bathroom accessories, floor coverings, curtains, lighting, appliances, lighting, tableware, table accessories, kitchen and laundry equipment, audio-visual equipment, wall decorations, office furniture, office and conference accessories, television wiring and jacks, and other miscellaneous furniture, fixtures and equipment now or hereafter located on the Land and used in the operation of the Improvements, including, without limitation, all replacements thereof (collectively the "FF&E"), in which Owner (and Remainderman, as to the residual interest therein, if any) now or hereafter has a possessory or title interest and now or hereafter installed or located in or on any Property (excluding Tenant's Personal Property) and all building materials, supplies and equipment now or hereafter delivered to Property owned by Owner (and Remainderman, as to the residual interest therein, if any) and intended to be installed therein; all fixtures, other goods and personal property of whatever kind and nature now contained on or in or hereafter placed on or in Property and used or to be used in connection with the letting or operation thereof, in which Owner (and Remainderman, as to the residual interest therein, if any) now has or hereafter may acquire a possessory or title interest (but specifically excluding inventory) and all renewals or replacements of any of the foregoing property or articles in substitution thereof (collectively, the "Equipment");

Granting Clause Third

To Lender, all of Owner's and all of Remainderman's right, title and interest, claim and demand in, to and under the following described property, whether now owned or hereafter acquired:

All right, title and interest of Owner (and Remainderman, as to the residual interest therein, if any), whether now or hereafter acquired and wherever located, in, to and under all accounts and escrows (including each Cash Collateral Account), documents, instruments, chattel paper, claims, deposits, money, investment securities (including Permitted Investments) and general intangibles, as the foregoing terms are defined in the Code, all property and insurance policies, title insurance policies, all contract rights (including all construction contracts, architects' contracts and engineers' contracts or other contracts relating to the construction of any Improvements and all Appurtenant Agreements), franchises, books, records, plans, specifications, designs, drawings, permits, consents, licenses (to the extent assignable), approvals, actions, proceedings and causes of action (and, subject to the provisions of this Indenture, the right, in the name and on behalf of Owner and/or Remainderman, to appear in and defend the same and to commence the same with respect to the Mortgaged Property to protect the interest of Trustee and/or Lender hereunder after written notice to Owner and/or Remainderman of Lender's intent to do so provided that no such written notice is required if such right is otherwise expressly permitted in this Indenture or if any Event of Default has occurred and is continuing) which now or hereafter relate to, are derived from or used in connection with Property or the ownership, construction, use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the "Intangibles");

TOGETHER with all right, title and interest of Owner (and Remainderman, as to the residual interest therein, if any), whether now or hereafter acquired and wherever located, in, to and under the Master Lease, and all other leases, subleases, lettings, tenancies and licenses (to the extent assignable) of a Property or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and all moneys payable thereunder (collectively, the "Leases");

TOGETHER with all Basic Rent, Additional Rent, other rents, income, issues, profits, Loss Proceeds, purchase prices, payments of Stipulated Loss Value, security deposits and other benefits to which Owner or Remainderman may now or hereafter be entitled from a Property, the Equipment or the Intangibles related thereto, or under or in connection with the Leases, including, without limitation, all income received from tenants, transient guests, lessees, licensees and concessionaires and other persons occupying space at such Property and/or rendering services to tenants thereat (collectively, the "Property Income"); provided, however, that Property Income shall not include the Excepted Payments and Property Income shall not include any Excess Property Income, which has been released and paid to Owner in accordance herewith;

TOGETHER with all proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any condemnation or taking of a Property by eminent domain or by any defect or impairment of title with respect to any Property or any casualty loss of or damage to any Property, the Equipment, the Intangibles, the Leases or the Property Income related thereto, all refunds with respect to the payment of property taxes and assessments or with respect to insurance premiums, and all other proceeds of the conversion, voluntary or involuntary, of a Property, the Equipment, the Intangibles, the Leases or the Property Income related thereto, or any part thereof, into cash or liquidated claims (collectively, the "Proceeds"); and

TOGETHER with all right, title and interest of Owner, now existing or hereafter arising, in and to the Option Agreement, if any, the Tripartite Agreement, if any, the Master Lease, the Master Lease Guaranty, the Residual Value Policy and all other instruments and agreements (including title insurance policies) relating to the ownership, operation, maintenance, leasing, financing or management of the Property (collectively, the "Granting Clause Documents") and all sums now or hereafter payable to Owner with respect thereto, including, without limitation, the present and continuing right to make claim for, collect, receive and receipt for any and all of the rents, payments, income, revenues, issues, awards, proceeds and profits and other sums of money payable or receivable thereunder, whether payable as rent or otherwise, including, without limitation, sums of money receivable by Owner thereunder by virtue of a release of existing easements or other rights in the nature of easements or by virtue of a dedication or transfer of unimproved portions of the Land Parcel, to accept or reject any Rejectable Offer made pursuant to the Master Lease to purchase any interest in the Mortgaged Property, to accept or reject any Rejectable Substitution Offer pursuant to the Master Lease, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of, and to bring actions and proceedings under the Granting Clause Documents or for the enforcement thereof and to do anything which Owner is or may become entitled to do under the Granting Clause Documents (including, without limitation, all of Owner's right, title, interest and estate in, to and under any and all warranties and other claims against dealers, manufacturers, vendors, contractors, subcontractors, architects and others relating to the construction, use or maintenance of the Landlord Interest), as well as all rights, powers and remedies on the part of Owner, now existing or hereafter arising and whether arising under the Granting Clause Documents, or by statute or at law or equity or otherwise (the Equipment, the Intangibles, the Leases, the Property Income, the Proceeds, the Landlord Interest and the Granting Clause Documents are hereinafter collectively referred to as the "Collateral"; as the context may require, the "Mortgaged Property" refers to a particular Property and the Collateral related thereto and/or the "Mortgaged Property" refers to each, every and all Property and Collateral encumbered by this Indenture and all other properties and collateral encumbered by the Other Indentures securing the Note), provided that the assignment made by this Granting Clause Third shall be subject to the provisions of the Master Lease Assignment and this Indenture and shall not impair or diminish any obligation of Owner under the Granting Clause Documents nor shall any such obligation be imposed upon Lender;

BUT EXCLUDING, HOWEVER, from the Mortgaged Property any and all Excepted Payments now existing or hereafter arising and subject to provisions of the Master Lease Assignment relating to certain exclusions;

WITH MORTGAGE COVENANTS and with all POWERS OF SALE, STATUTORY POWERS OF SALE and other STATUTORY RIGHTS AND COVENANTS and upon the STATUTORY CONDITIONS in each state in which a Property is located in which such powers, statutory rights, covenants and conditions are valid;

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Trustee in trust for the benefit of Lender, or Lender, as applicable, and their respective successors and assigns forever, subject to the terms hereof; and

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Note and any other Indebtedness of Owner to Lender are to be secured by this Indenture, that the Mortgaged Property is to be held, as applicable, by Trustee in trust for the benefit of Lender and by Lender upon and subject to the provisions of this Indenture.

If a Land Parcel is located in one of the Mortgage States, this Indenture shall be considered a mortgage on the Mortgaged Property located in such states granted to Lender, its successors and assigns, and if a Land Parcel is located in one of the Deed of Trust States, this Indenture shall be considered a deed of trust or a trust deed, as applicable, on the Mortgaged Property located in such states granted to Trustee in trust for the benefit of Lender, or to Lender, as applicable, their respective successors and assigns.

The Master Lease is intended to be recorded prior to this Indenture. So long as no Lease Event of Default exists and is continuing, Lender shall not join Tenant nor any sublessee as a defendant in any action to foreclose upon the Mortgaged Property and, upon foreclosure of all or any portion of the Mortgaged Property by judicial proceedings or otherwise, neither Trustee, if applicable, nor Lender shall be entitled nor shall seek to terminate the Master Lease or any sublease provided that Tenant, from and after the date of such succession, attorns to Lender, or any transferee of the Mortgaged Property by foreclosure or by transfer in lieu of foreclosure, from or after the date of such succession, under the then executory terms of the Master Lease.

ARTICLE 1
Definition of Terms

For all purposes of this Indenture, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

(1)          the capitalized terms defined in this Article have the meanings assigned to them in this Article, include the plural as well as the singular, and, when used with respect to any contract, include all extensions, modifications, amendments and supplements from time to time thereto;

(2)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as hereinafter defined) in effect on the date hereof;

(3)          the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision;

                (4)          the words "include" and "including" and other words of similar import shall be construed as if followed by the phrase ", without limitation,"; and

(5)          any provision of this Indenture permitting the recovery of attorneys' fees and costs shall be deemed to include such fees and costs incurred in all appellate proceedings.

As used in this Indenture, the terms set forth below shall have the following meanings:

"Actual Defeasance Amount" shall have the meaning provided in Section 4.6 hereof.

"Additional Rent" shall have the meaning provided in the Master Lease.

"Advances" shall mean all sums, amounts or expenses advanced or paid, and all costs incurred, by Trustee or by Lender, as provided herein or in any other Loan Document and secured hereby, upon failure of Owner or Remainderman to pay or perform any obligation or covenant contained herein or in any such other Loan Document,

"Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or who is a director or officer of such specified Person or of an Affiliate of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

"Allocated Property Debt" shall mean, with respect to a particular Mortgaged Property, the original allocated property debt set forth on Exhibit B hereto with respect to such Mortgaged Property, multiplied by a fraction, the numerator of which equals the outstanding principal balance of the Note at the time the calculation is made and the denominator of which equals (a) the original outstanding principal balance of the Note, minus (b) the original allocated property debt (as set forth on said Exhibit B) of any other Mortgaged Property which has been released from the lien of this Indenture.

"ALTA" shall mean American Land Title Association, or any successor thereto.

"Alteration" shall have the meaning provided in Section 2.3(c) hereof.

"Appraisal" shall mean any appraisal of a Property made by an Appraiser, together with any update thereto and recertification thereof.

"Appraiser" shall mean an Independent appraiser selected by Lender who is a member of the American Institute of Real Estate Appraisers with a national practice and which has at least ten (10) years experience with real estate of the same type and in the geographic area of the Property.

"Appurtenances" shall have the meaning provided in the Granting Clauses hereof.

"Appurtenant Agreements" shall mean all reciprocal easements, cross easements and/or similar types of agreements affecting the Mortgaged Property.

"Architect" shall mean a reputable architect registered or licensed as such in the State.

"Assumed Properties," shall have the meaning provided in Section 2.16(a) hereof.

"Assumption" shall have the meaning provided in Section 2.16(a) hereof.

 "Assumption Date" shall have the meaning provided in Section 2.16(a) hereof.

"Authorized Representative" shall mean (i) with respect to any Person that is a partnership, an Authorized Representative of the general partner of such partnership, (ii) with respect to any Person that is a corporation, any executive officer of such corporation, (iii) with respect to any Person that is a trust, the trustee of such trust, and, if such trustee is a corporate trustee, any corporate trust officer of such corporation, and (iv) with respect to any Person that is a limited liability company, the manager or any authorized member of such limited liability company.

"Balloon Payment" shall mean the payment of the outstanding principal balance of the Note due on the Maturity Date of the Note.

"Bankruptcy Proceeding" shall mean any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization, dissolution, termination, liquidation, receivership or insolvency, or the arrangement or adjustment of debts.

"Basic Rent" shall have the meaning provided in the Master Lease.

"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking or savings and loan institutions in the State of New York are authorized or required to be closed.

"Cash Collateral Account" shall mean each of the Central Account, the Defeasance Account and the Restoration Account.

"Central Account" shall mean an Eligible Account, maintained in the name of Lender, its successors and assigns, as secured party, or as may be otherwise designated by Lender, into which Basic Rent and all other payments due from Tenant to Owner shall be deposited.

"Closing Date" shall mean the date on which the Note is delivered.

"Code" shall mean the Uniform Commercial Code as in effect from time to time in the State, including any amendments, modifications or successor statutes thereto, and, to the extent that any of the Collateral (including any Cash Collateral Account) is not governed by the Uniform Commercial Code in the State, the defined term "Code" shall include any applicable common law or statute in the State relating to the perfection and/or priority of Lender's security interest therein.

"Collateral" shall have the meaning provided in the Granting Clauses hereof.

"Collateral Security Instrument" shall mean any right, document or instrument, other than this Indenture, given as security for the Note or any other Indebtedness (including, without limitation, the Master Lease Assignment).

"Condemnation Proceeds" shall mean all proceeds, awards or other amounts paid or payable in connection with any Taking of all or any portion of the Mortgaged Property.

"Controlling Interest" shall mean any Equity Interest in Owner through which the power to direct the management and policies of Owner, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise, may be exercised.

"Debt Service Payment" shall have the meaning provided in the Note and shall include, without limitation, the scheduled principal and/or interest payments and the Balloon Payment provided for therein.

"Deed of Trust States" shall mean the States of Arizona, California, Missouri, Nevada, Texas and West Virginia.

"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, with or without the giving of notice or the passage of time, or both, would be an Event of Default.

"Default Collateral" shall have the meaning provided in Section 4.3(z) hereof.

"Default Rate" shall mean a per annum interest rate equal to the lesser of (a) the Maximum Amount and (b) the sum of four percent (4%) plus the Fixed Rate.

"Default Rate Interest" shall mean, to the extent the Default Rate becomes applicable, interest which accrues on any defaulted amount at the Default Rate from and including the date such defaulted amount first became due and payable to but not including the date of payment in full thereof.

"Defeasance Account" shall mean an Eligible Account in the name of Lender, its successors and assigns, or as maybe otherwise designated by Lender, into which all amounts received by Lender in connection with any prepayment or defeasance of the Note shall be deposited.

"Defeasance Deposit" shall mean an amount equal to the sum of (i) an amount sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments, (ii) any costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations, and (iii) any other costs and expenses required to accomplish the agreements of Section 2.20 hereof.

"Defeasance Event" shall have the meaning provided in Section 2.20(c) hereof. "Defeasance Release Date" shall have the meaning provided in Section 2.20(c) hereof.

"Defeasance Security Agreement" shall have the meaning provided in Section 2.20(c) hereof.

"Defeased Note" shall have the meaning provided in Section 2.20(a) hereof.

"Delaware Business Trust" shall mean a Delaware business trust which has an Independent Trustee and with respect to which Lender and the Rating Agencies shall have received (i) a certificate from the trustee of such Delaware business trust certifying that it is an Independent Trustee and attaching a certified copy of the trust agreement which satisfies, at the trust level, the requirements of a Single Purpose Entity, (ii) an opinion of Delaware counsel addressed to the Lender and to the Rating Agencies stating that under the laws of the State of Delaware (A) neither a Delaware court nor a Federal court sitting in Delaware would permit such beneficial owner to terminate the trust agreement of the Owner except as otherwise provided therein, until the final discharge of this Indenture and the sale or other final disposition by the Independent Trustee of all property constituting part of the Collateral and until payment in full of all of the Indebtedness of Owner under this Indenture and the Note, and (B) as long as the trust agreement has not been terminated in accordance with its terms or with the consent of Lender, creditors and representatives of creditors of such beneficial owner and holders of a lien against the assets of such beneficial owner, such as trustees, receivers or liquidators, whether or not any insolvency proceeding has been commenced, may acquire legal, valid and enforceable claims and liens, as to the trust estate of Owner, only against the beneficial interest of such beneficial owner in such trust estate, and do not have, and may not through the enforcement of such creditors' rights acquire, any greater rights than the rights of the beneficial owner with respect to such trust estate and (iii) an opinion of local counsel in the State that either (A) state and Federal courts sitting in the State would apply the laws of the State of Delaware to any matter raised in connection with (1) the dissolution or liquidation of the trust and (2) the rights of creditors of beneficial owners of the trust with respect to their beneficial interests in the trust and with respect to the assets of the trust, or (B) such courts would apply the law of the State, and giving the same opinions with respect to the State as are set forth in clauses (ii)(A) and (ii)(B) above.

"Duff" shall mean Duff & Phelps Credit Rating Co., or any successor thereto.

"Eligible Account" shall mean either (a) a segregated account maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution; or (b) a segregated trust account maintained with a federal or state chartered depository institution or trust company with corporate trust powers acting in its fiduciary capacity which, in the case of a state-chartered depositary institution or trust company is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.

"Eligible Institution" shall mean a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, D-1 by Duff and F-1 + by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aaa" by Moody's).

"Engineer" shall mean an engineer or engineering firm approved by Lender, in its reasonable discretion.

"Environmental Claim" shall mean any claim, action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substance (as hereinafter defined) at the Mortgaged Property or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Consultant" shall mean an Independent environmental consultant or environmental firm reasonably approved by Lender.

"Environmental Law" shall mean any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§1251 et seq.; the Clean Air Act, 42 U.S.C. §§7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§1801 et seq.

"Environmental Report" shall mean the environmental report relating to the Mortgaged Property prepared by an Environmental Consultant and delivered to Lender in connection with the Loan and which Owner shall bear the cost of obtaining.
"Environmental Violation" shall have the meaning provided in Section 2.22(c)(iv).

"Equipment" shall have the meaning provided in the Granting Clauses hereof and shall include, without limitation, the FF&E.

"Equity Interests" shall mean (i) if Owner is a partnership, partnership interests in Owner, or (ii) if Owner is a limited liability company, membership interests in Owner; or
(iii) if Owner is a corporation, the share or stock interests in Owner or (iv) if Owner is a trust, the partnership, membership, share or stock interests of each entity which is a beneficial owner of such trust; provided, however, that Equity Interests shall also include any direct or indirect legal or beneficial ownership interest, or any other interest of any nature or kind whatsoever, of any SPE Equity Owner in Owner or in any SPE Equity Owner of any SPE Equity Owner in Owner, as applicable.

"Estate for Years" shall mean the estate for years owned by Owner in a particular Land Parcel, for a term expiring April 30, 2019.

"Estimated Cost" shall have the meaning provided in Section 2.3(c) hereof.

"Event of Default" shall have the meaning set forth in Section 4.1 hereof.

"Event of Loss" shall mean, with respect to any Mortgaged Property, any event that results in Tenant making a Rejectable Offer or a Rejectable Substitution Offer in accordance with Section 3.3(a) of the Master Lease, which Rejectable Offer is accepted or deemed accepted by Owner or which Rejectable Substitution Offer is accepted by Owner, in either case in accordance with the Master Lease Assignment and the Master Lease.

"Excepted Payments" shall mean (i) any amounts payable as Additional Rent under the Master Lease to Owner (other than payments of Stipulated Loss Values, purchase prices, Make-Whole Premiums and Loss Proceeds which are otherwise required to be paid to Owner under the Master Lease and other than amounts which are specifically required to be paid to Lender under the Master Lease), including all indemnity payments to which Owner (or its successors and assigns (other than Lender), agents, officers, directors or employees) is entitled under the Granting Clause Documents; (ii) provided that no Event of Default has occurred and is continuing, any amounts other than Basic Rent and payments of Stipulated Loss Value, purchase prices, and Make-Whole Premiums payable under any Granting Clause Document to reimburse Owner (including the reasonable expenses of Owner incurred in connection with any such payment) for performing or complying with any of the obligations of Tenant under and as permitted by any Granting Clause Document; and (iii) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under general public liability policies payable to, or maintained by, Owner or any Affiliate of Owner.

"Excess Property Income" shall mean, on any Payment Date after payment of (i) the current Debt Service Payment (including the Balloon Payment), if any, and (ii) any other Indebtedness of Owner then due and payable, the remaining amount, if any, available in the Central Account on such Payment Date, excluding any amounts then held in any subaccount of the Central Account.

"Federal Bankruptcy Code" shall mean Title 11 of the United States Code, as amended or superseded from time to time.

"FF&E" shall have the meaning provided in the Granting Clauses hereof.

"Financing Statement" shall mean any financing statement filed or recorded under the Code showing Owner, as debtor, and Lender, as secured party, relating to any Collateral.

"First Payment Date" shall have the meaning provided in the Note.

"Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Indenture.

"Fitch" shall mean Fitch IBCA, Inc., or any successor thereto.

"Fixed Rate" shall have the meaning provided in the Note.

"FMV Option Notice" shall have the meaning provided in the Master Lease.

 "FMV Option Price" shall have the meaning provided in the Master Lease.

 "FMV Purchase Option" shall have the meaning provided in the Master Lease.

"FMV Purchase Option Closing Date" shall have the meaning provided in the Master Lease.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of the applicable financial report and consistently applied.

"Governmental Authority" shall mean any federal, state, regional or local government or political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Granting Clause Documents" shall have the meaning provided in the Granting Clauses hereto.

"Hazardous Substance" shall mean any material, waste or substance which is:

(i)
included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

     (ii)      listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

(iii)	explosive, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil.

"Impositions" shall mean (i) all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Indenture), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of Owner, the Mortgaged Property and/or any Property Income (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Owner (including, without limitation, all income, franchise, single business or other taxes imposed on Owner for the privilege of doing business in any jurisdiction in which the Mortgaged Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (b) the Mortgaged Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Property Income therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use thereof or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Property by Owner, (ii) all transfer, recording, stamp and real property gain taxes incurred upon the sale, transfer, foreclosure or other disposition of the Mortgaged Property or any interest therein, (iii) all offers, claims and demands of mechanics, laborers, material men and others which, if unpaid, might create a lien on the Mortgaged Property or on the Property Income, (iv) all charges for utilities, communications and similar services servicing the Mortgaged Property and (v) if any law is enacted or adopted or amended after the date of this Indenture which deducts all or any portion of the Indebtedness from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax directly or indirectly on all or any portion of the Indebtedness or on Landlord's Interest in the Mortgaged Property, the taxes imposed by such law. Nothing contained in this Indenture shall be construed to require Owner to pay any tax, assessment, levy or charge imposed on any of the Lender Parties which are the nature of a franchise, capital levy, estate, inheritance, succession, sales, income or net revenue tax.

"Improvements" shall have the meaning provided in the Granting Clauses hereto.

"Indebtedness" shall have the meaning provided in the Granting Clauses hereto.

"Independent" shall mean, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Owner, or in any Affiliate of Owner, or any constituent shareholder, member, beneficiary or partner of Owner, (iii) is not connected with Owner, or any Affiliate of Owner, or any constituent shareholder, member, beneficiary or partner of Owner, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, and (iv) is not a member of the immediate family of a Person described in clause (ii) or (iii) above. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

"Independent Director" shall mean a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five (5) years, (i) a stockholder, director, officer, manager, employee, partner, attorney or counsel of such entity or of a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (ii) a customer of or, supplier, to such entity or any of its shareholders or Affiliates, (iii) a person who controls such entity or any of its Affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

"Independent Trustee" shall mean an individual or corporation or bank who is not and for the prior five years has not been (i) a stockholder, director, officer, employee, partner, attorney or counsel of Owner or of any beneficial owner of Owner or of any Affiliate of either of them, (ii) a customer, creditor, supplier or other Person who, during the immediately preceding fiscal year, derived more than 10% of its purchases or gross revenues from its activities with Owner, any beneficial owner of Owner or any Affiliate of either of them, or (iii) a Person controlling or under common control with any such stockholder, partner, customer, creditor, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. The initial Independent Trustee shall be Wilmington Trust Company.

"Insurance Proceeds" shall mean all proceeds or payments received or receivable under any insurance policy required to be maintained pursuant to Section 2.3 or 2.4 hereof in connection with any fire, flood or other casualty affecting all or any portion of the Mortgaged Property.

"Intangibles" shall have the meaning provided in the Granting Clauses hereto.

"Investment Grade Rating" shall mean a solicited long term unsecured debt rating of (i) BBB or better by S&P, (ii) BBB or better by Fitch (if such Person then has a solicited long term unsecured debt rating by Fitch), (iii) BBB or better by Duff (if such Person then has a solicited long term unsecured debt rating by Duff), and (iv) Baa2 or better by Moody's (if such Person then has a solicited long term unsecured debt rating by Moody's).

"I.R.C." shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations promulgated thereunder in temporary or final form, or in proposed form, if by reason of their effective date, such regulations would apply to the transactions contemplated by the Operative Documents.

"Land" shall have the meaning provided in the Granting Clauses hereto.

"Land Parcel" shall have the meaning provided in the Granting Clauses hereto.

"Landlord's Interest" shall mean (i) if Owner owns a fee estate in each Property as specified on Schedule I hereto, such fee estate, and (ii) if Owner owns an Estate for Years in each Property as specified on Schedule I hereto, fee title to the Improvements on, the Estate for Years in, and the rights of Owner under the Option Agreement and the Tripartite Agreement with respect to, each Land Parcel.

"Late Charge" shall have the meaning provided in the Note.

"Lease Event of Default" shall mean an Event of Default as defined in the Master Lease.

"Lease Termination Date" shall have the meaning provided in the Master Lease.

"Leases" shall have the meaning provided in the Granting Clauses hereto.

"Legal Requirements" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting Owner, Remainderman, the Mortgaged Property or any part thereof or the ownership, leasing, construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any Appurtenant Agreements or other instruments, contracts, documents or insurance policies, either of record or known to Owner, at any time in force affecting the Mortgaged Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

"Lender" shall mean Nomura Asset Capital Corporation, a Delaware corporation, and its successors and assigns.

"Lender Parties" shall mean Lender and its successors in interest and assigns and servicing agents, and their respective affiliates, subsidiaries, parents, employees, officers, shareholders, partners, members, managers, trustees, beneficial owners, directors and agents.

"Lender Party" shall mean any one of the Lender Parties individually.

"Lien" shall mean any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Mortgaged Property or any portion thereof or Owner, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

"Loan" shall have the meaning provided in the Recitals hereto.

"Loan Agreement" shall have the meaning provided in the Granting Clauses hereto. "Loan Amount" shall mean the face amount of the Note.

"Loan Documents" shall mean the Loan Agreement, the Note, this Indenture, the Master Lease Assignment, the Tenant Consent, UCC-1 Financing Statements and each other instrument, contract, document, securities law indemnification agreement, other agreement or certificate evidencing or securing the Loan or executed by Owner in connection therewith.

"Loss Payee Endorsement"- shall mean the loss payee endorsement which constitutes part of the Residual Value Policy.

"Loss Proceeds" shall mean any Condemnation Proceeds or Insurance Proceeds, as applicable.

"Make-Whole Premium" shall mean the amount, if any, determined by Lender in its reasonable discretion (at the time immediately prior to the payment of such amount to Lender) which, when added to the remaining principal of the Note or of the Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments assuming a defeasance was to occur on the date such Make-Whole Premium is due (whether or not any defeasance is then required or permitted under this Indenture), provided, however, that under no circumstances shall the Make-Whole Premium be less than zero.

"Master Lease" shall mean that certain Lease Agreement, of even date herewith, by and between Owner, as landlord, and Tenant, as tenant.

"Master Lease Assignment" shall mean that certain first priority Assignment of Master Lease and Guaranty, of even date herewith, from Owner, as assignor, to Lender, as assignee, assigning Owner's interest in and to the Leases, the Master Lease Guaranty, the Property Income and in certain other contracts including the Residual Value Policy as collateral security for the repayment of the Indebtedness.

"Master Lease Guarantor" shall mean ACCOR, a French societe anonyme, together with its permitted successors and assigns by merger, consolidation or acquisition of its assets substantially as an entirety.

"Master Lease Guaranty" shall mean that certain Lease Guaranty, of even date herewith, made by Master Lease Guarantor for the benefit of Owner.

"Material Alteration" shall have the meaning provided in Section 2.3(c) hereof.

"Maturity Date" shall mean the Maturity Date specified in the Note which is May 1, 2018.

"Maximum Rate" shall have the meaning provided in the Note.

"Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

"Mortgage States" shall mean the States of Kentucky, Louisiana, Michigan and Ohio.

 "Mortgaged Property" shall have the meaning provided in the Granting Clauses hereto. "NACC" shall have the meaning provided in Section 2.20(i) hereof.

"Net Proceeds" shall mean the excess of (i) (x) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Mortgaged Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (y) in the event that Lender (or Lender's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all reasonable attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Mortgaged Property after a foreclosure against the Mortgaged Property.

"Note" shall mean that certain Promissory Note evidencing the Loan from Owner, as maker, to Lender, as lender, or order, as payee, together with any extension, modification, amendment or supplement thereto and any replacement or restatement thereof.

"Notice Deposit Amount" shall have the meaning provided in Section 4.6 hereof.
"Officer's Certificate" shall mean a certificate delivered to Lender by Owner which is signed by the Authorized Representative of Owner.

"Operative Document" shall mean each Loan Document, the Option Agreement, the Tripartite Agreement, the Master Lease, the Master Lease Guaranty, the Residual Value Policy and each other instrument, contract, document, certificate or agreement entered into by any of Seller, Owner, Remainderman, Tenant, Master Lease Guarantor or Residual Value Insurer in connection with the sale, acquisition, ownership, leasing, franchising or management of the Mortgaged Property, the guaranty of the Master Lease and Tenant Consent and the insurance with respect to the residual value of the Mortgaged Property.

"Option Agreement" shall mean that certain Option and Subordination Agreement, if any, between Owner and Remainderman setting forth the option of Owner to ground lease or purchase a particular Land Parcel from Remainderman effective at the expiration of the Estate for Years.

"Option Notice" shall have the meaning provided in the Master Lease.

 "Option Purchase Price" shall have the meaning provided in the Master Lease.

"Owner" shall mean M-Six Penvest II Business Trust, a Delaware business trust, and each other Owner listed on Schedule I hereto through which it directly or indirectly holds title to the Landlord's Interest in the Properties, and their respective permitted successors and assigns.

"Partners" shall have the meaning provided in Section 4.3(z) hereof.

"Payment" shall have the meaning provided in Section 2.1(c) hereof.

"Payment Date" shall mean the date on which each of the Debt Service Payments are due under the Note, which shall be payable monthly commencing on the First Payment Date, or if such day is not a Business Day, the next following Business Day, and shall include the Maturity Date of the Note on which the Balloon Payment is due provided, however, that the first payment of stub period interest only, if any, due on the Note shall be paid on the Closing Date.

"Permitted Defeasance Date" shall mean any Payment Date occurring after the earlier of two years after the start up date within the meaning of Section 860G(a)(9) of the I.R.C. of any Person or pool of assets electing REMIC status in a Secondary Market Transaction which includes the Loan or thirty-six (36) months after the Closing Date.

"Permitted Encumbrances" shall mean collectively, (i) the Liens created by this Indenture and the Master Lease Assignment, (ii) the Master Lease and the Sublease, (iii) Liens and those exceptions to title set forth in the Title Insurance Policy obtained by Lender in connection with this Indenture, (iv) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.6(b) hereof, (v) any mechanics, materialmen's or other Liens deleted from the exceptions to, or for which Lender is affirmatively insured against for loss or damage pursuant to, the Title Insurance Policy issued to Lender insuring the Lien of this Indenture, and (vi) without limiting the foregoing, any and all governmental and public utility easements, licenses or other similar agreements which may hereafter be granted by Owner and Remainderman (to the extent Owner has requested that Remainderman join therein) and which do not adversely affect (A) the marketability of title to the Mortgaged Property, (B) the fair market value thereof, or (C) the use thereof as of the date hereof and provided that Owner has complied with Section 2.11 with respect thereto.

"Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which the funds in the related Cash Collateral Account are required to be drawn:

(i)
obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds), and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investment described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must be not subject to liquidation prior to their maturity;

(ii)           Federal Housing Administration debentures;

(iii)
obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv)
federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) such investment must not be subject to liquidation prior to their maturity;

(v)
fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)
debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii)
the Federal Prime Obligation Money Market Fund so long as such fund is rated "AAA" by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities); and

(ix)
any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities;

provided, however, (A) that, in the judgment of the Lender, such obligation or security continues to qualify as a "cash flow investment" pursuant to I.R.C. 860G(a)(6) earning a passive return in the nature of interest and (B) that no obligation or security shall be a Permitted Investment if (1) such obligation or security evidences a right to receive only interest payments or (2) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Principal Amount" shall mean the principal amount of the Loan outstanding from time to time as the same may be increased as a result of any advance by Lender under any Loan Document and as the same may be decreased as a result of any payment or prepayment thereof.

"Proceeds" shall have the meaning provided in the Granting Clauses hereto.

 "Property" shall have the meaning provided in the Granting Clauses hereto.

"Property Income" shall have the meaning provided in the Granting Clauses hereto.

"Purchase Option" shall have the meaning provided in the Master Lease.

"Purchase Option Closing Date" shall have the meaning provided in the Master Lease.

"Rating Agencies" shall mean Duff, Fitch, Moody's and S&P and any other nationally recognized statistical rating agency which may hereafter be engaged by Lender; provided, however, that at any time during which the Loan is included in a Secondary Market Transaction, "Rating Agencies" shall mean the rating agency or rating agencies that from time to time rate the Securities issued in connection with such Secondary Market Transaction.

"Recourse Distributions" shall have the meaning provided in Section 4.3(z) hereof.

"Rejectable Offer" shall have the meaning provided in the Master Lease.

"Rejectable Substitution Offer" shall have the meaning provided in the Master Lease.

"Released Property" shall have the meaning provided in Section 2.8(a) hereof.

"Remainderman" shall mean each Remainderman, if any, listed on Schedule I hereto which holds title to the remainder interest in the related Property, and their respective permitted successors and assigns, and any Person acquiring a remainder interest in the related Property pursuant to and in accordance with Section 2.16 hereof.

"Remedial Work" shall have the meaning provided in Section 2.22(a)(ii) hereof.

"REMIC," shall mean a real estate mortgage investment conduit as defined under Section 860D of the I.R.C.

"Replaced Project" shall have the meaning provided in Section 2.8(a) hereof.

"Residual Value Insurer" shall mean R.V.I. America Insurance Company, a Connecticut insurance company, together with any successor thereto by merger, consolidation or sale of substantially all of its assets.

"Residual Value Policy" shall mean that certain residual value insurance policy with respect to the Mortgaged Properties issued by the Residual Value Insurer with Lender as loss payee thereunder, together with all amendments, supplements and endorsements thereto (including the Loss Payee Endorsement).

"Restoration Account" shall mean an Eligible Account in the name of Lender, its successors and assigns, as secured party, or as may be otherwise designated by Lender, into which all Loss Proceeds, except as otherwise set forth in this Indenture, shall be deposited.

"Room of the 90's Plans and Specifications" shall mean those plans and specifications which have been delivered by Tenant to Owner and to Lender, identified by Tenant as "Room of the 90's Plans and Specifications", and which have been pre-approved by Owner and by Lender.

"S&P" shall mean Standard & Poor's Ratings Group, or any successor thereto.

"Scheduled Defeasance Payments" shall have the meaning provided in Section 2.20(d) hereof.

"Secondary Market Transaction" shall mean any Securitization and any other transaction in which the Lender (i) sells the Loan, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates the Loan to one or more investors, or (iii) otherwise sells the Loan or any interest therein to investors.

"Securities" shall mean any securities issued and outstanding or to be issued pursuant to any Secondary Market Transaction.

"Securitization" shall mean any securitization in which the Loan is included or is intended to be included.

"Seller" shall mean Motel 6 Operating L.P., a Delaware limited partnership, together with any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety.

"Single-Purpose Entity" shall mean a corporation, limited partnership, limited liability company or trust which, at all times since its formation and thereafter until the Indebtedness shall have been paid in full,

(i)
was and will be organized solely for the purpose of (w) owning an interest in the Mortgaged Property and owning the sole beneficial interest in a trust which owns an interest in the Mortgaged Property, and owning (1) the stock of the sole general partner of a limited partnership which owns an interest in the Mortgaged Property and (2) the sole limited partnership interest in such limited partnership or (x) acting as the managing member of the limited liability company which owns an interest in the Mortgaged Property or which is the sole beneficial owner of the trust which owns an interest in the Mortgaged Property or (y) acting as the general partner of a limited partnership which owns an interest in the Mortgaged Property or (z) acting as the sole beneficiary of a trust which owns an interest in the Mortgaged Property;

(ii)
has not and will not engage in any business unrelated to (w) the ownership and leasing of an interest in the Mortgaged Property, and the ownership of the sole beneficial interest in a trust which owns an interest in the Mortgaged Property, and the ownership of (1) the stock of the sole general partner of a limited partnership which owns an interest in the Mortgaged Property and (2) the sole limited partner interest in such limited partnership, or (x) acting as a managing member of a limited liability company which owns an interest in the Mortgaged Property or which is the sole beneficial owner of the trust which owns an interest in the Mortgaged Property or (y) acting as a general partner of a limited partnership which owns an interest in the Mortgaged Property or (z) acting as the sole beneficiary of a trust which owns an interest in the Mortgaged Property, and will conduct and operate its business as presently conducted and operated;

(iii)
has not and will not have any assets other than (w) those related to the Mortgaged Property, and the ownership of the sole beneficial interest in a trust which owns an interest in the Mortgaged Property, and the ownership of (1) the stock of the sole general partner of a limited partnership which owns an interest in the Mortgaged Property and (2) the sole limited partner interest in such limited partnership or (x) its member interest in the limited liability company which owns an interest in the Mortgaged Property or which is the sole beneficial owner of the trust which owns an interest in the Mortgaged Property or (y) its general partnership interest in the limited partnership which owns an interest in the Mortgaged Property or (z) its beneficial interest in a trust which owns an interest in the Mortgaged Property, as applicable;

(iv)
will do all things necessary to preserve its existence, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, (y) except as otherwise expressly permitted by this Indenture, has not and will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder or beneficial interests, and (z) without the prior written consent of Lender, will not amend, modify or otherwise change its partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement, limited liability company agreement, trust agreement or trust certificate (as applicable) and will not permit a constituent party to cause the amendment or modification of such constituent agreement of such Single Purpose Entity, or other change thereto;

(v)	if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations;

(vi)
if such entity is a trust, has and will have as its trustee, an Independent Trustee, has not taken and will not take any action requiring the consent of such Independent Trustee unless such Independent Trustee has consented thereto, and, unless it is a Delaware Business Trust, has and will have as its sole beneficial owner, a beneficial owner which is a Single-Purpose Entity;

(vii)         if such entity is a corporation, at all relevant times, has and will have at least one Independent Director;

(viii)        he board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including, without limitation, all Independent Directors, shall have participated in such vote;

(ix)	has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(x)
if such entity is a limited liability company, has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company;

(xi)
without the unanimous consent of all of the partners, directors (including without limitation all Independent Directors), members, beneficial owners or trustees (including without limitation the Independent Trustee), as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent;

(xii)	has maintained and will maintain its accounts, books and records separate from any other Person;

(xiii)	has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)	has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)
has held and will hold its assets in its own name and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person;

(xvi)         has conducted and will conduct its business in its name;

(xvii)
has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents separate from any other person or entity, and will file its own tax returns;

(xviii)      has paid and will pay its own liabilities out of its own funds and assets;

(xix)	has observed and will observe all partnership, corporate, limited liability company or trust formalities as applicable;

(xx)          has maintained and will maintain an arms-length relationship with its Affiliates;

(xxi)
(a) if such entity owns an interest in the Mortgaged Property, has and will have no indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Mortgaged Property which are paid within thirty (30) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns an interest in the Mortgaged Property, has and will have no indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than unsecured trade payables in the ordinary course of business relating to acting as a general partner of such limited partnership which are paid within thirty (30) days of the date incurred, (c) if such entity acts as a managing member of a limited liability company which is the beneficial owner of a trust which owns an interest in the Mortgaged Property, has and will have no indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than unsecured trade payables in the ordinary course of business relating to acting as a member of such limited liability company which are paid within thirty (30) days of the date incurred, or (d) if such entity is a beneficial owner of a trust which owns an interest in the Mortgaged Property and such beneficial owner is required to be a Single Purpose Entity pursuant to the provisions of this Indenture, has and will have no indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than [Pool IV and IX only: the Indebtedness and] unsecured trade payables in the ordinary course of business relating to acting as a beneficial owner of such trust which are paid within thirty (30) days of the date incurred;

(xxii)
has not and will not assume or guaranty or become obligated for the debts of any other Person and has not and will not hold itself out to be responsible for the debts or obligations of any other Person;

(xxiii)	has not acquired and will not acquire obligations or securities of its partners, members, beneficial owners, trustees, shareholders or other Affiliates;

(xxiv)
is and will remain solvent, will pay its debts and liabilities as they become due and has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space;

(xxv)	except pursuant hereto, has not and will not pledge its assets for the benefit of any other Person;

(xxvi)
has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person and will maintain and utilize separate stationary, invoices and checks;

(xxvii)	has not made and will not make loans or advances to any Person (excluding advances which Owner is permitted to make as landlord under the Master Lease);

(xxviii)	has not and will not identify its partners, members, beneficial owners, trustees or shareholders, or any Affiliates of any of them as a division or part of it;

(xxix)
if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation, limited liability company agreement and/or operating agreement, as applicable, shall contain such provision;

(xxx)
has not entered and will not enter into or be a party to, any transaction, contract or agreement with its partners, members, beneficial owners, trustees, shareholders or its Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

(xxxi)        has paid and will pay the salaries of its own employees from its own funds;

(xxxii)	has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in its contemplated business and in light of its contemplated business operations; and

(xxxiii)
if such entity is a limited liability company, limited partnership or trust, and such entity has one or more managing members, general partners or trustees, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member, general partner or trustee, as applicable, exists and such entity's organizational documents shall contain such provision.

"SPE Equity Owner" shall mean, (i) with respect to any Person that is a partnership, the general partner of such partnership, (ii) with respect to any Person that is a trust, the beneficial owner(s) of such trust, unless such trust is a Delaware Business Trust, and (iii) with respect to any Person that is a limited liability company, the managing member thereof.

"SPE Equity Owner's Certificate" means the SPE Equity Owner's Certificate in form and substance satisfactory to Lender dated as of the Closing Date.

"State" shall mean the state or commonwealth in which the related Mortgaged Property is situated.

"Stipulated Loss Value" shall have the meaning provided in the Master Lease.

 "Structural Work" shall have the meaning provided in Section 2.3(c) hereof.

"Sublease" shall mean that certain Sublease Agreement of even date herewith between Tenant, as landlord, and Seller, as tenant.

"Substitute Project" shall have the meaning provided in the Master Lease.

 "Substitution" shall have the meaning provided in the Master Lease.

"Successor Borrower" shall have the meaning provided in Section 2.20(i) hereof.

"Taking" shall mean a taking, requisition, sale or voluntary conveyance of all or part of the Mortgaged Property, or any interest therein or right accruing thereto or use or occupancy thereof, by, on account of, or in settlement of any actual or threatened condemnation or other eminent domain proceeding whether or not the same shall have actually been commenced.

"Tenant" shall mean Universal Commercial Credit Leasing III, Inc., a Delaware corporation, as tenant under the Master Lease, together with any entity succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety as permitted under the Master Lease.

"Tenant Consent" shall mean that certain Assignment of Master Lease and Guaranty Consent Agreement, of even date herewith, among Owner, Tenant and Lender.

"Tenant's Personal Property" shall include Tenant's or any sublessee's tradenames or trademarks or the right to use the same, Tenant's or any sublessee's reservation system, Tenant's or any sublessee's proprietary computer software, Tenant's or any sublessee's telephone system and wiring and, in addition, Tenant's Personal Property and personal property located on or about the Land and Improvements which is owned or held under lease by Tenant from persons other than Owner that is not subject to the Master Lease.

"Termination Date" shall have the meaning provided for "Lease Termination Date" in the Master Lease.

"Title Insurance Policy" shall mean the ALTA Form 1992 lender's title insurance policy, insuring that this Indenture constitutes a first priority lien in favor of Lender on the Mortgaged Property subject only to the Permitted Encumbrances of the type specified in clause (i), (ii) and (iii) (other than the Master Lease Assignment and the Sublease) of the definition thereof, and containing such endorsements and affirmative assurances as Lender shall reasonably require.

"Transfer" shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any direct or indirect, legal or beneficial interest (including any profit interest in Owner or any SPE Equity Owner) in all or any portion of the Mortgaged Property or in Owner or any SPE Equity Owner.

"Transferee" shall have the meaning provided in Section 2.16(a) hereof.

"Tripartite Agreement" shall mean that certain Tripartite Agreement, if any, among Tenant, Owner and Remainderman.

"Trustee" shall mean, in the event that this Indenture is a deed of trust, the Person appointed to act as trustee hereunder.

"Work" shall have the meaning provided in Section 2.3(c) hereof.

"U.S. Obligations" means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

"Undefeased Note" shall have the meaning provided in Section 2.20(a) hereof.

"Unscheduled Payments" shall mean (i) all Loss Proceeds that Lender has elected or is required to apply to the repayment of the Indebtedness pursuant to this Indenture, the Loan Agreement or any other Loan Document, (ii) any funds representing a voluntary or involuntary prepayment of the principal portion of the Note and (iii) any Net Proceeds.

ARTICLE 2
Covenants

Each of Owner and Remainderman covenants, warrants, represents and agrees with and to Lender as follows (each representing and agreeing only with respect to itself):

Section 2.1                      Payment of the Indebtedness. Owner shall punctually pay the Indebtedness at the times and in the manner provided in this Indenture, in the Note and in the other Loan Documents, all in lawful money of the United States of America, without setoff, counterclaim or any other deduction whatsoever.

(a)           Owner's obligation to pay the principal of and interest on the Loan (including Late Charges, Default Rate Interest, and Make-Whole Premium, if any), shall be evidenced by this Indenture and by the Note, duly executed and delivered by Owner. The Note shall be payable as to principal, interest, Late Charges, Default Rate Interest and Make-Whole Premium, if any, as specified in this Indenture and in the Note, with a final maturity on the Maturity Date. Owner shall pay all outstanding Indebtedness on the Maturity Date. Interest (other than Default Rate Interest) shall accrue on the outstanding Principal Amount of the Note and all other amounts due to Lender under the Loan Documents at the Fixed Rate and shall be computed as set forth in the Note. If Owner fails to make any payment of principal, interest, Make-Whole Premium or Defeasance Deposit, whether as a Debt Service Payment, at maturity, as part of any prepayment, defeasance, upon acceleration or otherwise, as set forth in the Loan Documents within two (2) Business Days after the delivery of written notice to Owner and to Tenant that such amount and any payment then due under the Master Lease has not been paid when the same is due, Owner shall pay a Late Charge provided, however, that such Late Charge shall not be due until thirty (30) days after failure to pay the Balloon Payment on the Maturity Date. On the Maturity Date, Owner shall pay to Lender all amounts owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate Interest and any Make-Whole Premium. The Note is subject to prepayment as set forth in Section 2.9 and is subject to defeasance as set forth in Section 2.20.

(b)           On each Payment Date until the Note is paid in full on the Maturity Date or otherwise, Owner shall pay to Lender an amount equal to the Debt Service Payment due on the related Payment Date as set forth on Schedule 1 attached to the Note, irrespective of whether or not any voluntary or involuntary prepayments of principal have been made, provided, however, that such Debt Service Payments may be reamortized as set forth in this Section 2.1(b). On the Maturity Date, Owner shall pay to Lender, without duplication, the Balloon Payment, if any, and the entire outstanding Principal Amount of the Note, to the extent not theretofore paid, together with all accrued but unpaid interest thereon and any other Indebtedness due hereunder, under the Note or under any other Loan Document. In the event that Lender elects, agrees or is obligated to accept a prepayment of a portion of the Note in accordance with this Indenture, each Debt Service Payment which shall thereafter be payable with respect to the Note shall be reduced by an amount equal to the product of such Debt Service Payment times a fraction, the numerator of which equals the principal amount being prepaid and the denominator of which equals the entire principal amount outstanding hereunder at the time of determination prior to giving effect of such prepayment, such that upon the due payment of all remaining Debt Service Payments, there shall have been paid to Lender the entire unpaid principal amount of the Note together with accrued interest thereon on a stepped installment payment basis. Schedule 1 shall be revised by Owner to so reamortize the remaining Debt Service Payments and a new Schedule 1 shall be delivered to Lender to be substituted for the Schedule 1 then attached to the Note. Such revised Schedule 1 shall reflect payments on the same Payment Dates set forth in the original Schedule 1 and at the same interest rate utilized in the original Schedule 1 over the remaining life of the Note and, absent error, the Debt Service Payments thereafter due on the Note shall be those set forth in such revised Schedule 1. If any such partial prepayment occurs on any date other than a Payment Date, Schedule I shall be adjusted or annotated as appropriate as it relates to interest with respect to the next succeeding Payment Date.

(c)           Each and every payment including each Debt Service Payment (each, a "Payment"; collectively, the "Payments") made by Owner to Lender in accordance with the terms of this Indenture, the Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Indebtedness, shall be applied (i) first, to all Late Charges, Make-Whole Premium, Default Rate Interest and other sums payable as Indebtedness hereunder, under the Note or under the other Loan Documents (other than those sums included in clauses (ii) and (iii) of this Section 2.1(c), but including any amounts advanced by Lender on behalf of Owner) in such order and priority as determined by Lender in its sole discretion, (ii) second, to all other interest which shall be due and payable with respect to the Principal Amount pursuant to the terms of the Note as of the date the Payment is received, and (iii) third, to the Principal Amount, provided, however, that (x) amounts received under Article 4 shall be applied as set forth in Section 4.3(l) and (y) any amounts received with respect to a defeasance pursuant to Section 2.20 shall be applied in accordance with Section 2.20. Unscheduled Payments shall be applied in the same manner set forth herein subject, however, to the applicable provisions of this Indenture with respect thereto.

(d)           To the extent that Owner makes a Payment or Lender receives any Payment or proceeds for Owner's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Owner intended to be satisfied thereby shall be revived and continue as if such Payment or proceeds had not been received by Lender.

(e)           If a Default in the payment of money owed by Owner to Lender shall occur hereunder, under the Note or under any other Loan Document, interest on the defaulted amount commencing on the date of the occurrence of such Default, immediately and without notice to Owner, shall accrue at the Default Rate until such defaulted amount is paid to Lender with interest thereon at the Default Rate.

 (f)           In the event the Indebtedness is accelerated pursuant to this Indenture, or in the event that Owner shall prepay all or from time to time any portion of the Principal Amount in connection with the release of all or a portion of the Mortgaged Property relating to a Rejectable Offer or a Purchase Option or a FMV Purchase Option made by Tenant pursuant to the Master Lease which requires the payment of a Make-Whole Premium thereunder, Owner shall be required to pay to Lender, in addition to the Principal Amount which has been accelerated or which is to be prepaid and accrued interest and any other Indebtedness which is then due and payable, an amount equal to the Make-Whole Premium. Lender shall deliver telephonic notice to Owner and Tenant no later than 11 A.M. East Coast Time (such notice to be confirmed in writing by Lender on the same day by facsimile) of the amount of any such Make-Whole Premium then due, which notice shall be conclusive and binding absent manifest error, provided, however, that any failure of Lender to deliver such notice shall not excuse or delay Owner's obligation to pay such Make-Whole Premium when due.

(g)           The provisions of this Section 2.1 shall survive any discharge of the Lien of this Indenture in connection with a defeasance pursuant to Section 2.20.

Section 2.2                       Title to the Mortgaged Property.

(a)           Owner is the owner of either (i) good, marketable and insurable fee simple title to the Mortgaged Property or (ii) good, marketable, and insurable fee simple title to the Estate for Years and to the Mortgaged Property (other than the Land), as specified on Schedule I hereto, including in either case all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, free and clear of liens and encumbrances except Permitted Encumbrances (other than the Master Lease Assignment and the Sublease which are to be recorded subsequent to this Indenture). Remainderman, if any, is the owner of good, marketable and insurable fee simple title to the remainder interest in the Land free and clear of liens and encumbrances except Permitted Encumbrances (other than the Master Lease Assignment and the Sublease which are to be recorded subsequent to this Indenture). Except as set forth in the Master Lease and the Option Agreement, if any, there are no outstanding options or rights of first refusal affecting the Mortgaged Property or any portion thereof.

(b) Each of Owner and Remainderman has full power, authority and right to execute, deliver and perform its obligations under this Indenture and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the Mortgaged Property in the manner and form herein set forth.

(c)           This Indenture is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances (other than the Master Lease Assignment and the Sublease which are to be recorded subsequent to this Indenture). For purposes of this Section 2.2 and Section 3.3, Lender acknowledges that certain UCC -1 Financing Statements may have been filed against Seller which transferred the FF&E to Owner. Owner agrees to cause to be delivered to Lender confirmation (in form reasonably acceptable to Lender) that any and all UCC-1 Financing Statements which affect or could affect the FF&E have been released no later than November 1, 1998.

(d)           Each of Owner and Remainderman will preserve such title and will forever warrant and defend the same and the validity and priority of the Lien hereof to Trustee, for the benefit of Lender, and Lender, against all claims whatsoever.

(e)           Owner shall pay when due and payable, or if the Master Lease is then in effect, cause Tenant to pay in accordance with the terms of such Master Lease, all payments and charges due under or in connection with any Liens and encumbrances on, and security interest in and to, the Mortgaged Property or any portion thereof, all rents and charges under any ground leases affecting the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof which does not constitute a Permitted Encumbrance. Without limiting Owner's obligations pursuant to Section 2.29(a) hereof, Owner shall within thirty (30) days (or such longer period as may be set forth in the Master Lease) after the imposition of any Lien (other than Permitted Encumbrances) on the Mortgaged Property cause the full and unconditional discharge of such Lien imposed on or against the Mortgaged Property or any portion thereof by either payment in full thereof or filing any bond required by law to effect such discharge.. Each of Owner and Remainderman shall do or cause to be done, at the sole cost of Owner, everything necessary to fully preserve the first priority of the Lien of this Indenture on the Mortgaged Property, subject only to Permitted Encumbrances. If Owner fails to make any such payment or if a Lien attaches to the Mortgaged Property or any portion thereof and the same is not discharged within such thirty (30) day period (or such longer period as may be allowed under the Master Lease), Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Owner shall reimburse Lender on demand for all such Advances, together with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be part of the Indebtedness secured by this Indenture, but this sentence shall not prevent any default by Owner in the observance of this Section or of Section 2.29(a) from becoming an Event of Default.

(f)           Each of Owner and Remainderman shall do, execute, acknowledge and deliver, at Owner's sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, as Lender may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under this Indenture or any other Loan Document; provided, however, that no such further acts, instruments or documentation shall materially increase Owner's or Remainderman's respective obligations under the Loan Documents or materially eliminate or reduce Owner's or Remainderman's rights under the Loan Documents.

(g) Owner shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender in connection with the execution, delivery and/or recording of this Indenture or any other Loan Document or by reason of its interest in, or measured by amounts payable under, the Note, this Indenture or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note or the other Loan Documents. If Owner fails to make such payment within five (5) days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Owner shall reimburse Lender on demand for all such Advances with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be part of the Indebtedness secured by this Indenture, but this sentence shall not prevent any default by Owner in the observance of this Section from becoming an Event of Default.

(h)           Owner will, upon the execution and delivery hereof, and thereafter from time to time, cause this Indenture, the Master Lease, (or memoranda thereof), the Master Lease Assignment, each supplement and amendment to each of said instruments and Financing Statements with respect thereto, to be filed, registered and recorded as may be required by law to publish notice of and maintain the Lien hereof upon the Mortgaged Property and to publish notice of and protect the validity of the Master Lease, and the Master Lease Assignment. Owner will, from time to time, perform or cause to be performed any other act as required by law, and will execute or cause to be executed any and all further instruments (including Financing Statements, continuation statements and similar statements with respect to any of said documents) requested by Lender for such purposes. If Owner shall fail to execute, deliver and file such financing statements and other instruments in accordance with the provisions of this Section, Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Owner to do so, with full power of substitution, which appointment is coupled with an interest, but this sentence shall not prevent any default by Owner in the observance of this Section from becoming an Event of Default.

Section 2.3 Maintenance of Mortgaged Property: Compliance with Legal Requirements: Inspection: Alterations.

(a)           Owner shall for so long as the Master Lease is in effect, diligently enforce the terms and provisions of the Master Lease and take such action as shall be necessary to cause Tenant thereunder to maintain the Mortgaged Property in accordance with the terms of the Master Lease, and during any other period while this Indenture is in effect, maintain or cause the then tenant to maintain the Mortgaged Property in good condition, working order and repair, provided, however, that Owner need not comply with the provisions of this clause (ii) with respect to a particular Mortgaged Property during such time as Tenant has elected to make a Rejectable Offer pursuant to the Master Lease, is in compliance with the provisions thereof and no Lease Event of Default shall have occurred and be continuing. Subject to Tenant's right to contest pursuant to and in accordance with Section 2.6 of the Master Lease, Owner shall comply or cause Tenant (in accordance with the Master Lease) or any future tenant of the Mortgaged Property to comply in all material respects with all Legal Requirements with respect to the Mortgaged Property, and to comply in all material respects with the requirements of any Governmental Authority claiming jurisdiction over the Mortgaged Property or any portion thereof within thirty (30) days (or such other period of time provided in the order or allowed by law) after an order containing such requirement has been issued by such Governmental Authority. Owner shall promptly notify Tenant in writing whenever Owner is required to enter into any contract, agreement, covenant, condition, or restriction by any governmental or quasi-governmental entity. Subject to the terms of the Master Lease and applicable Legal Requirements, Owner shall permit Lender or its authorized representatives to enter upon and inspect the Mortgaged Property upon reasonable prior notice at all reasonable hours. So long as an Event of Default shall have occurred and be continuing, the cost of such inspections shall be borne by Owner including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender. The cost of such inspections required to be borne by Owner pursuant to the preceding sentence, if not paid for by Owner following demand, may be added to the Indebtedness and shall bear interest until paid at the Default Rate.

(b)           Owner shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, unless an Event of Default has occurred and be continuing, in which case Lender may withhold its approval in its sole discretion, (i) change the use of a Property or cause or permit the use or occupancy of any part of a Property to be discontinued if such change or discontinuance would violate any zoning or other law, ordinance or regulation; (ii) initiate, join in, acquiesce in, or consent to any private restrictive covenant, zoning reclassification, or other public or private modification or restriction adversely affecting all or any portion of a Property or limiting or defining the uses which may be made of a Property or any portion thereof; (iii) permit or undertake any Material Alteration (except pursuant to Sections 2.3(c) and 2.4(f) hereof) of the Mortgaged Property or any portion thereof (provided that articles of personal property included within the Collateral may be removed, so long as the same are replaced with similar Collateral of equal or greater value); (iv) permit or suffer to occur any waste on or to the Mortgaged Property or any portion thereof; or (v) take any steps whatsoever to convert the Mortgaged Property or any portion thereof to a condominium or cooperative form of ownership.

(c)           Owner or Tenant may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements (collectively, "Alterations"), provided that (i) the fair market value, utility and useful life of the Mortgaged Property shall not be lessened in any material respect thereby, (ii) such Alterations, if made by Tenant shall be in compliance with the applicable provisions of the Master Lease and, in any event, if made by Owner or Tenant shall be expeditiously completed in a good and workmanlike manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Owner or Tenant hereunder, (iii) Owner or Tenant shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other matter affecting title to or use of the Mortgaged Property and (iv) no Material Alterations, as hereafter defined, shall be made unless Lender's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, provided no Event of Default shall have occurred and be continuing. "Material Alteration" is defined as either (A) Structural Work (as hereinafter defined), or (B) any demolition of any material portion of the Improvements, or (C) Alterations which would materially and adversely affect the building systems or equipment, or (D) Work which involves the construction of a shared common or party wall on a property line which separates such Mortgaged Property from adjacent land, or (E) Work for which the Estimated Cost is in excess of $500,000.00 for any particular Mortgaged Property or which would cause Work then being conducted for all Mortgaged Properties to exceed $1,000,000.00, excluding, for purposes of this clause (c) only, work consisting of renovations effected pursuant to Room of the 90's Plans and Specifications previously delivered to Lender and such other Work effected pursuant to standard renovation plans that have previously been approved by Lender (it being understood that any request for such approval shall not be considered unless Lender has received detailed plans and specifications, and other information with respect to the proposed renovations as may be reasonably requested). "Structural Work" is defined as Work which involves in any material respect any roof, load-bearing wall, structural beams, columns, supports, foundation or any other structural element of the Mortgaged Property. "Estimated Cost" is defined as the estimated cost of materials, construction and labor (not including architects, engineers or other professionals), as estimated by a licensed Architect (or if not required to be estimated by an Architect, as reasonably estimated by Tenant), which estimate together with a complete description of the Work and all related works shall be delivered to, and such estimate and description reasonably approved by, Lender before the commencement of any Work hereunder. "Work" is defined, without duplication, as Alterations, Material Alterations, Structural Work, restoration, repair and any other work which Owner or Tenant shall be required or permitted to do under this Indenture or under the Master Lease. Owner agrees that all Work shall be performed in each case subject to compliance by Tenant with each of the applicable provisions of the Master Lease and, without duplication, subject to each of the following:

(i)            Neither Owner nor Tenant shall perform any Work which shall have a material adverse effect on the use or operation of the Mortgaged Property, as operated by Tenant as of the date hereof (except such adverse effect as shall occur during the period of time needed to complete the Work). Any Work when completed shall be of such a character as not to materially reduce the value of the Mortgaged Property below its value immediately prior to the commencement of such Work or damage to such Mortgaged Property necessitating such Work or change.

(ii)            No Work shall be performed if the same would materially reduce the usable square footage of the Improvements, or would materially weaken, temporarily (other than during construction or repair of the structure) or permanently, the structure of the Improvements or any part thereof, or reduce the permitted uses thereof under applicable zoning or licensing laws or impair other amenities of the Mortgaged Property.

(iii)            No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by an Architect shall have been submitted to and approved by Lender, which approval shall not be unreasonably withheld or delayed, and no such Work shall be undertaken except under the supervision of the Architect. Lender shall be deemed to have approved plans and specifications which are materially consistent with Room of the 90's Plans and
Specifications.

(iv) The reasonable cost and expense paid to third parties (including any servicer of Lender) of Lender's (A) review of any plans and specifications required to be furnished pursuant to this Indenture, or (B) review/supervision of any such Work shall be paid by Owner or by Tenant within fifteen (15) days after demand.

(v)            All Work shall be commenced only after all required municipal and other governmental permits, licenses, authorizations and approvals shall have been obtained by Owner or Tenant.

(vi)            If the Work shall constitute a Material Alteration, it shall not be commenced until Owner or Tenant shall have obtained and delivered to Lender, either (A) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which the Mortgaged Property is located and reasonably satisfactory to Lender), each in an amount equal to the Estimated Cost of such Work and in form otherwise reasonably satisfactory to Lender, or (B) such other security as shall be reasonably satisfactory to Lender; provided, however, that if at the time the Work is commenced, either Tenant or Master Lease Guarantor then maintains and continues to maintain until such Work is completed an Investment Grade Rating and no Event of Default shall have occurred and be continuing and the Estimated Cost of the Work does not exceed $1,500,000 as to that Property (as adjusted for changes in the consumer price index), neither Owner nor Tenant shall be required to comply with this subsection (vi).

(vii)            All Work shall be performed in a good and workmanlike manner, and in accordance with all Legal Requirements, as well as any plans and specifications therefor which shall have been approved by Lender, if required. All Work shall be commenced and completed in a commercially reasonable manner.

(viii)            Subject to the terms of Section 2.6 of the Master Lease with respect to contesting certain charges, the cost of all Work shall be paid promptly, in cash, so that the Mortgaged Property shall at all times be free from (A) liens for labor or materials supplied or claimed to have been supplied to the Mortgaged Property (if the laws of a particular jurisdiction impose a lien in favor of mechanics as of the commencement of Work or disallow the prohibition of such lien, such lien in and of itself shall not constitute a violation hereof, but such law shall not relieve Owner of its obligation to timely pay all charges incurred for Work), Tenant or Owner and (B) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements.

(ix)            Upon completion of any Work, Tenant or Owner, at its expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Lender with copies thereof, and, if the Work constituted Material Alterations, together with "as-built" plans and specifications for such Work.

 (x)            Any Work shall be subject to inspection at any time and from time to time by Lender, and its architect(s), or duly authorized construction representatives, and if any such party upon any such inspection shall be of the reasonable opinion that the Work is not being performed in accordance with the provisions of this Section or the plans and specifications, or that any of the materials or workmanship are unsound or improper, Owner shall correct or cause to be corrected any such failure and shall replace or cause to be replace any unsound or improper materials or workmanship.

Section 2.4                       Insurance; Restoration.

(a)           Owner shall, at its expense, maintain, or cause Tenant or any other tenant of the Mortgaged Property to maintain, the following insurance coverages with respect to each Mortgaged Property (except as otherwise set forth in clause (ii)) during the term of this Indenture:

(i)            Insurance with respect to the Improvements against all perils included within the classification "All Risk of Physical Loss", covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use including by way of example, earthquake, flood, sprinkler leakage, debris removal, cost of demolition, malicious mischief, water damage, boiler and machinery explosion or damage and the like, with extended coverage, and in amounts not less than the greater of (x) 100% of the actual replacement cost of the Improvements (exclusive of foundations and excavations), without regard to depreciation, and (y) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Owner, Lender or any other insured thereunder from being deemed to be a co-insurer. If as of the date hereof, or at any time during the term of this Indenture, the Mortgaged Property is not in compliance with all Legal Requirements such that in the event of a partial or total casualty or destruction such Legal Requirements would prohibit Owner or Tenant from restoring or rebuilding the Mortgaged Property to the specifications and condition of the Mortgaged Property prior to such casualty or destruction, then Owner or Tenant shall be required to carry agreed value insurance.

(ii)            Commercial general public liability insurance insuring, so long as the Master Lease exists, Tenant, with Owner and Lender as additional insureds, and otherwise insuring Owner, with Lender as an additional insured, against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Mortgaged Property, with coverage for blanket contractual, personal injury, bodily injury and property damage of not less than $50,000,000 combined single limit coverage per occurrence and in the aggregate in any given policy year, or such greater limits as may be required from time to time by Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained in the limited service budget sector. In the event that the aggregate of (i) claims paid pursuant to such policy of commercial general public liability insurance in any policy year and (ii) final, non-appealable judgments payable by the insurer pursuant to such policy of commercial general public liability insurance in such policy year, shall cause the remaining coverage available under such policy to be less than $25,000,000, (i) Owner shall, or shall cause Tenant to, promptly notify Lender thereof, and (ii) Owner shall, or shall cause Tenant to, within sixty (60) days thereafter, obtain additional commercial general public liability insurance complying with the requirements of this paragraph in an amount which will cause the aggregate commercial general public liability insurance coverage available to be not less than $50,000,000 combined single limit coverage per occurrence and in the aggregate in such policy year, or such greater limits as may be required from time to time by Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained in the limited service budget sector.

(iii) Worker's compensation insurance (including employers' liability insurance, if requested by Lender) to the extent required by the law of the State in which the Mortgaged Property is located.

(iv) Flood insurance in an amount equal to the full replacement cost of the applicable Mortgaged Property or the maximum amount available through the National Flood Program or any successor program, whichever is less, if all or any portion of the Improvements related to that Mortgaged Property are located in an area which has been designated by the Secretary of Housing and Urban Development or by the Federal Emergency Management Agency as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

(v)            if the Mortgaged Property or any part thereof is situated in an area now or subsequently designated as a "Zone 1 or Zone 2 Earthquake Zone" by the U.S. Geological Survey, earthquake insurance in an amount equal to the replacement cost of the Mortgaged Property or the maximum amount of earthquake insurance available, whichever is the lesser.

(vi)            During any period during which construction is conducted on the Property and during which period the construction and materials are not covered by the existing policies, premium prepaid insurance policies covering the Property (which during construction shall be on an "All-Risk" perils, including theft, "Builder's Risk", "Completed Value" form) in amounts equal to the replacement costs of the Improvements (including construction materials and personal property on or off site) covering insurance risks .no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial ISO "Causes of Loss-Special Form", with coverage for such other expenses as Lender may reasonably require. Such insurance shall contain an agreed amount endorsement (such amount to include foundation and underground pipes) and bear a 100 % co-insurance clause. Said policies shall contain a permission to occupy endorsement.

(vii)            During any period when construction is conducted on the Property, worker's compensation, employers' liability, commercial auto liability, and commercial general liability insurance (including contractual liability and completed operations coverage) for each general contractor written on a 1986 or 1993 standard "ISO" occurrence basis form or equivalent and excess umbrella coverage, carried during the course of construction, with general liability insurance limits of at least $5,000,000 combined single limit for bodily injury or death to any one person, $10,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence and $1,000,000 for property damage in respect of one accident or occurrence, with coverage for blanket contractual, personal injury, bodily injury and property damage of not less than $50,000,000 single limit coverage.

(viii)            Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests, provided that such insurance is then customarily maintained by prudent budget motel operators, managers or owners or is then customarily required by prudent lenders with respect to mortgage loans secured by budget motel properties.

(b)           Owner shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under Section 2.4(a) or required under the Master Lease; provided, however, that notwithstanding the foregoing, Owner may carry additional insurance not required under this Indenture or the Master Lease, provided any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Owner and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section 2.4.

(c)           Such insurance shall be issued by companies authorized to transact business in the state in which the applicable Mortgaged Property is located and having an Alfred M. Best Company. rating of "A" or better and financial size category of not less than X, and an S&P rating of "A" or better as to claims paying ability provided that with respect to worker's compensation insurance such insurance company must have an Alfred M. Best Company rating of "A" or better and financial size category of not less than VIII. No liability insurance policy maintained by Tenant thereunder shall provide for a deductible or self-insured retention in excess of $250,000, unless either Tenant or Master Lease Guarantor then maintains an Investment Grade Rating and no Lease Event of Default shall have occurred and be continuing, in which event the retention shall not be in excess of $1,000,000. No casualty or other insurance policy maintained by Tenant (other than liability policies) hereunder shall provide for a deductible or self-insured retention in excess of $100,000, unless either Tenant or Master Lease Guarantor then maintains an Investment Grade Rating and no Lease Event of Default shall have occurred and be continuing, in which event the retention shall not be in excess of $250,000. However, if either Tenant or Master Lease Guarantor then maintains an Investment Grade Rating and no Lease Event of Default shall have occurred and be continuing, the retention shall not be in excess of the following amounts: (i) $500,000 for general property damage; (ii) $500,000 for boiler damage; (iii) $250,000 for flood damage; (iv) with respect to earthquake damage, 10% of the value of any particular Mortgaged Property, with a total retention for all applicable Mortgaged Properties owned or leased by Tenant equal to $2,500,000; and (v) with respect to wind (including hurricane) damage, 10% of the value of any particular Mortgaged Property, with a total retention for all applicable Mortgaged Properties owned or leased by Tenant equal to $1,000,000. Owner shall or shall cause Tenant to, deliver to Lender promptly after receipt thereof, and in no event later than 90 days after the effective date thereof, originals or certified copies of all insurance policies (or amendments thereto). Owner shall, or shall cause Tenant to, deliver to Lender original binders or original or certified certificates evidencing such policies (or amendments) and bearing notations evidencing the payment of premiums therefor no later than ten (10) days prior to the effective date of such policies (or amendments). Owner shall, or shall cause Tenant to, promptly upon receipt but in no event less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained pursuant to this Indenture, deliver to Lender, or cause Tenant to deliver to Lender, originals or certified copies of certificates evidencing the renewals of such policies bearing notations evidencing the payment of premiums,

(d)           Every such policy (other than general public liability, auto liability or worker's compensation policy with respect to the requirements of clause (iii) of this Section 2.4(d)), whether maintained by Owner or Tenant, shall be endorsed to provide that:

(i)            such insurance will not be canceled or amended except after thirty (30) days' written notice to Lender and that it shall not be invalidated by any act or negligence of Owner, Tenant or any person or entity having an interest in the Mortgaged Property, nor by occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Mortgaged Property, nor by change in title to or ownership of the Mortgaged Property;

(ii)            Lender is an additional insured with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums, but excluding any obligation of the insured to cooperate with any insurer or any insurer's representative in the investigation, defense or settlement of any claim covered under such insurance) shall be the sole obligation of Owner (or Tenant) and not that of any other insured;

(iii) all Insurance Proceeds payable under any such policy of insurance with respect to the Mortgaged Property shall be paid to Lender as sole loss payee under a standard mortgagee's clause;

(iv)            the interests of Lender shall not be invalidated by any action or inaction of Owner, Tenant or any other Person, and such insurance shall insure Lender regardless of any breach or violation by Tenant, Owner or any other Person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

(v)            the insurer thereunder waives all rights of subrogation against Lender and waives any right of set-off and counterclaim and any other right of deduction, whether by attachment or otherwise;

(vi)            such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of Tenant or Owner or Lender or any other Person with respect to its interest in the Mortgaged Property; and

 (vii) all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(e)           If Owner or Tenant fails to maintain and deliver or fails to cause to be maintained and delivered to Lender the original policies and certificates of insurance required by this Indenture, Lender may, at its option, procure such insurance, and Owner shall reimburse Lender in the amount of all such premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be a part of the Indebtedness secured by this Indenture, but this sentence shall not prevent any default under this Section 2.4 from becoming an Event of Default.

(f)           In the event of any casualty affecting all or any portion of the Mortgaged Property or of any Taking or proposed Taking with respect thereto, Owner shall, at such time as Owner has obtained actual knowledge thereof, give prompt written notice thereof to Lender (which notice shall set forth Owner's good faith estimates of the cost of repairing or restoring any damage or destruction caused thereby), or, if Owner cannot reasonably estimate the anticipated cost of such restoration, Owner shall nonetheless give Lender prompt notice of the occurrence of any such casualty, Taking or proposed Taking, and will diligently proceed to obtain estimates to enable Owner to quantify the anticipated cost of such restoration, whereupon Owner shall promptly notify Lender of such good faith estimate. Lender is hereby irrevocably appointed as Owner's attorney-in-fact, coupled with an interest, with full power of substitution, with exclusive power to collect, receive and retain the Loss Proceeds relating to any such casualty or Taking, subject to the provisions of this Indenture and subject to Tenant's rights under Sections 3.2 and 3.6 of the Master Lease, and, with exclusive power after the occurrence and during the continuance of any Event of Default, to make any compromise or settlement in connection with any such casualty or Taking, subject to the rights of Tenant pursuant to Sections 3.2(a) and 3.7(f) of the Master Lease provided no Lease Event of Default shall have occurred and be continuing. Owner shall execute and deliver to Lender any and all instruments reasonably required in connection with any such casualty, Taking or compromise or settlement proceeding promptly after request therefor by Lender. So long as no Event of Default shall have occurred and be continuing, Owner may adjust, compromise, settle or enter into any agreement with respect to any such casualty, Taking, compromise or settlement proceedings with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed and which consent shall not be required for any adjustment, compromise or settlement of Loss Proceeds in an amount less than $100,000. If a casualty or a Taking shall affect all or a substantial portion of the Mortgaged Property in such a manner as to allow or require Tenant to make a Rejectable Offer or a Rejectable Substitution Offer pursuant to Sections 3.2(b) and 3.3(a) of the Master Lease, any Loss Proceeds shall be held by Lender until applied in accordance with Section 2.4(k). In the event that the Master Lease is not terminated with respect to the related Mortgaged Property as a result of the casualty or Taking and no Lease Event of Default has occurred and is continuing, the Loss Proceeds will be made available for the repair, restoration and rebuilding of the related Mortgaged Property (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the
Work) so damaged or destroyed or taken in full compliance with all Legal Requirements pursuant to the terms and subject to the conditions of Section 2.4(g) hereof and, for purposes hereof, Lender shall be deemed to have elected to make such Loss Proceeds available for the Work. If a Lease Event of Default has occurred and is continuing, the Loss Proceeds may be applied to reduce the Indebtedness by Lender, at its sole option. If the Loss Proceeds are so applied to reduce the Indebtedness, Lender shall apply the same in accordance with the applicable provisions of this Indenture and Owner shall not be obligated to restore the damage to the related Mortgaged Property. In the event that Lender elects, or is deemed to have elected, to allow Loss Proceeds to be used for the Work or if Lender is required under the Master Lease to make the Loss Proceeds available for the Work, all excess Loss Proceeds with respect to a casualty and excess proceeds up to and including $100,000 with respect to a condemnation remaining after completion of such Work, so long as no Lease Event of Default has occurred and is continuing, shall be paid over to Tenant, provided, however, that if a Lease Event of Default has occurred and is continuing, all such excess Loss Proceeds may be applied to the payment of the Indebtedness by Lender, at its sole option. If the amount of Loss Proceeds with respect to a Taking remaining after completion of the related Work, final payment therefor and reimbursement to Tenant of any amount contributed by it to the cost of such Work is in excess of $100,000, such Loss Proceeds in excess of such $100,000 shall be paid over to Owner provided, however, that if an Event of Default has occurred and is continuing, all such excess Loss Proceeds otherwise required to be paid over to Owner shall be paid to Lender and may be applied to the payment of the Indebtedness by Lender, at its sole option. All Loss Proceeds paid with respect to any casualty or Taking affecting all or any portion of the Mortgaged Property are hereby assigned and shall be paid directly to Lender subject to the terms and conditions hereof and subject to the rights of the Tenant under the Master Lease. Lender shall deposit any Loss Proceeds received by it into the Restoration Account. If any Loss Proceeds are received by Owner, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Owner, and shall be forthwith paid to Lender to be held in a segregated account controlled by Lender, in each case to be applied or disbursed in accordance with the foregoing.

(g)           If Lender elects, or is deemed to have elected, to allow the Loss Proceeds to be used for the Work or if Lender is required under the Master Lease to make the Loss Proceeds available for the Work, in accordance with Section 2.4(f) or in accordance with Section 2.5, then such Loss Proceeds shall be held by Lender and shall be paid out from time to time on a monthly basis to Owner as the Work progresses (less any cost to Tenant, Lender or Owner of recovering and paying out such Loss Proceeds, including, without limitation, reasonable attorneys', trustees' or escrow fees related thereto and costs allocable to inspecting the Work and the plans and specifications therefor), subject to compliance by Tenant with each of the applicable provisions of the Master Lease and, without duplication, each of the following conditions:

(i)            If the Work constitutes Material Alterations, the provisions of Section 2.3(c) shall apply and either the Authorized Representative of Owner or, if the Work is required to be performed under the supervision of an Architect pursuant to Section 2.3, the Architect selected by Owner or by Tenant and reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work. If the amount set forth therein is more than the amount of Loss Proceeds then being held by Lender in connection with a casualty to or partial Taking of the Mortgaged Property, Owner or Tenant shall have delivered or caused to be delivered to Lender (w) cash collateral in an amount equal to such excess, or (x) an unconditional, irrevocable, clean sight draft letter of credit, in form and substance, and issued by a bank, acceptable to Lender in its reasonable discretion, in the amount of such excess, or (y) a bond in form and from an institution reasonably acceptable to Lender in the amount of such excess, or (z) evidence acceptable to Lender that the excess has been expended in performing the Work prior to any funds being drawn from the Loss Proceeds; provided, however, that if no Lease Event of Default shall have occurred and be continuing and at such time and thereafter until completion of such Material Alterations Tenant or Master Lease Guarantor has an Investment Grade Rating and the cost of completing such Work in excess of the amount of Loss Proceeds then being held by Lender does not exceed $1,500,000 as to that Mortgaged Property (as adjusted for changes in the consumer price index), neither Owner nor Tenant shall be required to have complied with this sentence)

(ii)            Each request for payment shall be made on not less than ten (10) Business Days prior notice to Lender and shall be accompanied by an Officer's Certificate (or if such Work is being performed.under the supervision of an Architect, by a certificate of such Architect), stating (A) in the case of an Officer's Certificate only, that no Lease Event of Default exists, (B) that, based upon an inspection of the Mortgaged Property, all of the Work completed has been done in substantial compliance with the approved plans and specifications, if required under Section 2.3(c), (C) that the sum requested is validly required to reimburse Owner or Tenant, as applicable, for payments by Owner or Tenant, as applicable, or is validly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (D) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Mortgaged Property, that title to the personal property items covered by the request for payment is vested in Owner or Tenant, as applicable, and (E) the remaining cost to complete such Work and that the remaining amount held by Lender (together with any amounts contemporaneously deposited with Lender in the Restoration Account in connection herewith) shall be sufficient to cover the cost of completion of such Work; provided, however, that if such certificate is given by an Architect, such Architect shall certify as to clause (B) above, and the Authorized Representative of Owner shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if the provisions of Section 2.4(g)(vii) are applicable. Additionally, each request for payment shall contain a statement signed by Owner approving both the Work done to date and the Work covered by the request for payment in question. To the extent that Tenant is performing the
Work rather than Owner, all certificates and other items shall be required to be delivered from Tenant, rather than Owner.

(iii)            Each request for payment shall be accompanied by waivers of lien reasonably satisfactory to Lender covering that part of the Work for which payment or reimbursement has been made as of the date of the current request and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Mortgaged Property any mechanics, or other lien or instrument for the retention of title relating to any part of the Work not discharged of record, and such other contractors affidavits, plots of survey and evidence of cost, payment and performance as Lender may reasonably request and approve. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on and security interest in the personal property.

(iv)            Lender and its architects or duly authorized construction representatives shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Loss Proceeds upon the satisfactory completion, as determined in Lender's sole discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable Legal Requirement, covenant or agreement.

(v)            Loss Proceeds shall not be disbursed more frequently than once every thirty (30) days provided, however, that if any Event of Default has occurred and is continuing or if at such time neither Tenant nor Master Lease Guarantor has an Investment Grade Rating, no disbursement made prior to final completion of such Work shall exceed 90% of the value of such Work performed from time to time.

(vi)            Upon completion of the Work and payment in full therefor, Lender shall apply any such Loss Proceeds it then or thereafter holds first to disburse any amount it has previously held back pursuant to clause (v) above to the Person or Persons entitled thereto and then in accordance with the provisions of Section 2.4(f).

(vii)            Notwithstanding any other provision of this Section 2.4(g), so long as Owner or Tenant fails promptly to commence the Work or to proceed diligently and continuously to complete the Work or a Lease Event of Default has occurred and is continuing, Lender, in its sole discretion, may apply any Loss Proceeds held by it to continue the Work, to make any Advances it. may, in its sole discretion, decide to make with respect to the Mortgaged Property or apply such Loss Proceeds to pay or prepay, in whole or in part, any Indebtedness. No such Advance by Lender shall cure an Event of Default, and Owner shall be obligated to immediately reimburse such amount to Lender, together with interest accrued thereon at the Default Rate.

Loss Proceeds held by Lender in accordance with this Section 2.4(g) shall be held in an interest bearing account (which account shall be an Eligible Account).

Notwithstanding any other provision of this Section 2.4, if either Tenant or Master Lease Guarantor is then currently maintaining an Investment Grade Rating and in Tenant's reasonable judgment the cost of the Work is less than $500,000 with respect to any one casualty or partial condemnation (and the cost of all outstanding Work for all Mortgaged Properties at such time is less than $1,000,000), such Work can be completed in less than one hundred twenty (120) days and no Lease Event of Default has occurred and is continuing, then Lender, upon request by Owner, shall permit Owner or Tenant to apply for and receive the Loss Proceeds directly from the insurer or payor thereof (and Lender shall advise such insurer or payor to pay over such Loss Proceeds directly to Owner or Tenant), provided that Owner or Tenant shall promptly and diligently commence and complete such Work.

(h)           If any Lease Event of Default shall have occurred and be continuing or if Owner or Tenant, as applicable, (i) shall fail to submit to Lender for approval plans and specifications (if required pursuant to Section 2.3(c) hereof) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications for the Work are approved by all such Governmental Authorities, by the Architect and, if required hereunder, by Lender, shall fail to commence promptly such Work, (iii) after Lender has released the Loss Proceeds to the extent provided for hereunder, shall fail to diligently prosecute such Work to completion, or (iv) materially fail in any other respect to comply with the Work obligations under this Section 2.4, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Mortgaged Property or any portion thereof, upon fifteen (15) days prior written notice to Owner and Tenant (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it deems advisable, but this sentence shall not prevent any default by Owner from becoming an Event of Default or any default by Tenant from becoming a Lease Event,of Default. For this purpose Owner constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake Work in the name of Owner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Owner empowers said attorney-in-fact as follows: (i) to use any funds in the Restoration Account for the purpose of making or completing the Work; (ii) to make such additions, changes and corrections to the Work as shall be necessary or desirable to complete the Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Mortgaged Property, or as may be necessary or desirable for the completion of the Work, or for clearance of title; (v) to execute all applications and certificates in the name of Owner which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Mortgaged Property or the rehabilitation and repair of any Mortgaged Property; and (vii) to do any and every act which Owner might do in its own behalf to fulfill the terms of this indenture. Nothing in this Section 2.4(h) shall (1) make Lender responsible for making or completing the Work, (ii) require Lender to expend funds to complete any Work; (ii) obligate Lender to proceed with the Work; or (iv) obligate Lender to demand from Owner or Tenant additional sums to complete any Work. Owner hereby waives, for Owner and all others holding under or through Owner, any claim, other than for willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Loss Proceeds (without the need to fulfill any other requirements of this Section 2.4) to reimburse Lender and such receiver, for all amounts incurred in connection with the Work, and any costs not reimbursed to Lender or the receiver shall be paid by Owner to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver, and such sum shall be part of the Indebtedness secured by this Indenture.

(i)           Except as set forth in Section 2.4(f) hereof and provided that no Event of Default shall have occurred and be continuing (in which event Lender may exclusively settle insurance claims without Owner), Lender and Owner shall settle any insurance claims jointly provided, however, that unless a Lease Event of Default shall have occurred and be continuing, Tenant shall be allowed to settle such claims, if allowed pursuant to the Master Lease. Owner hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, with full power of substitution, to obtain, collect and receive any Loss Proceeds paid with respect to any portion of the Mortgaged Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Loss Proceeds whether payable by reason of casualty or condemnation or otherwise.

(j)           Notwithstanding anything to the contrary in any of the Loan Documents, Owner grants to Lender a security interest in all Loss Proceeds received by Owner, regardless of whether such Loss Proceeds resulted from insurance policies required by the Loan Documents or from a Taking.

(k)           In the event that a casualty or Taking results in Tenant making a Rejectable Offer or making a Rejectable Substitution Offer pursuant to Sections 3.2(b) and 3.3(a) of the Master Lease, Owner shall not reject such Rejectable Offer or such Rejectable Substitution Offer unless Owner shall have complied with the provisions of Section 2.8. Upon compliance with such provisions, the Loss Proceeds shall be released to Owner on the Termination Date and this Indenture shall be released with respect to such Loss Proceeds and the related Mortgaged Property in accordance with Section 2.27. Upon purchase of the related Mortgaged Property by Tenant after acceptance of a Rejectable Offer, or after acceptance of a Rejectable Substitution Offer, in each case in accordance with the provisions of the Master Lease, the Loss Proceeds held in the Restoration Account shall be released to Tenant on the Termination Date in accordance with the Master Lease and this Indenture shall be released with respect to the related Mortgaged Property in accordance with Section 2.27.

Section 2.5                       Condemnation. Promptly after receipt of written notice or otherwise obtaining actual knowledge thereof, Owner shall notify Lender of the commencement or threat of any Taking of the Mortgaged Property or portion thereof, shall deliver to Lender copies of all papers served in connection therewith and the provisions of Section 2.4 shall apply with respect thereto to the extent set forth therein.

Section 2.6                      Impositions.

 (a)           Owner shall pay or cause to be paid all Impositions with respect to Owner, the Mortgaged Property or any part thereof and/or any Property Income derived therefrom or with respect thereto to the extent the same are due and payable, unless a current contest of the amount or validity thereof shall be made in good faith by Tenant in accordance with the provisions of the Master Lease (provided that if Tenant is required to provide security pursuant to Section 2.6(b) of the Master Lease in connection with any such contest, such security shall be of a nature as reasonably required by Lender and shall be deposited with Lender) or by Owner in accordance with the provisions of Section 2.6(b).

(b)           Provided that either (i) the same shall have been paid in full prior to the date on which such Imposition would otherwise have become delinquent, or (ii) if Owner does not want to pay such Imposition prior to contesting same, then (I) an amount sufficient to pay such Imposition or such other security as shall be satisfactory to Lender, together with all interest and penalties which may become due thereon as determined by Lender has been deposited with Lender prior to the commencement of such contest, and (II) failing to pay such Imposition will not (A) subject Lender to criminal or civil penalties or fines or to prosecution for a crime, (B) subject the Mortgaged Property or any portion thereof to being condemned, vacated, forfeited or otherwise impaired, (C) impair the value of the Lien or security interest granted hereunder, (D) have the effect of interrupting or preventing the collection of any contested amount or other realization of value from the Mortgaged Property or any part thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under the Master Lease or any portion thereof to satisfy the claim, (E) subject the Mortgaged Property, any portion thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under the Master Lease or any portion thereof to satisfy the claim, (F) subject the Mortgaged Property, any portion thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under the Master Lease or any portion thereof, to sale, forfeiture or loss by reason of such proceedings or (G) affect the ownership, lease or occupancy of the Mortgaged Property or Lender's ability or right to exercise its remedies hereunder, including without limitation, foreclosure against the Mortgaged Property, Owner shall be entitled to contest in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding diligently pursued; provided, further, that prior to the date on which such Imposition would otherwise have become delinquent Owner shall have given Lender prior notice of such contest. Owner shall promptly pay any additional amount of any such Imposition as finally determined, together with all interest and penalties payable in connection therewith.

Section 2.7                      Use of Loan Proceeds. The proceeds of the Loan will be used only for the legitimate commercial purposes of Owner in connection with the acquisition, ownership and leasing of the Land and Improvements and will not be used for personal, family or household use.

Section 2.8                      Lease Termination.

(a)           Within five (5) days after receipt by Owner of any notice from Tenant pursuant to Sections 3.2(b) and 3.3(a) (major casualty or major condemnation of a Property), 3.3(b) or 3.3(c) (economic obsolescence of a Property or limited free right of substitution), 3.12 (Purchase Option for all Properties), 3.13 (FMV Purchase Option) or 9.2 (failure of a Property to comply with the Americans with Disabilities Act) of the Master Lease that Tenant proposes to make a Rejectable Offer or exercises its Purchase Option or its FMV Purchase Option and in either case proposes to purchase a Mortgaged Property or all Mortgaged Properties, as applicable, and/or terminate the Master Lease with respect to such Mortgaged Property or such Mortgaged Properties, as applicable, (in any case each such Mortgaged Property is herein called a "Released Property") in accordance with the applicable provisions of the Master Lease, Owner will furnish to Lender a copy of such Rejectable Offer, Option Notice or FMV Option Notice, as applicable and any certificate, opinion or other communication delivered in connection therewith. Within five (5) days after receipt by Owner of any notice from Tenant pursuant to Section 3.3, 3.4 or 9.2 of the Master Lease that Tenant proposes to substitute a Substitute Project for the Mortgaged Property and terminate the Master Lease with respect to such Mortgaged Property (in any case such Mortgaged Property is herein called the "Replaced Project") in accordance with the applicable provision of the Master Lease, Owner will furnish to Lender a copy of such notice and any certificate, opinion, other communication or other items, delivered in connection therewith. If Owner intends to reject Tenant's Rejectable Offer or Tenant's Rejectable Substitution Offer, then not later than the tenth day prior to the expiration date of the period within which the Master Lease permits the lessor thereunder to reject Tenant's Rejectable Offer or Tenant's Rejectable Substitution Offer, Owner shall pay to Lender, in accordance with paragraph (b) below, an amount sufficient to prepay or defease, as applicable, on the next Payment Date the Allocated Property Debt with respect to the Released Property or the Replaced Project, as the case may be, and any accrued and unpaid interest thereon to and including the next Payment Date, with Make-Whole Premium, if the Rejectable Offer made by Tenant under the Master Lease would require Tenant to pay a Make-Whole Premium if accepted (or, in the event of a Rejectable Substitution Offer, if the event giving rise thereto would have required the payment of such Make-Whole Premium if a Rejectable Offer had been made in connection therewith), and any other Indebtedness then due and payable. If Owner shall make such payment, Lender shall consent in writing to the rejection by Owner of Tenant's Rejectable Offer or Tenant's Rejectable Substitution Offer, provided, however, that if such payment is required pursuant to Section 2.8(c) to be applied in connection with a Defeasance pursuant to Section 2.20, Owner shall also have complied with the provisions of Section 2.20 at such time. If Owner shall not make such payment or if Owner shall fail to comply with the applicable provisions of the Master Lease in connection with Tenant's exercise of its Purchase Option or its FMV Purchase Option or after accepting any such Rejectable Offer or Rejectable Substitution Offer or having been deemed to have accepted any such Rejectable Offer or Rejectable Substitution Offer or, if Owner shall otherwise fail to cause the applicable provisions of the Master Lease to be complied with, each of Owner and Remainderman hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, with full right of substitution, to notify (but in no event earlier than the tenth day prior to the expiration date referred to above) Tenant of its acceptance of any such offer and take all actions necessary to comply with the applicable provisions of the Master Lease, this Indenture and any other Loan Document, including, without limitation, the execution and delivery, in the name and on behalf of Owner and Remainderman, or either thereof or any other assignee or owner of any interest in such Released Property or the Replaced Project, as the case may be, of deeds or other instruments of conveyance of assignment conveying and assigning Owner's and/or Remainderman's interest in such Released Property or the Replaced Project, as the case may be, to Tenant or a designee thereof.

(b)           If Tenant shall purchase a Released Property pursuant to Sections 3.2(b) or 3.3(a) of the Master Lease and Tenant shall make payment of the purchase price for such Released Property to Lender, pursuant to the Master Lease Assignment and the Tenant Consent, in an amount at least sufficient to pay the Allocated Property Debt with respect to such Released Property and any accrued interest thereon and the Make-Whole Premium, if required under the Master Lease, and all other Indebtedness then due and owing and otherwise shall be in compliance with the Master Lease, or if Owner in connection with any such Rejectable Offer or Rejectable Substitution Offer relating to the same event, shall make the payment referred to in paragraph (a) above, Lender, on the scheduled Lease Termination Date, shall execute and deliver to Owner an instrument reasonably satisfactory in form and substance to Owner releasing the Released Property or the Replaced Project, as applicable, from the Lien of this Indenture and from the Master Lease Assignment promptly after receipt of such payment in accordance with Section 2.27. Any such payment shall be applied to prepay the Indebtedness pursuant to Section 2.9. If Tenant shall purchase all of the Mortgaged Properties as a result of the exercise of Tenant's FMV Purchase Option pursuant to Section 3.13 of the Master Lease and Tenant shall make payment of the purchase price for such Mortgaged Properties to Lender, pursuant to the Master Lease Assignment and the Tenant Consent, in an amount at least sufficient to pay the sum of (i) the Principal Amount, (ii) and any accrued interest thereon, (iii) the Make-Whole Premium, and (iv) all other Indebtedness then due and owing, Lender, on the scheduled Lease Termination Date, shall execute and deliver to Owner an instrument reasonably satisfactory in form and substance to Owner releasing all of the Mortgaged Properties from the Lien of this Indenture and from the Master Lease Assignment promptly after receipt of such payment in accordance with Section 2.27. Any such payment shall be applied to prepay the Indebtedness pursuant to Section 2.9.

(c)           If Tenant shall purchase the Released Property pursuant to a Rejectable Offer under Section 3.3(b) or Section 3.3(c) of the Master Lease or pursuant to Section 9.2 of the Master Lease, or as a result of the exercise of Tenant's Purchase Option pursuant to Section 3.12 of the Master Lease, or as a result of the exercise of Tenant's FMV Purchase Option pursuant to Section 3.13 of the Master Lease, and Tenant shall make payment for such Released Property to Lender pursuant to the Master Lease Assignment and the Tenant Consent, in an amount at least sufficient to pay the Allocated Property Debt or the Principal Amount, as applicable, any accrued interest thereon, Make-Whole Premium, and all other Indebtedness then due and owning and otherwise shall be in compliance with the Master Lease or if Owner shall make the payment referred to in paragraph (a) above in connection with any such Rejectable Offer or any Rejectable Substitution Offer relating to the same event, Lender, on the scheduled Lease Termination Date, shall execute and deliver to Owner an instrument reasonably satisfactory in form and substance to Owner releasing the Released Property from the Lien of this Indenture and from the Master Lease Assignment pursuant to and in accordance with Section 2.20 promptly after receipt of such payment and compliance by the Owner with the other provisions set forth in Section 2.20 and Lender shall apply such payment pursuant to Section 2,20 as part of the Defeasance Deposit.

(d)           If Tenant shall make a Rejectable Substitution Offer, subject to Owner's right to reject such Rejectable Substitution Offer by making payment of the amount required pursuant to Section 2.8(a), so long as no Lease Event of Default shall have occurred and be continuing, Lender shall not unreasonably withhold or delay its consent to the acceptance of the Substitute Project provided that the applicable provisions of the Master Lease and the provisions of Section 2.27 hereof have been satisfied in the reasonable judgment of Lender.

Section 2.9                       Prepayment. (a) Owner shall not have the right to optionally prepay the Note, in whole or in part, provided, however, that the Owner shall have the right to optionally prepay the Note in whole on or after February 1, 2018 in an amount sufficient to pay the Principal Amount, any accrued and unpaid interest thereon, the Make Whole Premium and all other Indebtedness then due and owing.

(b)           The Allocated Property Debt with respect to a particular Property is subject to mandatory prepayment in whole or in part in certain instances of casualty and condemnation affecting such Property without premium and as expressly provided in Sections 2.4, 2.8 and 2.19, and the Principal Amount of the Note is subject to mandatory prepayment in full in the event Tenant exercises its FMV Purchase Option pursuant to Section 3.13 of the Master Lease with Make Whole Premium and as expressly provided in Sections 2.8 and 2.19.

(c)           The Allocated Property Debt is subject to mandatory prepayment in part without premium at Lender's sole election in connection with the receipt by Owner or Remainderman of certain proceeds in connection with granting of easements, minor conveyances in connection with condemnation and similar matters with respect to the related Property as expressly provided in Section 2.11 hereof.

(d)           All prepayments in whole or in part of the Principal Amount shall be made on a Payment Date after payment and application of the Debt Service Payment due on such Payment Date and shall be applied in accordance with Section 2.1(c) provided, however, that accrued interest with respect to any principal amount of the Loan so prepaid on such date is paid in full to the date of the prepayment.

(e)           Upon any partial prepayment of the Note, the Debt Service Payments may be reamortized as set forth in Section 2.1(b).

Section 2.10                                 Single Purpose Entity, Maintenance of Existence. Each of Owner and Remainderman and each SPE Equity Owner is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be a Single Purpose Entity. So long as it owns the Mortgaged Property, Owner shall do all things necessary to comply, or to cause Tenant or Master Lease Guarantor, as applicable to comply (in accordance with the terms of the Master Lease and of any other applicable Granting Clause Document), in all material respects with all Legal Requirements of any Governmental Authority or court applicable to Owner or to the Mortgaged Property or any portion thereof and to preserve and keep in full force and effect its existence, and to the extent necessary or desirable for the conduct of its business, its franchises, licenses, authorizations, registrations, permits and approvals under the laws of the United States, each state of its formation and each State in which the related Mortgaged Property is located.

Section 2.11                                 Conveyance in Anticipation of Condemnation, Granting of Easements, Etc. If no Event of Default shall have occurred and be continuing, Owner and Remainderman may, from time to time, in connection with the transactions contemplated by the Master Lease or otherwise, with the prior written consent of Lender which shall not be unreasonably withheld or delayed, (i) sell, assign, convey or otherwise transfer an interest in the Mortgaged Property of a nature described in this Section 2.11 to any Person legally empowered to take such interest under the power of eminent domain which Person has indicated in writing that it intends to do so, (ii) grant easements, licenses, rights of way and other rights in the nature of easements with respect to the Mortgaged Property which are customarily granted by prudent budget motel operators, managers or owners of such nature, extent and duration as Owner or Tenant may reasonably request, (iii) release or relocate existing easements and appurtenances which are for the benefit of the Mortgaged Property, (iv) dedicate or transfer unimproved portions of the Mortgaged Property for road, highway or other public purposes, (v) execute petitions to have the Mortgaged Property annexed to any municipal corporation or utility district, (vi) execute amendments to any covenants and restrictions affecting the Mortgaged Property and (vii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers, and Lender shall execute and deliver any instrument necessary or appropriate to consent (which consent shall not be unreasonably withheld or delayed) to said action and/or to release said interest, right or portion from the lien of this Indenture upon the delivery by Owner and receipt and satisfactory review by Lender to its reasonable satisfaction of:

(a)           such instrument;

(b)                      (i) a certificate of Tenant stating (A) that such grant, release, dedication, transfer, petition or amendment is not detrimental in any material respect to the proper conduct of Tenant's business on such Mortgaged Property, (B) the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment and that Tenant considers such consideration to be fair and adequate, (C) that such grant, release, dedication, transfer, petition or amendment does not materially impair Tenant's use of such Mortgaged Property or materially reduce its value and (D) that, for so long as the Master Lease shall be in effect, Tenant will perform all obligations, if any, of Owner under such instrument, and (ii) duly authorized and binding undertakings of each of (w) Tenant stating that Tenant will remain obligated under the Master Lease and the Tenant Consent in accordance with their respective terms, and (x) Owner and Remainderman stating that Owner and Remainderman will remain obligated under this Indenture and the Master Lease Assignment, as applicable, in accordance with their respective terms, (y) Master Lease Guarantor stating that Master Lease Guarantor will remain obligated under the Master Lease Guaranty in accordance with its respective terms, and (z) Residual Value Insurer stating that Residual Value Insurer will remain obligated under the Residual Value Policy in accordance with its respective terms; and

(c)           such other instruments, certificates, surveys, title insurance policy endorsements and opinions of counsel as Lender may reasonably request.

All proceeds (after deducting reasonable expenses of collecting the same and reconstructing the Mortgaged Property) received by Owner or Remainderman (other than proceeds required to be paid to Tenant in accordance with the Master Lease) by virtue of said action and/or release of said interest shall. be paid over to Owner, provided, however, that if the amount of such proceeds to be paid over to Owner exceeds $50,000 or if any Event of Default shall have occurred and be continuing, such proceeds shall be paid to Lender within ten (10) days of receipt by Owner or Remainderman and, at Lender's sole election, shall be applied as a partial prepayment of the Note without premium pursuant to Section 2.9 or, if a Lease Event of Default shall have occurred and be continuing, shall be applied as Lender shall determine in its sole discretion.

Section 2.12                                 Costs of Defending and Upholding the Lien. Lender may, (a) appear in and defend any action or proceeding, in the name and on behalf Lender or Owner, in which Lender is named or which Lender in its sole discretion determines may adversely affect the Mortgaged Property, this Indenture, the Lien hereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its sole discretion determines should be instituted to protect the interest or rights of Lender in the Mortgaged Property or under this Indenture or any other Loan Document provided, however, that if no Lease Event of Default has occurred and is continuing, and if Tenant is contesting any Imposition or Legal Requirement in accordance with the provisions of the Master Lease, Lender's rights hereunder shall be subject to Tenant's right to contest the same under the Master Lease. Lender shall provide prompt written notice of the foregoing to Owner and shall endeavor to provide Owner with at least five (5) days prior written notice thereof. Owner agrees to bear and shall pay or reimburse Lender within five (5) days after. demand therefor for all Advances and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or incurred by Lender in connection with any such action or proceeding. Owner hereby grants to Lender a security interest in each Owner's title insurance policy and all insurance proceeds received by Owner thereunder or payable to Owner thereunder. Owner hereby irrevocably appoints Lender as Owner's attorney-in-fact, coupled with an interest, with full power of substitution, with exclusive power to collect, receive and retain the insurance proceeds relating to any such Owner's title insurance policy, subject to the provisions of this Indenture, and, with exclusive power after the occurrence and during the continuance of any Event of Default, to make any compromise or settlement in connection with any claim thereunder. Owner shall execute and deliver to Lender any and all instruments reasonably required in connection with any claim, compromise, settlement, or proceeding in connection with any such Owner's title insurance policy promptly after request therefor by Lender. So long as no Event of Default shall have occurred and be continuing, Owner may adjust, compromise, settle or enter into any agreement with respect to any claim, compromise, settlement or other proceeding relating to any Owner's title insurance policy with the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed and which consent shall not be required for any adjustment, compromise or settlement thereof in an amount of less than $100,000.

Section 2.13                                  Costs of Enforcement. Owner agrees to bear and shall pay or reimburse Lender on demand for all Advances, costs and expenses (including, without limitation, reasonable attorneys' and appraisers' fees and expenses and the fees and expenses of any receiver or similar official) of or incidental to the collection of the Indebtedness or the enforcement of Owner's obligations under this Indenture or any other Loan Document, any foreclosure (or Transfer in lieu of foreclosure) of this Indenture or any other Loan Document or sale of all or any portion of the Mortgaged Property by power of sale, any enforcement, compromise or settlement of this Indenture, any other Loan Document or the Indebtedness, or any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise.

Section 2.14                                 Interest on Advances and Expenses. All Advances made, interest thereon, and expenses incurred at any time by Lender pursuant to the provisions of this Indenture or the other Loan Documents or under applicable law shall be secured by this Indenture as part of the Indebtedness, with equal rank and priority. All such Advances and expenses (including all amounts reimbursable pursuant to Section 2.13) shall bear interest at the Default Rate, payable on demand, from the date that each such Advance or expense is made or incurred to the date of reimbursement.

Section 2.15                                 Indemnification. In addition, and without limitation to any other provision of this Indenture, but subject to the provisions of Section 4.3(z), Owner shall protect, indemnify and save harmless Lender Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action,. costs and expense (including, without limitation, reasonable attorneys' fees and expenses whether incurred within or outside the judicial process) (any of the foregoing, a "Claim"), imposed upon or incurred by or asserted against any Lender Party by reason of or with respect to (a) the Lien of this Indenture (as such Lien relates to an event occurring on or about the Mortgaged Property), the Mortgaged Property or any portion thereof or any interest therein or the receipt of any Property Income; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Mortgaged Property or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways including, without limitation, as a result of or arising from any negligent or tortious act or omission of Owner or its agents, employees, officers and directors; (c) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Mortgaged Property or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Owner or of Remainderman to perform or comply with any of the terms, covenants or conditions of this Indenture or any of the other Operative Documents; (e) any representation or warranty made herein, in any certificate delivered to Lender or in any other Operative Document or pursuant hereto or thereto being false or misleading in any material respect as of the date such representation or warranty was made; (t) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any portion thereof; (g) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any portion thereof; (h) any Imposition, including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (i) any Lien or claim arising on or against the Mortgaged Property or any portion thereof under any Legal Requirement or any liability asserted against Lender with respect thereto; or (j) the claims of any tenant of all or any portion of the Mortgaged Property or any Person acting through or under any tenant or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section 2.15 to the contrary, Owner shall have no obligation to indemnify any Lender Party pursuant to this Section 2.15 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which (I) result from such Lender Party's willful misconduct or gross negligence, or (II) arise from and after the date title to the Mortgaged Property is transferred to a Person (other than Lender, or its successors and assigns, any designee of Lender, or an Affiliate of Owner) pursuant to a foreclosure under this Indenture or a deed-in-lieu of such foreclosure. Except as otherwise expressly provided in the immediately preceding sentence, the obligations and liabilities of Owner and of Remainderman under this Section 2.15 shall survive any termination, satisfaction or assignment of this Indenture and the exercise by Lender or by Trustee of any rights or remedies hereunder including, without limitation, the acquisition of any Mortgaged Property by foreclosure or deed-in-lieu of foreclosure. Any amounts payable to any Lender Party by reason of the application of this Section 2.15 shall be secured by this Indenture and shall become immediately due and payable and shall bear interest at the Default Rate from the date any such Claim is suffered or incurred by such Lender Party until paid by Owner.

Section 2.16                                 Transfers.

(a)           Except as otherwise expressly permitted under the Master Lease and/or by Section 2.11 or by clauses (a) or (b) of this Section 2.16 (and subject to Section 2.19(f) of this Indenture relating to the release of a Mortgaged Property in certain circumstances), no Transfer shall be permitted, and Owner shall not suffer or permit a Transfer to occur, without the prior written consent of Lender, provided, however, that pursuant to this Section 2.16(a) Owner may convey, assign, sell or transfer (an "Assumption") its interest in, to and under all Mortgaged Properties (the "Assumed Properties"), subject to the Lien hereof, to the Master Lease and to the assignment of the Master Lease made herein and in the Master Lease Assignment; provided that each of the following conditions have been met in conjunction therewith:

(i)	no Event of Default shall have occurred and be continuing;

(ii)            Owner shall provide not less than thirty (30) days prior written notice to Lender specifying the date (the "Assumption Date") on which the Assumption is to occur;

(iii)            Each proposed transferee (the "Transferee") shall be a reputable, single purpose, bankruptcy remote entity of good character, with sufficient credit worthiness and financial worth considering the obligations assumed and undertaken, each as evidenced by organizational documents, financial statements and other information reasonably requested by and reasonably satisfactory to Lender and each Transferee shall have certified that it is not actively engaged in the management, operation or franchising of thirty (30) or more limited service budget motels (determined without regard to the Mortgaged Properties to be conveyed, assigned, sold or transferred by Owner);

(iv)            the Rating Agencies shall have confirmed in writing that such Transfer will not result in a qualification, reduction, withdrawal or downgrade of any then current ratings then assigned to any Securities issued in connection with any Secondary Market Transaction;

(v)            (A) each Transferee from and after the date of such Transfer shall be and remain a Single Purpose Entity, (B) Lender shall have consented to such Transfer (which consent shall not be unreasonably withheld), (C) Lender shall have received written confirmation from the Residual Value Insurer that the Loss Payee Endorsement remains in full force and effect after such Transfer, and (D) Lender and, if the Loan is included in a Secondary Market Transaction, the Rating Agencies then rating any Securities issued in such Secondary Market Transaction shall have received acceptable Opinions of Independent Counsel addressed to Lender and the Rating Agencies, in form and substance reasonably satisfactory to Lender and the Rating Agencies, covering matters relating to legal existence, enforceability, tax status of any Secondary Market Transaction which includes the Loan, the Single Purpose Entity nature of each Transferee, non-consolidation, fraudulent conveyance and such other matters with respect to such Transfer as they may reasonably request;

(vi)            upon any such sale, assignment or transfer, each Transferee thereof shall execute and deliver to Lender, an instrument, in form and substance reasonably satisfactory to Lender, irrevocably appointing Lender as agent and attorney-in-fact of such Transferee to take all actions and do all things in its behalf of the character which Lender is authorized by this Indenture to do as agent and attorney-in-fact of the transferor, and to execute and deliver in the name and behalf of such Transferee any deed, loan document or other instrument which, pursuant to the terms hereof, Lender is authorized to execute and deliver in the name and behalf of the transferor;

(vii)            each such Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender and the Rating Agencies, in which such Transferee shall (A) agree that the interest or estate so acquired is subject and subordinate to this Indenture, to the Master Lease, to the Sublease and to the assignment of the Master Lease made herein and in the Master Lease Assignment and (B) subject to the provisions of Section 4.3(z), assume and agree to abide and be bound by all of the obligations and undertakings of Owner or Remainderman as applicable, contained in this Indenture, in the other Operative Documents and in the Residual Value Policy as to the Transferee and as to the Assumed Properties;

(viii)            Owner shall deliver an Officer's Certificate of Owner certifying that the requirements set forth in this Section 2.16 (a) have been satisfied;

(ix)           Owner and each Transferee shall deliver such legal opinions, title insurance endorsements and other certificates, documents or instruments as Lender or the Rating Agencies may reasonably request;

(x)           In the event that the Owner owns a fee simple estate in the Mortgaged Property and Transfers (A) an Estate for Years interest in the Land Parcel and fee title to the related Improvements with respect to the Mortgaged Properties to one Transferee, such Transferee shall be deemed the Owner for all purposes of this Indenture and other Operative Documents and (B) a remainder interest in the Land Parcel with respect to the Mortgaged Properties to a second Transferee, such Transferee shall be deemed the Remainderman for all purposes of this Indenture and the other Operative Documents, Schedule I shall be amended as appropriate to reflect such Transfers, and such Transfers shall each comply with the other provisions of this Section 2.16 applicable thereto,

(b)           Each of the following shall be deemed a Transfer expressly permitted by this Section 2.16:

(i)	any Transfer made in accordance with Section 2.16(a);

(ii)           Transfers of Equity Interests which (A) do not transfer any Controlling Interest and/or (B) in the aggregate during the term of the Loan (1) do not exceed forty-nine percent (49%) of the total interests in Owner, any SPE Equity Owner in Owner or in any SPE Equity Owner in any SPE Equity Owner in Owner, as applicable, and (2) do not result in any partner's, member's, shareholder's or other Person's interest in Owner, any SPE Equity Owner in Owner or in any SPE Equity Owner in any SPE Equity Owner in Owner, as applicable, exceeding forty-nine percent (49%) of the total interests in Owner;

(iii)            any other Transfer of Equity Interests provided that (A) the Rating Agencies shall have confirmed in writing that such Transfer will not result in a qualification, withdrawal or downgrade of any then current ratings for any Securities issued in connection with any Secondary Market Transaction, (B) acceptable opinions (substantially in the form delivered on the Closing Date) relating to such Transfer or Transfers addressed to Lender and to the Rating Agencies shall have been delivered by Owner to Lender and to the Rating Agencies (including, without limitation, tax, bankruptcy and substantive non-consolidation opinions which have considered all direct or indirect legal or beneficial interests in Owner or in any SPE Equity Owner for purposes of determining the appropriate Persons to be covered thereby) and (C) if the transferee will own an Equity Interest in a Delaware Business Trust after such Transfer and such transferee is not a Single Purpose Entity, Lender and the Rating Agencies shall have received such certificates and/or opinions as they may request confirming that Owner is and will remain a Delaware Business Trust after such Transfer.

(iv)            a Transfer (direct or indirect) by Remainderman of its interest provided that the conditions set forth in clauses (i), (ii), (iii), (iv) and (v) of Section 2.16(a) are satisfied in connection therewith and that Lender receives from the transferee of Remainderman's remainder interest in the Mortgaged Property each instrument, agreement or other item required pursuant to clauses (vi), (vii), (viii) and (ix) of Section 2.16(a) in each case as if such clauses referenced Remainderman instead of Owner;
the Master Lease;

        (vi)             the Permitted Encumbrances; and

(vii)            Transfers of ownership interests in any Person (a) which owns an Equity Interest and (b) which is not Owner nor an SPE Equity Owner in Owner or in any SPE Equity Owner in any SPE Equity Owner in Owner.

(c)           Any Transfer made in violation of Section 2.16(a) or Section 2.16(b) shall be an immediate Event of Default without notice or opportunity to cure and shall be void and of no effect as against Lender. Any Transfer shall not constitute the transfer of the cure rights granted to Owner pursuant to Section 4.5, unless consented to by Lender in its sole discretion, except as provided below. The entire original cure rights granted pursuant to Section 4.5 shall reside at all times prior to any Transfer in the original Owner so long as it or one of its Affiliates which, directly or indirectly, has not less than a majority of the voting control of Owner, has a net worth of not less than $50,000,000. Owner may transfer the cure rights granted pursuant to Section 4.5 in connection with a Transfer of the Landlord's Interest in the Mortgaged Properties to a Person which is an Affiliate of a Person having (i) a net worth of $50,000,000 and (ii) not less than a majority of the voting power of such Transferee. Owner shall not transfer any cure rights to Tenant, Master Lease Guarantor, or Remainderman or to any Affiliates of Tenant or Master Lease Guarantor. Prior to any such Transfer which includes a transfer of cure rights with respect thereto, Owner shall provide evidence reasonably satisfactory to Lender with respect to such net worth and voting control of the Transferee. The exercise of such cure rights by a past or present owner of the Mortgaged Property shall be attributed to each owner of the Mortgaged Property for counting consecutive and aggregate numbers of cures.

(d)           Lender's consent to any one Transfer shall not be deemed to be a waiver of Lender's right to require such consent to any future Transfer. Any Transfer made in contravention of this Section 2.16 shall be null and void and of no force and effect.

(e)           Owner agrees to bear and shall pay or reimburse Lender on demand for all reasonable costs, expenses and fees, if any (including, without limitation, reasonable attorneys' fees and disbursements, title search costs, and title insurance endorsement premiums) incurred by Lender and incurred or charged by the Rating Agencies in connection with the review, approval and documentation of any such Transfer,

Section 2.17                                  Estoppel Certificates.

(a)           Within ten (10) Business Days after a request by Lender, Owner shall furnish to Lender a duly acknowledged written statement confirming (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the interest rate on the Note, (iv) the terms of payment and Maturity Date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) whether any offsets or defenses exist against the Indebtedness, (vii) whether any Event of Default or, to the knowledge of Owner, any Default has occurred and is continuing with respect to this Indenture or any other Loan Document, (viii) that the Note, this Indenture and each other Operative Document entered into by the Owner are valid, legal and binding obligations of Owner and have not been modified or, if modified, giving the particulars of such modification, (ix) that each of the Master Lease, the Master Lease Guaranty and each Granting Clause Document is unmodified and in force and effect (or if there have been modifications, that the Master Lease, the Master Lease Guaranty and each Granting Clause Document is in force and effect as modified, and identifying the modification agreements), (x) the date to which Basic Rent has been paid, (xi) whether there is any existing default by Tenant under the Master Lease, by Master Lease Guarantor under the Master Lease Guaranty or by any party under any Granting Clause Document of which Owner has actual knowledge and (xii) whether there exists any material unrepaired damage to the Mortgaged Property. In addition, Owner shall promptly request from Tenant or from Master Lease Guarantor, as requested by Lender, and shall furnish to Lender promptly after Owner's receipt thereof, an estoppel certificate from Tenant under the Master Lease or from Master Lease Guarantor under the Master Lease Guaranty in the form required thereunder promptly after any request therefor by Lender. If any offsets or defenses are alleged to exist, such statement shall set forth in reasonable detail the nature thereof.

(b)           Within ten (10) Business Days after a request by Owner, Lender shall furnish to Owner a duly acknowledged written statement confirming (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the interest rate on the Note, (iv) the terms of payment and Maturity Date of the Note (v) the date installments of interest and/or principal were last paid, and (vi) whether any Event of Default has occurred and is continuing with respect to this Indenture or any other Loan Document of which Lender has actual knowledge.

Section 2.18                      Assignment of Leases; Other Contracts and Property Income.

(a)           Subject to the provisions of the Master Lease Assignment, Owner hereby absolutely and unconditionally assigns and transfers to Lender the Leases, the Master Lease Guaranty, the Granting Clause Documents and the Property Income. Owner shall not otherwise assign, transfer or encumber in any manner the Leases, the Master Lease Guaranty, the Granting Clause Documents or the Property Income, or any portion thereof. The assignment in this Section 2.18 shall constitute an absolute and present assignment of the Master Lease, any other Leases, the Master Lease Guaranty, the Granting Clause Documents and the Property Income, and not an assignment for additional security only, and the existence or exercise of Owner's conditional license, if any, set forth in the Master Lease Assignment to collect Property Income or otherwise act with respect to the Master Lease, the Master Lease Guaranty, or any Granting Clause Document shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies under this Section 2.18 shall not be deemed or construed to make Lender a mortgagee-in-possession.

(b)                      At all times the Mortgaged Property shall be leased to Tenant under the Master Lease in accordance with the terms of the Master Lease, subject to the rights of Owner under Section 4.4. The Mortgaged Property, however, may be further subleased or the Master Lease assigned by Tenant upon compliance with the Master Lease. In connection with any such sublease or assignment by Tenant, there shall be delivered to Landlord each item with respect thereto which is required (or which may be requested by Lender) pursuant to Section 4.1 of the Master Lease, each of which is hereby required by this Indenture. In addition, in connection with any merger, consolidation or sale of assets relating to Tenant pursuant to Section 10.3 of the Master Lease, Landlord shall cause to be delivered to Lender an acknowledged instrument in recordable form executed by the surviving entity or transferee of assets, as the case may be, assuming all obligations, covenants and responsibilities of Tenant under the Master Lease and under any other Operative Document, together with each other item required to be delivered pursuant to said Section 10.3 of the Master Lease, each of which is hereby required by this Indenture. At all times the obligations of Tenant under the Master Lease shall be guaranteed by Master Lease Guarantor pursuant to the Master Lease Guaranty. Owner will punctually perform all obligations, covenants and agreements by it to be performed as landlord under the Master Lease in accordance therewith, and will at all time do all things reasonably necessary to compel performance by Tenant of all of its obligations, covenants and agreements under the Master Lease. Owner will punctually perform all obligations, covenants and agreements by it to be performed under each other Granting Clause Document and will at all times do all things reasonably necessary to compel performance by the other parties thereto of all of their respective obligations, covenants and agreements thereunder. Owner will give to Lender notice of all defaults under the Master Lease, the Master Lease Guaranty and each other Granting Clause Document promptly after obtaining actual knowledge thereof. Owner will not amend the Master Lease, the Master Lease Guaranty or any other Granting Clause Document without the prior written consent of Lender (which will not be withheld in the case of the Option Agreement or the Tripartite Agreement provided that Lender receives the Rating Agencies confirmation required with respect thereto) and without delivering to Lender evidence in writing from the Rating Agencies that such amendment will not result in a withdrawal, qualification or downgrade of any then current ratings for any Securities issued in connection with any Secondary Market Transaction. Owner will maintain the validity and effectiveness of the assignment to Lender of the Master Lease, the Master Lease Guaranty and the other Granting Clause Documents made by this Indenture and the Master Lease Assignment, all as specified in such documents and, except as expressly permitted by the Master Lease, this Indenture or the Master Lease Assignment, will take no action, and will not omit to take any action, which action or omission would release Tenant from its obligations or liabilities under the Master Lease or the Assignment, or of any other party from its obligations or liabilities under the Master Lease Guaranty or any other Granting Clause Document, or, except as expressly permitted in this Indenture and therein, would result in the termination, amendment or modification or impair the validity of the Master Lease, the Master Lease Guaranty, the Master Lease Assignment or any other Granting Clause Document.

Section 2.19                                 Cash Management.

(a)           Central Account. At all times during the term of the Loan, Owner shall cause to be deposited into the Central Account all payments of Basic Rent, Additional Rent (but in no event including Excepted Payments, except from and after an Event of Default), purchase prices, Stipulated Loss Values and Make-Whole Premiums which are payable to Owner and all other payments by Tenant to Owner under the Master Lease or by Master Lease Guarantor to Owner under the Master Lease Guaranty. Owner acknowledges that it has concurrently executed, and caused Tenant to execute, the Consent Agreement whereby Tenant has agreed to deposit into the Central Account the Basic Rent, the Additional Rent, payments of purchase prices, Stipulated Loss Values and Make-Whole Premiums and any other funds which Tenant has agreed to deliver directly to Lender pursuant to the Tenant Consent. Owner acknowledges that it has currently executed the Master Lease Assignment whereby it has directed Master Lease Guarantor to deliver directly to Lender all payments made by Master Lease Guarantor under the Master Lease Guaranty, which Master Lease Guarantor has agreed to do pursuant to the Master Lease Guaranty. Owner acknowledges that, subject to the Loss Payee Endorsement, the Residual Value Insurer in the Residual Value Policy has agreed to deliver directly to Lender all proceeds payable by Residual Value Insurer under the Residual Value Policy. Lender may establish the Central Account in the name of Lender, its successors and assigns, as secured party, or as Lender may otherwise designate. The Central Account shall be under the sole dominion and control of Lender. Owner hereby grants Lender a security interest in Owner's right, title and interest in all amounts to be deposited into the Central Account and in any Permitted Investments with respect thereto and the proceeds thereof and Owner will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Central Account including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof to the extent applicable. Owner hereby irrevocably directs and authorizes Lender and Lender's authorized representatives to withdraw funds from the Central Account in accordance with the terms and conditions of this Indenture and the other Loan Documents. Owner shall have no right of withdrawal in respect of the Central Account. Owner shall, however, have the right to communicate with the depository Institution which holds the Central Account to determine if any payment required to be made under the Master Lease has been deposited into the Central Account. All costs and expenses of establishing and maintaining the Central Account shall be paid by Owner or Owner shall cause Tenant to pay the same.

(b)           Payments from Central Account. On each Payment Date, Lender shall withdraw from the Central Account an amount necessary to make the Debt Service Payment and any other amount necessary to pay any other Indebtedness then due and owing, which amount shall be paid to Lender. If no Event of Default has occurred and is continuing, on each Payment Date, any and all Excess Property Income shall be withdrawn from the Central Account and paid promptly to Owner after such Payment Date but not later than three (3) Business Days after Lender has received good funds into the Central Account. If there are not sufficient funds deposited in the Central Account on or before the Payment Date to fund the applicable Debt Service Payment and any amount necessary to pay any other Indebtedness then due and owing, then a Default shall exist hereunder and Owner shall deposit immediately available funds (in addition to Property Income) into the Central Account in the amount of any such deficiency, and failure to make such deposit within five (5) Business Days after delivery of written notice pursuant to Section 4.1 (a) from Lender to Owner that such payment was not received when due shall be an Event of Default hereunder. After the occurrence, and during the continuance of an Event of Default, Excess Property Income held in the Central Account which would otherwise be distributable to Owner shall be distributed in accordance with the provisions of Section 2.19(e) below.

(c)           Permitted Investments. Upon the written direction of Owner (which direction may be given not more than one time per month), Lender shall instruct the depositary institution holding the Central Account to invest and reinvest any balance in the Central Account from time to time in Permitted Investments as instructed by Owner and otherwise in accordance with this Section 2.19(c), provided that (i) if Owner fails to so instruct such depositary, or upon the occurrence and during the continuance of a Default or Event of Default, Lender may invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Central Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Central Account must be made, (iii) all such Permitted Investments shall be held in the name of Lender, its successors and assigns, and shall be under the sole dominion and control of Lender, and (iv) no Permitted Investment shall be made unless Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. All funds in the Central Account that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Indenture and the other Loan Documents. Neither Lender nor any of the other Lender Parties shall have any liability for any loss in investments of funds in the Central Account that are invested in Permitted Investments whether Owner or Lender selected such Permitted Investment in accordance herewith and no such loss shall affect Owner's obligation to fund, or liability for funding, the Central Account. Owner agrees that Owner shall include all such earnings on the Central Account as income of Owner (and, if Owner is a partnership or other pass-through entity, the partners, members or beneficiaries of Owner, as the case may be), and shall be the owner of such accounts for federal and applicable state and local tax purposes. Owner shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments.

(d)           Loss Proceeds. Subject to the provisions of Section 2.19(1) and subject to the rights of Tenant pursuant to the provisions of the Master Lease, so long as no Lease Event of Default shall have occurred and be continuing in the event of a casualty to the Mortgaged Property, Owner shall cause all proceeds received under any insurance policy required to be maintained by Owner or by Lessee ("Insurance Proceeds") (less costs of recovering such Insurance Proceeds, including, without limitation, reasonable attorneys' fees) to be paid by the insurer directly to Lender, whereupon Lender shall deposit the same in the Restoration Account, (after deducting out Lender's cost of recovering and paying out such Insurance Proceeds, including, without limitation, reasonable attorneys' fees) and shall apply the same in accordance with the applicable provisions of Section 2.4 of this Indenture. Subject to the rights of Tenant pursuant to the provisions of the Master Lease, so long as no Lease Event of Default shall have occurred and be continuing, Owner shall cause all of the proceeds and awards in respect of any Taking (any such proceeds or awards, "Condemnation Proceeds") (less costs of recovering such Condemnation Proceeds, including, without limitation, reasonable attorneys' fees) to be paid to Lender, whereupon Lender shall deposit the same in the Restoration Account, (after deducting out Lender's cost of recovering and paying out such Condemnation Proceeds, including, without limitation, reasonable attorneys' fees) and shall apply the same in accordance with the applicable provisions of Sections 2.4 and 2.5 of this Indenture; provided, however, that, subject to the rights of Tenant to receive Condemnation Proceeds in connection with a temporary Taking pursuant to Section 3.6(c) of the Master Lease, any Condemnation Proceeds received by Lender in connection with a temporary Taking shall, subject to the rights of Tenant pursuant to the provisions of the Master Lease, be maintained in the Central Account and applied by Lender in the same manner as Property Income received from Owner with respect to the operation of the Mortgaged Property; provided further, however, that in the event that the Condemnation Proceeds of any such temporary Taking received by Lender are paid in a lump sum in advance, Lender shall, subject to the terms of the Master Lease, cause such Condemnation Proceeds to be held in the Restoration Account, and Lender shall estimate, in Lender's reasonable discretion, the number of Payment Dates that the Mortgaged Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of Payment Dates, and shall disburse from the Restoration Account into the Central Account each Payment Date during the pendency of such temporary Taking an amount equal to the lesser of (i) Basic Rent received with respect to a Payment Date on the date such Basic Rent is so received or (ii) the amount remaining in the Restoration Account provided, however, funds in the Restoration Account shall be applied as Loss Proceeds in accordance with Sections 2.4 and 2.5 hereof. If any Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") are received by Owner, such Loss Proceeds (less costs of recovering such Loss Proceeds, including, without limitation, reasonable attorneys' fees) shall be received in trust for Lender, shall be segregated from other funds of Owner, and shall be forthwith paid into the Restoration Account, in each case to be applied or disbursed in accordance with the foregoing. Subject to the rights of Tenant pursuant to the provisions of the Master Lease, any Loss Proceeds made available to Owner or Tenant, as applicable, for restoration in accordance herewith, to the extent not used by Owner or Tenant, as applicable, in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Restoration Account, whereupon Lender shall apply the same in accordance with the applicable provisions of Section 2.4 of this Indenture.

(e)           Excess Property Income. If at the time of receipt by Lender of any amounts in the Central Account, there shall have occurred and be continuing an Event of Default, then Lender shall retain any Excess Property Income in the Central Account and. shall not distribute any such payments to Owner (provided that such amounts may be applied by Lender to any Debt Service Payment (including the Balloon Payment), thereafter due and unpaid) until the earliest of (i) the first Business Day occurring more than 180 days following (A) in the case of an Event of Default under Sections 4.1(a), (b) or (c), the date of the occurrence of such Event of Default, or (B) in the case of any other Event of Default, the date on which Owner shall have received notice of such Event of Default (after giving effect to any applicable grace period), in which case such Excess Property Income shall be utilized to pay any amounts due under the Note and all other Indebtedness, (ii) such time as the Note shall have become due and payable pursuant thereto whether at maturity by acceleration or otherwise, in which case such Excess Property income shall be distributed to make any payments due by Owner with respect to the Indebtedness, and (iii) such time as such Event of Default shall no longer be continuing or shall have been cured or waived; provided, however, that following an Event of Default and the lapse of 180 days during which period Lender failed to accelerate the Note, such Event of Default shall not thereafter be the basis of a retention of Excess Property Income unless such lapse of time was due to a stay in bankruptcy. After the occurrence of any of the events specified in clauses (i), (ii) or (iii) above and the application of Excess Property Income as set forth therein, the balance, if any, of any such Excess Property Income shall be distributed to Owner.

(f)           Stipulated Loss Value Payments and Purchase Prices. Notwithstanding the provisions of Section 2.19(d) above, in the event of an Event of Loss, all Loss Proceeds with respect thereto shall be held in the Restoration Account and released as set forth herein upon receipt by Lender of the amounts required to be delivered pursuant to this Section. If Tenant shall make a Rejectable Offer or a Rejectable Substitution Offer with respect to a particular Mortgaged Property pursuant to any provision of the Master Lease, which Rejectable Offer is accepted or deemed accepted pursuant to the provisions of the Master Lease, then upon payment by Tenant to Lender of the applicable Stipulated Loss Value and Make-Whole Premium, if any, and all other amounts then due with respect to such Rejectable Offer in accordance with the Master Lease, or upon conveyance of the Substitute Project to Owner subject to this Indenture in accordance with the Master Lease and this Indenture, Lender shall release its interests in the related Mortgaged Property and Loss Proceeds, if any, to Owner or by delivery thereof directly to Tenant pursuant to Section 2.27. If Tenant shall exercise its Purchase Option or its FMV Purchase Option pursuant to the Master Lease, then upon payment by Tenant to Lender of the Option Purchase Price or of the FMV Option Price, as applicable, and compliance by Owner with the provisions of Section 2.20 or Section 2.9, as applicable, in connection therewith, Lender shall release its interest in the related Mortgaged Property to Owner or by delivery thereof directly to Tenant pursuant to Section 2.27. Except as otherwise provided in Section 2.19(e), any payments received and amounts realized by Lender upon acceptance of Tenant's Rejectable Offer or as Option Purchase Price or as FMV Option Price shall in each case be distributed first either (i) to pay the applicable Allocated Property Debt or the Principal Amount, as applicable, and accrued and unpaid interest thereon and any applicable Make-Whole Premium, and all Indebtedness then due and owing or (ii) to deposit the appropriate Defeasance Deposit in the Defeasance Account, as applicable, and the balance shall be distributed to Owner. If Tenant shall make a Rejectable Offer with respect to Mortgaged Property pursuant to any provision of the Master Lease, and Owner has made the payment to Lender required with respect thereto pursuant to Section 2.8 of this Indenture, then Lender shall release to Owner its interest in the related Mortgaged Property and the Loss Proceeds, if any, pursuant to Section 2.27. Upon receipt of any such amount required by Section 2.8(b) to be applied to prepay the Allocated Property Debt with respect to the related Mortgaged Property, in the case of a prepayment relating to an Event of Loss, the provisions of Section 2.9 shall apply and payments thereafter due under the Note shall be recalculated in accordance with Section 2.1(b) of this Indenture. Upon receipt of any such amount required by Section 2.8(c) to be applied as part of the Defeasance Deposit to defease the Note or the Allocated Property Debt with respect to the related Mortgaged Property, the provisions of Section 2.20 shall apply.

Section 2.20                                 Defeasance Requirements.

(a)           After the Permitted Defeasance Date and provided that no Default or Event of Default exists except as otherwise permitted in connection with a defeasance pursuant to Section 4.6, Owner may voluntarily defease the Note or the Allocated Property Debt with respect to a particular Mortgaged Property. Owner shall defease the Principal Amount of the Note or the Allocated Property Debt with respect to the related Mortgaged Property, as applicable, under the circumstances set forth in Section 2.8(c). The Lien of this Indenture shall be released with respect to a particular Mortgaged Property and Trustee and Lender, on demand of and at the expense of Owner, shall execute proper instruments acknowledging satisfaction and discharge of the Lien of this Indenture (except as limited in this Section 2.20) when Owner has irrevocably deposited or caused to be deposited the Defeasance Deposit with respect to such Mortgaged Property into the Defeasance Account as directed by Lender (or an agent selected by Lender which will act as Lender's agent) and has otherwise complied with this Section 2.20 and, if applicable, with Section 4.6. In the event only a portion of the Note is the subject of a Defeasance Event, Owner shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms as the Note except for the principal balance and Debt Service Payment amounts provided, however, that the aggregate principal balance of and the aggregate Debt Service Payments on the Defeased Note and the Undefeased Note shall be equal to the principal balance of and the Debt Service Payments on the Note immediately prior to such defeasance. A Defeased Note cannot be the subject of any further Defeasance Event.

(b)           Any defeasance of any portion the Loan by Owner shall be made on a Payment Date, provided, however, that in the event the Master Lease requires or permits a Termination Date which results in the payment of an amount required to be deposited as a Defeasance Deposit pursuant to Section 2.8(c), such defeasance may be made on a Business Day other than a Payment Date provided that the amount of the Defeasance Deposit is appropriately adjusted in a manner and in an amount satisfactory to Lender.

(c)           Subject to the terms and conditions of this Indenture, Owner may defease the Note pursuant to clause (i)(1) below or Owner may defease the Allocated Property Debt with respect to a particular Mortgaged Property pursuant to clause (i)(2) below (each a "Defeasance Event") if Owner:

(i)            (1) elects to defease the Note on or after the Permitted Defeasance Date pursuant to Section 4.6 and provides not less than thirty (30) days prior written notice thereof to Lender specifying the date such defeasance shall occur in accordance with Section 4.6 hereof (the "Defeasance Release Date") and has deposited with the Lender contemporaneously with the giving of such notice the Notice Deposit Amount required pursuant to Section 4.6 with respect thereto and on the Defeasance Release Date has paid to or at the direction of Lender any amount required to be so paid to Lender on such date pursuant to Section 4.6, or (2) provides not less than thirty (30) days prior written notice to Lender specifying a Payment Date after the Permitted Defeasance Date (also a "Defeasance Release Date") on which the payments provided in clauses (A) and (B) below are to be made and the deposit provided in clause (C) below is to be made, (A) pays all interest accrued and unpaid on the Indebtedness to and including the Defeasance Release Date, (B) pays all other sums then due and payable under the Loan Documents, (C) deposits with Lender an amount equal to the Defeasance Deposit, and

(ii)            in any such event delivers to Lender the following:

(1)           a security agreement, in form and substance satisfactory to Lender, creating a first priority perfected Lien on the deposits required pursuant to this Section 2.20 and the U. S. Obligations purchased on behalf of Owner in accordance with this Section (the "Defeasance Security Agreement");

(2) for execution by Lender and Trustee, a release of the related Mortgaged Property from the Lien of this Indenture in a form appropriate for the jurisdiction in which the related Mortgaged Property is located;

(3)           an Officer's Certificate of Owner certifying that the requirements set forth in this Section and in Section 4.6, if applicable, have been satisfied and that the Defeasance Deposit or the Notice Deposit Amount, as applicable, was not made by Owner with the intent of preferring Lender over other creditors of Owner or with the intent of defeating, hindering, delaying, or defrauding creditors of Owner or any of its Affiliates;

(4)           an opinion of Owner's counsel in form and substance satisfactory to Lender in its sole discretion stating, among other things, (x) that the U. S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a perfected first priority security interest in the U. S. Obligations purchased pursuant hereto and the Proceeds thereof, (y) that the defeasance will not adversely affect the status of any REMIC formed in connection with a Secondary Market Transaction in which the Loan is included, or if no Secondary Market Transaction has occurred, that the defeasance will not cause Lender to recognize income, gain or loss for Federal income tax purposes and Lender will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (z) that the trust resulting from the Defeasance Deposit does not require registration of the trust under the Investment Company Act of 1940, as amended;

(5)           written confirmation from the Rating Agencies that such defeasance will not cause any withdrawal, qualification or downgrade of any then current ratings for any Securities issued in connection with any Secondary Market Transaction in which the Loan is included, and, if required by the relevant Rating Agencies, Owner shall also deliver or cause to be delivered a nonconsolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the relevant Rating Agencies;

(6)           a certificate from any Independent certified public accountant certifying that the U. S. Obligations purchased generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(7)           such other certificates, documents or instruments as Lender may reasonably request; and

(8) Owner shall pay all costs and expenses of Lender and of the relevant Rating Agencies incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of one or more Liens as provided in Section 2.27 hereof as well as reasonable attorneys' fees and expenses.

(d)           In connection with each Defeasance Event, Owner hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payment on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Release Date upon which payments are required under the Note or under the Defeased Note, as applicable, for the entire outstanding principal balance of Note or for the Allocated Property Debt under the Defeased Note, as applicable, including, without limitation, all Debt Service Payments under the Note or under the Defeased Note, as applicable, including the Balloon Payment under the Note or the balloon payment under the Defeased Note, as applicable, (the "Scheduled Defeasance Payments"). Owner, pursuant to the Defeasance Security Agreement referenced in Section 2.20(c)(ii)(1) above or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to a Defeasance Account specified by Lender to Owner in writing and applied to satisfy the obligations of Owner under the Note or under the Defeased Note, as applicable with respect thereto. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.20 and satisfy Owner's obligation under this Section 2.20 and Section 2.27 as it relates hereto shall be remitted to Owner provided no Default or Event of Default shall have occurred and be continuing under this Indenture.

(e)           If any notice of defeasance is given, Owner shall be required to defease the Note under Section 4.6 or the related Allocated Property Debt, as applicable, on the specified Payment Date or in connection with a related Termination Date under the Master Lease (unless such notice is revoked in writing by Owner prior to the date specified therein in which event Owner shall immediately reimburse Lender for any costs incurred by Lender in connection with Owner's giving of such notice and revocation) provided, however, that Owner may not revoke any defeasance notice by Owner pursuant to Section 4.6 or when a Defeasance Deposit is required to be made pursuant to Section 2.8.

(f)           If the entire Note has been defeased and the requirements of this Section 2.20 have been satisfied, all of the Mortgaged Property (other than the U.S. Obligations and the Defeasance Account) shall be released from the Lien of this Indenture and the U.S. Obligations and the Defeasance Account pledged pursuant to the Defeasance Security Agreement shall be the sole source of collateral securing the Note. If the Allocated Property Debt with respect to a particular Mortgaged Property is defeased and the requirements of this Section 2.20 have been satisfied in connection therewith, such Mortgaged Property shall be released from the Lien of this Indenture as shall Owner's obligations under the Loan Documents with respect to such Mortgaged Property (other than those expressly stated to survive). In connection with any release of the Lien of this Indenture with respect to a particular Mortgaged Property or all Mortgaged Properties, Owner shall submit to Lender, not less than thirty (30) days' prior to the date of such release, a release of such Lien (and related Loan Documents) for each Mortgaged Property then being released for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which a particular Mortgaged Property is located and satisfactory to Lender in its sole discretion. In addition, Owner shall provide all other documentation Lender reasonably requires to be delivered by Owner in connection with such release, together with an Officer's Certificate of Owner certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Indenture, and (iii) in the case of a defeasance of the Allocated Property Debt with respect to a particular Mortgaged Property, will not impair or otherwise adversely affect the Liens, security interests and other rights of Trustee and Lender under the Loan Documents not being released (or the rights of the parties to the Operative Documents and Mortgaged Properties subject to the Loan Documents not being released).

(g)           Nothing in this Section shall release Owner from any liability or obligation relating to any environmental matters with respect to the related Mortgaged Property arising under Section 2.22 of this Indenture.

(h)           In the case of a Defeasance Deposit, if Lender or its agent is unable to apply amounts received on the Defeasance Deposit in accordance with this Section 2.20, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Owner's obligations under this Indenture, the Indebtedness, as applicable, shall be revived and reinstated as though no Defeasance Deposit had been made, until such time as Lender or its agent is permitted to apply such amounts in accordance with this Section 2.20; provided, however, that if Owner has made any payment of Indebtedness because of the reinstatement of its obligations hereunder, Owner shall be subrogated to the rights of Lender to receive such amounts from the Defeasance Deposit when such amounts are distributed by Lender or its agent.

(i)           In connection with any release of a Lien under Section 2.27 in connection with a defeasance, Nomura Asset Capital Corporation (together with its successors and assigns, "NACC") shall establish or designate a successor entity (the "Successor Borrower") and Owner shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. The obligation of NACC to establish or designate a Successor Borrower shall be retained by NACC notwithstanding the sale or transfer of the Loan unless such obligation is specifically assumed by the Transferee. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and Owner shall be relieved of its obligations under such documents. Owner shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement. Notwithstanding anything in this Indenture to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.20(i), but Owner shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the Defeased Note and the Undefeased Note, if applicable, or any transfer of the Defeased Note.

Section 2.21                      Owner Information Covenants. Owner covenants and agrees, from the date hereof and until payment in full of the Indebtedness or the earlier release of this Indenture, as follows:

(a)           Litigation. Owner will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Owner which might materially adversely affect Owner's condition (financial or otherwise) or business or the condition, value, use or ownership of the Mortgaged Property or any part thereof.

(b)           Financial Reporting.

(i)            Owner will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the income tax basis of accounting (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Owner and all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Owner or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Owner who have leased from Owner portions of the Mortgaged Property for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Owner or other Person maintaining such books, records and accounts, to make such copies or extracts thereof as Lender shall desire and to discuss Owner's affairs, finances and accounts with Owner and its accountants. After the occurrence of an Event of Default, Owner shall pay any costs and expenses incurred by Lender to examine Owner's accounting records with respect to the Mortgaged Property and to visit the Mortgaged Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest,

(ii)            Owner will furnish Lender annually, within ninety (90) days following the end of each Fiscal Year of Owner, with a complete copy of Owner's financial statement audited by an Independent certified public accounting firm that is reasonably acceptable to Lender (such audit to be in accordance with the income tax basis of accounting, except as disclosed, in accordance with generally accepted auditing standards relating to the income tax basis of accounting consistently applied as in effect as of the end of such Fiscal Year) covering Owner and the operation of the Mortgaged Property for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Owner's equity. Together with Owner's annual financial statements, Owner shall furnish to Lender an Officer's Certificate certifying as of the date thereof (A) that the annual financial statements accurately represent the results of operation and financial condition of Owner and the Mortgaged Property all in accordance with the income tax basis of accounting (except as disclosed) and in accordance with generally accepted auditing standards relating to the income tax basis of accounting consistently applied, and (B) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default or Event of Default under this Indenture, the Note or any other Loan Document executed and delivered by Owner, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance,

(iii)            Owner shall furnish to Lender, within fifteen (15) Business Days after Lender's request therefor, such further detailed information with respect to the operation of the Mortgaged Property and the financial affairs of Owner as may be reasonably requested by Lender. Promptly upon receipt thereof, Owner shall also furnish to Lender any financial reports delivered to Owner by Tenant.

(iv)            Owner shall, concurrently with Owner's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 2.21 to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Secondary Market Transaction.

(v)            Owner shall furnish to Lender such other financial information with respect to Owner, the Mortgaged Property or this Indenture as Lender may, from time to time request (including, without limitation, in the case of a defeasance pursuant to Section 2.20, a review by a third party acceptable to Lender, of the calculations required to be made pursuant to Section 2.20).

(vi)            Any reports, statements or other information required to be delivered under this Indenture, if required by the Lender and within the capacities of the Owner's data system without change or modification thereto, shall be delivered by paper and in electronic form. Any electronic delivery shall be prepared if possible by Owner using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files.)

(c)           Notice of Default. Promptly after having notice or actual knowledge thereof, Owner will notify Lender of any material adverse change in Owner's condition, financial or otherwise, or of the occurrence of any Default or Event of Default known to Owner.

(d)           Other Notices. Promptly after having notice or actual knowledge thereof, Owner will notify Lender of the occurrence of any of the following: (i) receipt of written notice from any Governmental Authority relating to the Mortgaged Property; (ii) any material change in the occupancy of the Mortgaged Property; (iii) receipt of any written notice from the holder of any other lien or security interest in the Mortgaged Property; or (iv) commencement of any judicial or administrative proceedings including, without limitation, any insolvency or bankruptcy proceeding by, against or otherwise affecting Owner or the Mortgaged Property.

Section 2.22                                 Environmental Matters.

(a)           Environmental Compliance and Remedial Work.

(i)            Owner agrees that it (A) shall comply, and cause the Mortgaged Property to comply, with all Environmental Laws applicable to the Mortgaged Property, (B) shall not use and shall prohibit the use of the Mortgaged Property for the generation, manufacture, refinement, production, or processing of any Hazardous Substance or for the storage, handling, disposal, treatment, transfer or transportation of any Hazardous Substance (other than in connection with the operation and maintenance of such Mortgaged Property and in commercially reasonable quantities as a consumer thereof and except as to such household or commercial products customarily maintained in similar establishments, subject to, in any event, compliance with Environmental Laws), (C) shall not install or knowingly permit the installation on the Mortgaged Property of any underground storage tanks or surface impoundments and shall not permit there to exist any contamination to the Mortgaged Property originating on or off such Mortgaged Property (other than in connection with the use, operation and maintenance of such Mortgaged Property and then only in compliance with applicable Environmental Laws and all other applicable laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated of every government and municipality having jurisdiction over such Mortgaged Property and of any agency thereof) or asbestos-containing materials (it being understood that neither Owner nor Tenant shall be obligated to remove existing non-friable asbestos unless hereafter required pursuant to any Legal Requirement or unless such non-friable asbestos is hereafter disturbed by renovation, casualty or other event, in which event the non-friable asbestos shall be removed and provided further that any existing non-friable asbestos shall be maintained in accordance with prudent industry standards including an appropriate operations and maintenance program) and (D) shall cause any alterations of the Mortgaged Property to be done in a way so as to not expose the persons working on or visiting the Mortgaged Property to Hazardous Substances and in connection with any such alterations shall remove any Hazardous Substances present upon the Mortgaged Property which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Mortgaged Property. Compliance by Tenant with the requirements of Article 7.1(b) of the Master Lease shall constitute compliance by Owner with the requirements of this Section 2.22(a).

(ii)            If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the "Remedial Work") is required on the Mortgaged Property pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law, or in Lender's opinion, based upon recommendations of qualified environmental engineer reasonably acceptable to Lender, after notice to Owner, is reasonably necessary to prevent future liability under any applicable Environmental Law, because of or in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from the Mortgaged Property or any portion thereof, Owner shall (at Owner's sole cost and expense), or shall cause such responsible third parties to, promptly commence and diligently prosecute to completion (or cause to be commenced and diligently prosecuted to completion by Tenant pursuant to the Master Lease) all such Remedial Work. All such Remedial Work shall be commenced within thirty (30) days (or such shorter period as may be required under any applicable Environmental Law) after the earlier to occur of Owner's actual knowledge that remediation is required under applicable Environmental Laws or any written demand reasonably made therefor by Lender; however, Owner shall not be required to commence such Remedial Work within the above-specified time periods if (x) prevented from doing so by any Governmental Authority, (y) commencing such Remedial Work within such time periods would result in Owner or such Remedial Work violating any Environmental Law or (z) Tenant is contesting in good faith and by appropriate proceedings the applicability of the relevant Environmental Laws in accordance with the provisions of the Master Lease provided, however, that such contest shall not (I) create or materially increase the risk of any civil or criminal liability of any kind whatsoever on the part of Owner or Lender or (II) permit or materially increase the risk of the spread, release or suspected release of any Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from the Property or any portion thereof during the pendency of such contest.

(iii) All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Lender (which approval shall not be unreasonably withheld or delayed). All costs and expenses reasonably incurred in connection with such Remedial Work and Lender's reasonable monitoring or review of such Remedial Work which Lender may, but is not obligated to, do (including reasonable attorneys, fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) shall be paid by Owner or by Tenant. If Owner or Tenant does not timely commence and diligently prosecute to completion the Remedial Work, then, subject to the terms of the Master Lease, Lender may (but shall not be obligated to) cause such Remedial Work to be performed. Owner agrees to bear and shall pay or reimburse Lender on demand for all Advances and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any such Remedial Work.

(iv)            Except with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, neither Owner nor Tenant shall commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Lender's reasonable judgment, impair the value of the Mortgaged Property or of Lender's security hereunder to a material degree. Lender's prior written consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Mortgaged Property poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, or if Lender fails to respond to any notification by Owner hereunder within twenty (20) Business Days from the date of such notification. In such event, Owner shall notify Lender as soon as practicable of any action taken.

(b)           Environmental Matters; Inspection.

(i)            Upon reasonable prior written notice, Lender and its agents, representatives and employees shall have the right at all reasonable times and during normal business hours, except to the extent such access is limited by applicable law, to enter upon and inspect all or any portion of the Mortgaged Property, provided, however, that such inspections shall not unreasonably interfere with the operation thereof or the tenants thereon. Except as provided in clause (ii) below, (y) Lender, at its sole expense, may retain an environmental consultant to conduct and prepare reports of such inspections and (z) Owner shall be given a reasonable opportunity to review any and all reports, data and other documents or materials reviewed or prepared by the consultant, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 2.22(b) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Indenture, and shall expressly include the right to conduct soil borings and other customary environmental tests, assessments and audits in compliance with applicable Legal Requirements; provided, however, that, except as set forth in clause (ii) below, Lender shall cause to be repaired any damage caused by such borings, tests, assessments or audits.

(ii)            Owner agrees to bear and shall pay or reimburse, or shall cause Tenant to pay or reimburse, Lender on demand for all Advances and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with the inspections, tests and reports described in this Section 2.22(b) in the following situations:

(i)           If Lender has reasonable grounds to believe at the time any such inspection is ordered, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or emanating from the Mortgaged Property, or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document;

(ii)           If any such inspection reveals an Environmental Violation or that a Hazardous Substance is present on, under or emanating to or from the Mortgaged Property or is migrating from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by any Loan Document; or

(iii) If an Event of Default exists and is continuing at the time any such inspection is ordered.

(c)           Environmental Notices. To the extent that Owner has actual knowledge thereof, Owner shall promptly provide notice to Lender of:

(i) any proceeding or investigation commenced or threatened by any Governmental Authority with respect to the presence of any Hazardous Substance on, under or emanating from the Mortgaged Property;

(ii)            any proceeding or investigation commenced or threatened by any Governmental Authority, against Owner, with respect to the presence, suspected presence, release or threatened release of Hazardous Substances from any property not owned by Owner, including, but not limited to, proceedings under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.;

(iii) all claims made or any lawsuit or other legal action or proceeding brought by any Person against (A) Owner or the Mortgaged Property or any portion thereof, or (B) any other party occupying the Mortgaged Property or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Substance or relating to any violation or alleged violation of Environmental Law;

(iv) the discovery of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property, of which Owner becomes aware, which reasonably could be expected to lead to the Mortgaged Property or any portion thereof being in violation of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "Environmental Violation") or which might subject Lender to an Environmental Claim; and

(v)           the commencement and completion of any Remedial Work.

(d)           Copies of Notices. Owner will promptly transmit to Lender copies of any citations, orders, notices or other communications received by Owner from any Person with respect to the notices described in Section 2.22(c) hereof.

(e)           Environmental Claims. Lender may, but is not required to, join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Mortgaged Property or any portion thereof under any Environmental Law, if, in Lender's judgment, the interests of Lender will not be adequately protected by Owner and/or Tenant. Owner agrees to bear and shall pay or reimburse Lender, on demand, for all Advances and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) relating to or incurred by Lender in connection with any such action or proceeding.

(f)           Indemnification, Owner agrees to indemnify, reimburse, defend, and hold harmless Lender and the other Lender Parties for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, punitive and consequential damages, costs of any Remedial Work, reasonable attorneys', fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender and the other Lender Parties), asserted against, resulting to, imposed on, or incurred by Lender and/or the other Lender Parties, directly or indirectly, in connection with any of the following:

(i)           the events, circumstances, or conditions which are alleged to, or do, (1) relate to the presence, or release into the environment, of any Hazardous Substance at the Mortgaged Property or relate to circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by Owner or by Tenant or with respect to the Mortgaged Property, and in either case, result in Environmental Claims, or (2) constitute Environmental Violations;

(ii)            any pollution or threat to human health or the environment that is related in any way to Owner's or Tenant's or any previous owner's or operator's management, use, control, ownership or operation of the Mortgaged Property, including, without limitation, all onsite and offsite activities involving Hazardous Substances, and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Report;

(iii) any Environmental Claim against any Person whose liability for such Environmental Claim Owner has or may have assumed or retained either contractually or by operation of law;

(iv) any Remedial Work under subsection 2.22(a) hereof, required to be performed pursuant to any Environmental Law or the terms hereof; or

(v)            the breach of any environmental representation, warranty or covenant set forth in this Indenture or in any certificate delivered by Owner to Lender pursuant to the Loan Agreement or this Indenture, including in each case, without limitation, with respect to each of Lender Parties, as the case may be, to the extent such Environmental Claims result from their respective negligence, except in each case, to the extent that they result solely from their respective gross negligence or willful misconduct.

The indemnity provided in this Section 2.22(f) shall not be included in any exculpation of Owner or any other Person from personal liability provided in this Indenture or in any of the other Loan Documents (but in no event shall any trustee of Owner have any personal liability hereunder, and nothing contained herein shall affect the provisions of Section 4.3(z) hereof) and shall survive the repayment in full of the Indebtedness, any foreclosure of the Mortgaged Property and the satisfaction and release of this Indenture or reconveyance. Nothing in this Section 2.22(f) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Indenture or the other Loan Documents.

Section 2.23                                 Perform Operative Documents; Cooperate in Legal Proceedings; Further Assurances.

(a)           Perform Operative Documents. Each of Owner and Remainderman shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Operative Documents executed and delivered by, or applicable to, Owner or Remainderman, as applicable.

(b)           Cooperate In Legal Proceedings. Each of Owner and Remainderman will cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Operative Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings at Lender's expense.

(c)           Further Assurances. Owner shall, at Owner's sole cost and expense:

(i)            furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications (to the extent in Owner's possession or readily obtainable by Owner), Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Owner pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

ii)            execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Note or other Indebtedness, as Lender may reasonably require; provided the same shall not create any personal liability on the part of Owner except as expressly provided herein or in the other Loan Documents; and

(iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Indenture and the other Loan Documents, as Lender shall reasonably require from time to time; provided, same shall not create any personal liability on the part of Owner except as expressly provided herein or in the other Loan Documents.

Section 2.24                                 Cooperate with Secondary Market Transactions.

(a)           Each of Owner and Remainderman acknowledges that Lender may enter into one or more Secondary Market Transactions. Owner shall use its reasonable efforts to cause Tenant and Master Lease Guarantor to cooperate in good faith with Lender in effecting any Secondary Market Transaction in accordance with Section 5(e) of the Tenant Consent, Section 10.8 of the Master Lease and Section 4.1(b) of the Master Lease Guaranty, as applicable.

(b)           Each of Owner and Remainderman agrees to reasonably cooperate in good faith with Lender in effecting any Secondary Market Transaction occurring within two (2) years after the Closing Date (including satisfying the market standards for publicly issued Securities rated by each of Duff, Fitch, Moody's and S&P which involve credit lease loans) and to reasonably cooperate in good faith to implement all requirements imposed by the Rating Agencies involved in any such Secondary Market Transactions including, the following:

(i)            to provide, or use its reasonable efforts to cause to be provided by Tenant or by Master Lease Guarantor, as applicable, such financial and other information with respect to the Mortgaged Properties, Owner, Remainderman, Tenant and Master Lease Guarantor together with appropriate verification of such information through letters of auditors, if customary, provided, however, that such information with respect to Master Lease Guarantor shall not include any confidential or non-public information or any proprietary technical records and information and any customer lists;

(ii)            to permit such site inspections and other similar due diligence investigation of the Mortgaged Properties by Lender or the Rating Agencies as may be reasonably requested by Lender or as may be requested by the Rating Agencies;

(iii)            to provide, or use its reasonable efforts to cause to be provided, additional or updated appraisals, market studies, environmental reports and engineering reports which are customary in Secondary Market Transactions and which shall be reasonably acceptable to Lender and shall be acceptable to the Rating Agencies provided that the foregoing shall only be required to the extent that any such third party due diligence reports which were delivered in connection with the origination of the Loan referenced therein additional information recommended or required to be obtained or provided in connection therewith which has not been so obtained or provided to Lender;

(iv)            at Owner's or Remainderman's expense, as applicable, to cause counsel to render opinions as to non-consolidation or any other opinion customary in Secondary Market Transactions with respect to the Mortgaged Properties and Owner or Remainderman, as applicable, and their respective Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and shall be acceptable to the Rating Agencies;

(v)            to make such representations and warranties as of the closing date of any such Secondary Market Transaction with respect to the Mortgaged Properties, Owner or Remainderman, as applicable, and the Operative Documents as are customarily provided in Secondary Market Transactions and as may be reasonably requested by Lender or requested by the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof,, including the representations and warranties made in or pursuant to the Operative Documents; and

(vi)             to execute modifications to any Operative Documents to which Owner or Remainderman is a party acceptable to the Rating Agencies, provided, however, that neither Owner nor Remainderman shall be required to modify any Operative Documents or its governing documents in any way which would (A) modify the interest rate payable under the Note, modify the stated maturity of the Note, modify the amortization of principal of the Note, otherwise change the economic terms of such Operative Documents or which would impose additional financial covenants on Owner or on Remainderman, or (B) modify the rights of Transfer set forth in Section 2.16 hereof or modify Section 4.3(z) hereof (except as may be specifically required by the Rating Agencies unless, in the good faith judgment of Owner or Remainderman, as applicable, such modification would materially impair the rights or materially increase the obligations of Owner or Remainderman, as applicable, under such Operative Documents) or (C) which otherwise, in the reasonable judgment exercised in good faith of Owner or Remainderman, as applicable, would materially impair the rights of or materially increase the obligations of Owner or Remainderman, as applicable, under such Operative Documents.

(c)           Each of Owner and Remainderman shall make available to Lender all information and documents relating to Owner or Remainderman, as applicable, and the Mortgaged Property that Lender may reasonably request or as the Rating Agencies may request in connection with any Secondary Market Transaction. Lender shall be permitted to share such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Operative Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Owner or by Remainderman to Lender, including, without limitation, financial statements relating to Owner, Remainderman and the Mortgaged Properties, may ultimately be incorporated into the offering documents, including, without limitation, any private placement memorandum, prospectus or other disclosure document for the Secondary Market Transaction and thus, various investors may also see some or all of such information.
Each of Owner and Remainderman understands that certain of such information may also be used in connection with filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Owner and Remainderman and with respect to which Owner or Remainderman enters into an indemnification agreement and which Owner or Remainderman approves for use in the offering documents, Lender shall have the right to publicize the Secondary Market Transaction in the following manner: (i) publicize any information contained in the prospectus for the Secondary Market Transaction, and (ii) describe the transaction in discussions with the media.

Section 2.25                                 Affirmative Covenants of Remainderman. Remainderman hereby represents, warrants, covenants and agrees as follows:

(a)           Remainderman will, subject to its right to transfer its interest in the Mortgaged Property in compliance with Section 2,16, preserve title to its interest in the Mortgaged Property subject only to the Permitted Encumbrances; and will forever warrant and defend the same to Lender and the claims of all Persons.

(b)           Remainderman will, at its expense, do, execute, acknowledge and deliver or cause to be done, executed acknowledged and delivered all such further acts, instruments and assurances reasonably requested by Lender for the granting to Lender of Remainderman's interest in the Mortgaged Property or for carrying out the intention of, or facilitating the performance of, this Indenture.

(c)           Remainderman, will, from time to time, perform or cause to be performed any other act as required by law to publicize notice of and maintain the Lien of this Indenture and will execute or cause to be executed any and all further instruments (including financing statements, continuation statement and similar statements with respect to any of said documents) reasonably requested by Lender for such purposes. If Remainderman shall fail to comply with this Section, Lender shall be and hereby is irrevocably appointed the agent and attorney-in-fact of Remainderman, coupled with an interest, with full right of substitution, to comply therewith (including the execution, delivery and filing of such financing statements and other instruments), but this sentence shall not prevent any default in the observance of this Section from constituting an Event of Default.

(d)           So long as Remainderman owns an interest in the Mortgaged Property, Remainderman will take all action required by law to permit Remainderman to own property and enforce contracts in each State in which the Mortgaged Property is located.

(e)           All right title and interest of Remainderman in and to all improvements, alterations, substitutions, restorations and replacements of and all additions and appurtenances to the Mortgaged Property, hereafter acquired by or released to Remainderman, immediately upon such acquisition or release and without any further granting by Remainderman, shall become part of the Mortgaged Property and shall be subject to the Lien of this Indenture full, completely and with the same effect as though now owned by Remainderman and specifically described in the Granting Clauses hereof; at any time Remainderman will execute and deliver to Lender any document as Lender may reasonably request to subject the same to the Lien of this Indenture.

(f)           Remainderman will not, and will not permit any Person claiming by, through or under Remainderman to, use the Mortgaged Property in a manner which would increase the risk of contamination by any toxic or Hazardous Substance or the risk of any violation of any Environmental Law.

(g)           Remainderman shall keep the Option Agreement and Tripartite Agreement in full force and effect and shall not terminate, amend, modify, rescind or accept any surrender of the optionee's rights under the Option Agreement without the prior written consent of Lender.

Section 2.26                          Negative Covenants of Remainderman. Remainderman will not (a) sell, lease, transfer, convey, assign or otherwise dispose of its interest in the Mortgaged Property or any part thereof, except as required under the Tripartite Agreement or as permitted under Section 2.16(b); (b) directly or indirectly create or suffer to be created any mortgage, lien, encumbrance, charge or other exception to title or ownership upon or against its interest in the Mortgaged Property or any part thereof, other than (i) Permitted Encumbrances and (ii) as otherwise expressly permitted by this Indenture; (c) make or permit to remain outstanding any loan or advance to any person except as expressly permitted by this Indenture; (d) own or acquire any stock or securities to any Person or guarantee any obligation of any Person; (e) engage directly or indirectly in any business other than the acquisition and ownership of its interest in and leasing of the Mortgaged Property; (f) transfer any of its interest in the Mortgaged Property to any employee benefit plan (as defined in ERISA); or (g) create, assume, suffer to exist or guarantee any indebtedness for borrowed money.. Remainderman shall be and remain a Single Purpose Entity.

Section 2.27                         Release of Lien on any Mortgaged Property.

(a)           Upon any of:

(i)            the occurrence of an Event of Loss with respect to any Mortgaged Property which results in Tenant making a Rejectable Offer or Rejectable Substitution Offer pursuant to the Master Lease or the exercise by Tenant of the FMV Purchase Option, and either (A) payment in full of the Allocated Property Debt with respect to such Mortgaged Property and any accrued and unpaid interest thereon in the case of an Event of Loss or payment in full of the Principal Amount, any accrued and unpaid interest thereon, the Make Whole Premium and all other Indebtedness then due and owing in the case of the exercise by Tenant of the FMV Purchase Option, or (B) in the case of an Event of Loss the valid substitution of a Substitute Project for such Mortgaged Property by Tenant in accordance with the Master Lease and the satisfaction by Tenant of all of the conditions and requirements of such substitution pursuant to the Master Lease and this Section 2.27(a), Lender and Trustee shall execute proper instruments of partial or full reconveyance with respect to the related Mortgaged Property, as applicable, and shall release the lien of the Indenture with respect to such Mortgaged Property;

(ii)            the termination of the Master Lease with respect to any Mortgaged Property pursuant to any provision thereof other than in connection with an Event of Loss or the exercise by Tenant of the FMV Purchase Option, and (A) prior to the Permitted Defeasance Date, the payment in full of (i) the Allocated Property Debt with respect to such Mortgaged Property, and any accrued and unpaid interest thereon and the Make-Whole Premium and all other Indebtedness then due and owing, and (ii) on and after the Permitted Defeasance Date, the Defeasance Deposit and all other amounts then required to be paid pursuant to Section 2.20, and upon compliance with the other provisions of Section 2.20, or (B) the valid substitution of a Substitute Project for such Mortgaged Property by Tenant in accordance with Sections 3.3 and 3.4 of the Master Lease and the satisfaction by Tenant of all of the conditions and requirements of such substitution pursuant to the Master Lease and this Section 2.27(a);

(iii)             the optional defeasance by Owner, if any, on or after the Permitted Defeasance Date upon compliance with the provisions of Section 2.20 with respect thereto; and
(iv) the optional prepayment by Owner, if any, of the Note in whole on or after February 1, 2018 upon compliance with the provisions of Section 2.9 with respect thereto;

Lender and Trustee shall execute proper instruments of reconveyance with respect to the related Mortgaged Property and shall release the Lien of Indenture with respect to such Mortgaged Property (provided no Lease Event of Default has occurred and is continuing with respect to a Rejectable Offer pursuant to Section 3.3(b) or Section 3.3(c) of the Master Lease) and provided that Lender shall have received a request for such release from Owner, and, with respect to a release pursuant to Section 2.27(a)(i) or Section 2.27(a)(ii) above, together with an Officer's Certificate from each of Tenant and Owner, dated not more than five (5) days prior to the request for release, stating in substance that such Mortgaged Property is required or permitted to be so sold, disposed of, reconveyed or released pursuant to the provisions of this Indenture and the Master Lease, and that all conditions precedent in this Indenture and in the Master Lease with respect thereto have been complied with, and provided, further, however, that in the case of any proposed Substitution all of the following conditions are satisfied:

(A)            Lender shall have received a request for such release and substitution from Owner together with a copy of each of the items required (or which Lender or the Rating Agencies may request) pursuant to Sections 3.3 or 3.4 of the Master Lease in connection with a substitution thereunder, each of which items is hereby required by this Indenture, in each case reasonably satisfactory in form and substance to a prudent lending institution making a loan similar to the Loan and acceptable to the Rating Agencies;

(B)            Lender shall have received an Officer's Certificate from each of Tenant and Owner, dated as of the date of Substitution stating that all conditions precedent in this Indenture and in the Master Lease provided for relating to such Substitution have been complied with, provided, however, that to the extent such Officer's Certificate of Owner relates to third party due diligence Substitution Documents (as such term is defined in the Master Lease) or otherwise relates to property specific matters, it may be limited to Owner's knowledge with respect thereto;

(C)            Lender and the Rating Agencies shall have received certificates from Owner confirming that no Lease Event of Default shall have occurred and be continuing to the best of its knowledge, and a certificate from each of Owner and Remainderman stating that their respective representations and warranties contained in their respective certificates delivered on the Closing Date and in any Operative Documents (as amended in connection with the Substitution) to which they are a party are true and correct in all material respects on and as of the date of Substitution with respect to itself, the Operative Documents to which it is a party (including any amendment or supplement thereto in connection with such Substitution) and the Substitute Project and containing such other representations and warranties as Lender or the Rating Agencies may require. If any such certificate cannot be given because it would be inaccurate, such certificate shall disclose the inaccuracy of such representation and warranty and such certificate shall be acceptable if the disclosure therein would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan. Any such certificate shall be in form and substance satisfactory to the Rating Agencies;

(D)            Amendments to each of the following documents shall have been executed, acknowledged and delivered by the parties thereto to each other party thereto and to Lender, in each case subjecting the Substitute Project thereto and removing the Replaced Project therefrom and covering such other matters as are appropriate in connection therewith including the following:

(1)           Amendment to Master Lease,

(2)	Memorandum of Master Lease with respect to the Substitute Project,

(3)           Amendment to Tenant Consent,

(4)	Confirmation of Master Lease Guaranty by Master Lease Guarantor with respect to the Substitute Project,

(5)           Amendment to Residual Value Policy,

(6)           Amendment to Option Agreement, if any,

(7)           Amendment to Tripartite Agreement, if any

(8)           Amendment to this Indenture,

(9)           Amendment to Master Lease Assignment, and

(10)	Two or three UCC Financing Statements with respect to the Substitute Project as recommended by local counsel to be recorded in appropriate county and state offices.

In addition, Owner shall have executed, acknowledged and delivered to Lender a letter from Owner countersigned by a title insurance company acknowledging receipt of the Memorandum of Master Lease, amendment to Indenture, amendment to Master Lease Assignment, amendment to Option Agreement, if any, amendment to Tripartite Agreement, if any, and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Memorandum of Master Lease, amendment to Indenture, amendment to Master Lease Assignment, amendment to Option Agreement, if any, amendment to Tripartite Agreement, if any and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Project is located, to file one of the UCC-1 Financing Statements in the office of the Secretary of State of the state in which the Substitute Project is located and, if required by local counsel, to make such other filing of UCC-1 Financing Statements in such local office as is appropriate, in each case, so as to effectively create upon such recording and filing valid and enforceable Liens on the Substitute Project, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to Permitted Encumbrances. The amendment to Master Lease, Memorandum of Master Lease, confirmation of Master Lease Guaranty, amendment to Indenture, amendment to Master Lease Assignment, amendment to Tenant Consent, amendment to Residual Value Policy, amendment to Option Agreement, if any, amendment to Tripartite Agreement, if any, and UCC-1 Financing Statements shall be in form acceptable to the Rating Agencies and which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan and shall incorporate the same substantive provisions as the original Operative Documents executed and delivered with respect to the related Replaced Project, subject to modifications reflecting the Substitute Project instead of the Replaced Property and such other modifications reflecting the laws of the state in which the Substitute Project is located as shall be recommended by the counsel admitted to practice in such state delivering the opinion as to the enforceability of such documents required pursuant to clause (G) below. The Amendment to Indenture encumbering the Substitute Project shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Project is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Indenture shall be equal to one hundred fifty percent (150%) of the Allocated Property Debt allocated to the Substitute Project which shall be the same amount that was previously allocated to the Replaced Project.

(E)
Lender shall have received (1) any "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of the existing Indenture as of the date of the Substitution available with respect to the Title Insurance Policy insuring the Lien of the Indenture with respect to the Substitute Project and (2) a Title Insurance Policy (or a marked, signed and re-dated commitment to issue such Title Insurance Policy) insuring the Lien of the Indenture encumbering the Substitute Project, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Indenture and dated as of the date of the Substitution and re-dated as of the date of recording, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Indenture encumbering the Replaced Project. The Title Insurance Policy issued with respect to the Substitute Project shall (1) provide coverage in the amount of the Allocated Property Debt if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of such Allocated Property Debt, (2) insure Lender that the Indenture creates a valid first Lien on the Substitute Project encumbered thereby, free and clear of all exceptions for coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (and as modified by the terms of any endorsements), (3) contains such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the Existing Indenture with respect to the other Mortgaged Properties or as may be necessitated by the facts and circumstances of the Substitute Project, subject to state law limitations with respect to such endorsements, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid. Lender shall have received (1) an endorsement to the Title Insurance Policy insuring the Lien of the Indenture encumbering the Substitute Project insuring that the Substitute Project constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Project is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Project constitutes a separate tax lot or (2) a letter from the appropriate taxing authority stating that the Substitute Project constitutes a separate tax lot.

(F)
Each of Owner and Remainderman shall deliver to Lender (1) updates certified by it of all organization documentation related to it and/or the formation, structure, existence, good standing and/or qualification to do business similar to that delivered to Lender in connection with the origination of the Loan; (2) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Project is located (if required in such jurisdiction) and (3) evidence of the authority for it to undertake the Substitution and any actions taken in connection with such Substitution.

(G)
Lender shall have received the following opinions of counsel:  (1) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Project is located stating that the Operative Documents delivered with respect to the Substitute Project pursuant to clause (D) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that each of Owner and Remainderman is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Project is located or that such entity is not required by applicable law to qualify to do business in such jurisdiction; (2) an opinion of the respective counsel of each of Owner and of Remainderman acceptable to the Rating Agencies stating that the Operative Documents delivered by Owner or by Remainderman with respect to the Substitute Project pursuant to clause (D) above were duly authorized, executed and delivered by such entity and that the execution and delivery of such Operative Documents and the performance by such entity of its respective obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which such entity is a party or to which it or its properties are bound; (3) an opinion of counsel acceptable to the Rating Agencies and which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan stating that subjecting the Substitute Project to the Lien of the related Indenture and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; and (4) an update of the nonconsolidation opinion delivered by Owner's counsel in connection with the origination of the Loan indicating that the Substitution does not affect the opinions set forth therein.

(H)
If any amount is required to be deposited in escrow by Tenant to cover deferred maintenance with respect to the Substitute Project, such amount shall be deposited into and held in the Restoration Account and disbursed as if such amount constituted Loss Proceeds pursuant to Section 2.4(g).

(I)
Lender shall have received the following with respect to the Residual Value Insurer and the Residual Value Policy: (1) a certificate of the Residual Value Insurer stating that the representations and warranties contained in the closing certificate delivered by it pursuant to the Loan Agreement are true and correct in all material respects on and as of the date on which the Substitution is concluded with respect to itself and any amendment or supplement to the Residual Value Policy in connection with such Substitution and containing such other representations and warranties as Lender or the Rating Agencies may require, (2) an incumbency certificate with respect to the Residual Value Insurer attaching its organizational documents and including evidence of good standing and of the Residual Value Insurer's authority to execute and deliver the amendment or supplement to the Residual Value Policy in connection with such Substitution, and (3) an opinion of counsel of Residual Value Insurer acceptable to the Rating Agencies stating that the amendment or supplement to the Residual Value Policy delivered by Residual Value Insurer with respect to the Substitute Project is duly authorized, executed and delivered by the Residual Value Insurer and is legal, valid, binding and enforceable in accordance with its terms, and that the execution and delivery thereof and performance by the Residual Value Insurer of its obligations under the Residual Value Policy in connection therewith will not cause a breach of, or default under any agreement, document or instrument to which the Residual Value Insurer is a party or by which it or its properties or bound and covering such other matters as may be required by the Rating Agencies.

(J)
Owner shall submit to Lender, not less than thirty (30) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substitute Project for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substitute Project is located.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Replaced Project to be released and the Substitute Project shall be deemed to be a Mortgaged Property for all purposes of this Indenture and the other Loan Document and the Allocated Property Debt with respect to such Replaced Project shall be deemed to be the Allocated Property Debt with respect to such Substitute Project for all purposes herein.

(b)           [Intentionally omitted]

(c)           Upon any release provided for under this Section 2.27, Lender and Trustee at Owner's or Tenant's cost and expense, shall execute and deliver to Owner an instrument releasing the lien in and to the applicable Mortgaged Property and shall execute for recording in public offices, at the expense of Tenant, such instruments in writing as Owner or Tenant shall reasonably request and as shall be reasonably acceptable to Lender in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction.

(d)           In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of Lender to execute any instrument hereunder, or to see to the application of the purchase money.

Section 2.28                                  Residual Value Policy.

(a)           Unless all of the Indebtedness shall have been paid in full on or prior to the Maturity Date and this Indenture released with respect to all of the Mortgaged Properties subject hereto, Owner shall maintain in full force and effect the Residual Value Policy from the Residual Value Insurer and comply with its obligations pursuant to the Residual Value Policy. All proceeds of the Residual Value Policy shall be applied to the payment of the Indebtedness.  The Residual Value Insurer has agreed to make payment of proceeds to Lender pursuant to the Loss Payee Endorsement of the Residual Value Policy. Owner agrees that (i) the Residual Value Policy (including the Loss Payee Endorsement) shall not be changed, amended, altered or modified and the Loss Payee Endorsement shall not be terminated without the prior written consent of Lender and confirmation in writing from the Rating Agencies to the effect that such action will not result in a withdrawal, qualification or downgrade of any then current ratings for any Securities issued in connection with any Secondary Market Transaction, (ii) any consent, approval, agreement or waiver provided by Owner pursuant to the Residual Value Policy shall not be valid unless consented to in writing by Lender, and (iii) except as otherwise expressly set forth in the Loss Payee Endorsement, Lender shall not, by reason of the Indenture, the Master Lease Assignment or otherwise, be subject to any obligation, duty or liability under the Residual Value Policy and Owner shall remain liable with respect to its obligations thereunder.

(b)           If Owner shall have paid the Indebtedness in full on or prior to the Maturity Date and this Indenture shall have been released with respect to all of the Mortgaged Properties subject hereto, at the request and expense of Owner, Lender shall consent in writing to a termination of the Residual Value Policy. If Owner shall not have paid the Indebtedness in full on or prior to the Maturity Date, or if on or prior to the Maturity Date Owner or Rerainderman shall otherwise fail to comply with the applicable provisions of the Residual Value Policy and this Section 2.28, Owner and Remainderman each hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, with full right of substitution, to take all actions necessary to make claims under and obtain the proceeds of the Residual Value Policy and to comply with the applicable provisions of the Residual Value Policy including, without limitation, the execution and delivery, in the name and on behalf of Owner and Remainderman, or either thereof, or any other assignee or owner of any interest in the Mortgaged Property, as the case may be, of certificates, instruments and documents required thereunder.

(c)           Remainderman agrees that it will promptly execute all certificates, instruments or documents required under the Residual Value Policy upon the request of Owner or Lender.

Section 2.29                       Owner's Negative_ Covenants. From the date hereof until payment and performance in full of all obligations of Owner under the Loan Documents or the earlier release of all Liens encumbering the Mortgaged Properties in accordance with the terms of this Indenture and the other Loan Documents, Owner covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

(a)           Liens. Owner shall not, without the prior written consent of Lender, create, voluntarily incur or assume any Lien on any portion of the Mortgaged Properties or, subject to the provisions of Section 2.2(e), permit any such action to be taken, except:

(i)	Permitted Encumbrances;

(ii)            Liens created by or permitted pursuant to the Loan Documents;

(iii)            Liens for Impositions not yet due.

(b)           Dissolution. Owner shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.

(c)           Change in Business. Owner shall not enter into any line of business other than the ownership and leasing of the Mortgaged Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(d)           Debt Cancellation. Owner shall not cancel or otherwise forgive or release any material claim or material debt owed to Owner by any Person, except for adequate consideration and in the ordinary course of Owner's business.

(e)           Affiliate Transactions. Owner shall not, without Lender's prior written consent, enter into, or be a party to, any transaction with an Affiliate of Owner or any of the beneficial owners of Owner except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Owner or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

(f)           Zoning. Owner shall not initiate or consent to any zoning reclassification of any portion of any Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender which shall not be unreasonably withheld or delayed.

(g)           Assets. Owner shall not purchase or own any properties other than the Mortgaged Properties.

(h)           Debt. Owner shall not create, incur or assume any debt other than the Note and other than unsecured trade debt customarily payable within thirty (30) days in an aggregate amount not to exceed $250,000.

(i)           No Joint Assessment. Owner shall not suffer, permit or initiate the joint assessment of the Mortgaged Property (i) with any other real property constituting a tax lot separate from the Mortgaged Property, and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property.

(j)           ERISA. (i) Owner shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Indenture or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(ii)            Owner further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Owner is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Owner is not subject to state statutes regulating investment and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(A)	Equity interests in Owner are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B)	Less than twenty-five percent (25%) of each outstanding class of equity interests in Owner are held by "benefit plan investors" within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C)
Owner qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. §2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

ARTICLE 3
Security Agreement

Section 3.1                      Representations and Warranties. Owner and Remainderman each represents and warrants, solely with respect to itself that, as of the date hereof, each and every representation and warranty made by Owner or Remainderman in (i) its certificate delivered to Lender in satisfaction of a closing condition pursuant to the Loan Agreement, (ii) this Indenture and (iii) any other Loan Document is made as of the date hereof (except as otherwise expressly provided therein or herein), is true and correct, and is hereby incorporated by reference herein.

Section 3.2                      Survival of Article 3. The representations and warranties referred to in Section 3.1 shall survive the delivery of the Note and making of the Loan and shall continue for so long as any Indebtedness remains owing to Lender; provided, however, that the environmental compliance representations of Owner referred to in Section 3.1 shall survive in perpetuity. So long as any Indebtedness remains owing to Lender, the security agreement, covenants and agreements of Owner set forth in Section 3.3 shall survive any foreclosure of this Indenture by or on behalf of Lender as if Section 3.3 were included in a separate document. All representations, warranties, covenants and agreements made in this Indenture or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 3.3                       Security Agreement. Owner covenants, warrants, represents and agrees with and to Lender, as follows:

(a)           This Indenture constitutes a security agreement under the Code and serves as a fixture filing in accordance with the Code. Owner hereby confirms the grant of a security interest pursuant to Granting Clause Second in favor of Trustee, if applicable, and Lender as secured party under the Code with respect to all property (specifically including the Collateral) now or hereafter included in the Mortgaged Property which is covered by the Code. Among other things, this Indenture is filed as a fixture filing and covers property which is or will become fixtures on the Mortgaged Property. The mention in a Financing Statement filed in the records normally pertaining to personal property of any portion of the Mortgaged Property shall not derogate from or impair in any manner the intention of Owner and Lender hereby declared that all Equipment is part of the real property encumbered by the Indenture to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such Financing Statement of the rights in or to (i) any Insurance Proceeds, (ii) any Condemnation Proceeds, (iii) Owner's interest in any Leases or Property Income, or (iv) any other item included in the Mortgaged Property, shall not be construed to alter, impair or impugn any rights of Lender as determined by this Indenture, or the priority of Lender's lien upon and security interest in, that portion of the Mortgaged Property which constitutes real property. Any such mention shall be for the protection of Lender in the event that notice of Lender's priority of interest as to any portion of the Mortgaged Property is required to be filed in accordance with the Code to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

(b)           Except for the security interest granted by this Indenture, Owner is, and as to portions of the Collateral to be acquired after the date hereof will be, the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever except Permitted Encumbrances. Owner shall notify Lender of, and shall defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein. Owner will execute and deliver to Lender for filing a Financing Statement or Financing Statements in connection with the Collateral in the form required to properly perfect Lender's security interest in the Collateral to the extent that it may be perfected by such a filing. Owner agrees that at any time and from time to time, at the expense of Owner, Owner shall promptly execute and deliver all further instruments, and take all further action, that Lender may request, in order to perfect and protect the pledge, security interest and lien granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Collateral.

(c)           Except as otherwise provided in this Indenture, Owner shall not lease (other than in the ordinary course of business) or Transfer all or any portion of the Collateral without the prior written consent of Lender.

(d)           The Collateral is not used or bought for personal, family or household purposes.

(e)           The Collateral which constitutes Equipment and fixtures shall be kept on or at the Mortgaged Property, and Owner shall not remove such Collateral from the Mortgaged Property without the prior consent of Lender, except such portions or items thereof as are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Owner with items of equal or greater value.

(f)           In the event of any change in name, identity or structure of Owner, Owner shall notify Lender thereof and promptly after request shall execute, file and record such Code forms as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional Code forms or continuation statements, Owner shall, promptly after request, execute, file and record such Code forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Owner's obligations under the Loan Documents.

(g)           Owner hereby irrevocably appoints Lender as its attorney-in-fact, with full right of substitution, which power of attorney is coupled with an interest, to file or record with the appropriate public office on its behalf any Financing Statement, or other form or continuation statement in connection with the Collateral covered by this Indenture as Lender may deem necessary or appropriate to evidence, maintain, perfect and continue the security interests Granted by this Indenture without notice to or the signature or consent of Owner, Remainderman, any other debtor with respect thereto or any other Person.

(h)           Any disposition pursuant to the Code of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper of local circulation in the community where the Land relating to the Collateral is located. Any notice required by the Code to be given to Owner shall be considered reasonably and properly given if given in the manner and at the address provided in Section 5.1 at least ten (10) calendar days prior to the date of any scheduled public sale.

(i)           In the event of the foreclosure of this Indenture as it relates to all or any portion of the Mortgaged Property, or other transfer of title to or assignment of all or any portion of the Mortgaged Property in extinguishment of all or any portion of the Indebtedness, all right, title and interest of Owner in and to all policies of insurance required by this Indenture and any Insurance Proceeds shall inure to the benefit of and pass to Lender or any purchasers or transferees of the Mortgaged Property.

(j) A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INDENTURE OR ANY FINANCING STATEMENT RELATING TO THIS INDENTURE SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

(k)           The mailing address of Owner and the address of Lender from which information concerning the security interest granted hereby may be obtained are set forth in Section 5.1 of this Indenture. Owner maintains its chief executive office at c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, 29th Floor, New York, New York 10019, and Owner shall immediately notify Lender in writing of any change in said chief executive office. Without limiting the foregoing, Owner shall provide an annual certification to Lender with respect to the address of Owner's chief executive office which shall accompany the delivery of Owner's annual audited financial statements.

(1)           Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Cash Collateral Account or any income thereon or any other Collateral in Lender's possession or control or in the possession or control of any agents for or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of any Collateral in Lender's possession or under Lender's control if such Collateral is accorded treatment substantially equal to that which Lender accords Lender's own property, it being understood that Lender shall not be liable or responsible for any loss, damage or diminution in value by reason of the acts or omissions of Lender, or Lender's agents, employees or bailees.

(m)           Owner hereby irrevocably appoints Lender as Owner's attorney-in-fact, with full power of substitution, which power of attorney is coupled with an interest, at any time after the occurrence of an Event of Default (except as otherwise expressly provided in the Master Lease Assignment) to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Owner with respect to the Collateral, and do in the name, place and stead of Owner, all such acts, things and deeds for and on behalf of and in the name of Owner with respect to the Collateral, which Owner could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Collateral and to accomplish the purposes of this Indenture.

ARTICLE 4
Default and Remedies

Section 4.1                      Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Indenture:

(a)           if default shall be made in the payment of the principal, interest or Make-Whole Premium, if any, on the Note or in the payment of any Defeasance Deposit on the date the same becomes due and payable, either as a Debt Service Payment, at maturity, as part of any prepayment, defeasance or otherwise, as set forth in the Note and any Loan Document and such failure continues for five (5) Business Days after delivery of written notice from Lender to Owner at such payment was not received when due;

(b)           if the Master Lease or the Master Lease Guaranty shall be terminated beforee the expiration of the term thereof for any reason (other than expressly in accordance with the provisions of the Master Lease or the Master Lease Guaranty, as applicable) or if the Master Lease, the Master Lease Guaranty, or any other Operative Document shall be amended, modified or waived or if any thereof shall be encumbered by or through Owner without the prior written consent of Lender (except as expressly otherwise provided for in this Indenture or in the Master Lease Assignment);

(c)           if a Lease Event of Default shall occur (other than any such Lease Event of Default arising by reason of nonpayment of, or- failure to perform with respect to, any Excepted Payment) (but subject to the rights of Owner under Section 4.5 with respect to such an Event of Default) or if default by Master Lease Guarantor shall be made in the due observance or performance of any covenant or agreement contained in the Master Lease Guaranty;

(d)           other than any Event of Default under this Section 4.1 for which no grace period or a shorter grace period (as specified in such clause) shall be applicable, if Owner shall continue to be in default under any of the other terms, covenants or conditions of the Note, this Indenture or any other Loan Document for ten (10) days after notice to Owner has been sent from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender, in the case of any other default which is not also a Lease Event of Default; provided, however, that if such nonmonetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Owner shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Owner in the exercise of due diligence to cure such default, but in no event to exceed one hundred eighty (180) days from the date of such default;

(e)           if Remainderman shall be in default under any of the terms, covenants, or conditions of this Indenture for ten (10) days after notice to Remainderman has been sent from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender, in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) days, and provided further that Remainde-tman shall have commenced to cure such default within such thirty (30) days and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) days shall be extended for such time as is reasonably necessary for Remainderman in the exercise of due diligence to cure such default, but in no event to exceed one hundred eighty (180) days from the date of such default;

(f)           if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Owner in connection with this Indenture, the Note, the Loan Agreement or any other Loan Document executed and delivered by Owner or Remainderman, shall be false or misleading in any material respect as of the date such representation or warranty was made in a manner which is material and adverse to Lender;

(g)           if Owner or Remainderman (or any entity with whom Owner's or any SPE Equity Owner's or Remainderman's assets would ordinarily be consolidated in such proceeding), files or consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Owner or any SPE Equity Owner or Remainderman or such entity, or if Owner or any SPE Equity Owner or Remainderman shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due;

(h)           if any Bankruptcy Proceeding shall have been filed against Owner or any SPE Equity Owner or Remainderman (or any entity with whom Owner's or any SPE Equity Owner's or Remainderman's assets would ordinarily be consolidated in such proceeding), and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days after the date of such filing.

(i)           if a receiver, liquidator or trustee shall be appointed for Owner or Remainderman or if Owner or any SPE Equity Owner or Remainderman shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Owner or any SPE Equity Owner or Remainderman, if any, or if any proceeding for the dissolution or liquidation of Owner or any SPE Equity Owner or Remainderman, if any, shall be instituted and any of the foregoing is. not withdrawn, dismissed, canceled or terminated within ninety (90) days after the date of such filing, adjudication, order or appointment;

(j)           if any Transfer occurs other than in accordance with this Indenture, if Owner fails to maintain any insurance in violation of this Indenture or if Owner shall have failed to comply with any negative covenant contained herein;

(k)           (A) if any provision of the organizational documents of Owner affecting the purpose-for which such Owner is formed or its status as a Single Purpose Entity or affecting transfers of any SPE Equity Owner's interest in Owner or (B) if any provision of the organizational documents of any SPE Equity Owner affecting the purpose for which such SPE Equity Owner is formed or its status as a Single Purpose Entity or affecting transfers of interests in such SPE Equity Owner is amended or modified in either case without the prior written consent of Lender, or if the constituent Partners of Owner or any SPE Equity Owner fail to perform or enforce such provisions of such organizational documents, as the case may be, or attempt to dissolve Owner or any SPE Equity Owner or terminate such Person(s);

(1)           if any of the factual assumptions contained in the non-consolidation opinion delivered to the Lender in connection with the organization of the Loan or in any other non-consolidation opinion delivered subsequent to the closing of the Loan is or shall become untrue in any material respect:

(m)           if an Event of Default as defined or described in the Note, the Loan Agreement or in any other Loan Document occurs or if any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Indebtedness as to all or any portion of the Mortgaged Property or to permit Lender to accelerate the maturity of all or any portion of the Indebtedness as to all or any portion of the Mortgaged Property; or

(n)           if final judgment for the payment of money in excess of $25,000 shall be rendered against Owner and Owner shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secured a stay of execution pending such appeal.

Upon the happening of any Event of Default, Lender, at any time thereafter during the continuance of any Event of Default, subject to any applicable provisions of the Note and this Indenture, may accelerate and declare, by written notice to Owner, all or any portion of the Indebtedness immediately due and payable, with Make-Whole Premium, and upon any such declaration all Indebtedness so accelerated, together with the Make-Whole Premium, shall become and be immediately due and payable, anything in the Note, this Indenture or in any other Loan Document to the contrary notwithstanding, provided, however, that if such Event of Default shall have occurred under Section 4.1(g), (h) or (i), then no written notice shall be required but acceleration shall occur immediately upon such Event of Default.

Section 4.2                      Remedies. Subject to the provisions of Section 4.4, in case any one or more Events of Default shall happen and be continuing, then and in each and every such case Lender, personally or by its attorneys or agents, including, without limitation, Trustee (as directed by Lender), is hereby authorized and empowered, and whether or not the Indebtedness shall have matured or been declared due, to exercise any one or more of the following remedies, and to do or cause to be done any or all of the following acts and things, namely:

(a)           To the full extent permitted by law, enter into and upon and take possession of any and all of the Mortgaged Property and each and every part thereof, and exclude each of Owner and Remainderman, their respective successors or assigns, their respective agents and servants, wholly therefrom; and have, hold, use, operate, manage and control the Mortgaged Property and each and every part thereof, and, in the name of Owner or of Remainderman or otherwise as deemed most appropriate, conduct the business thereof, and exercise the franchises pertaining thereto and all the rights and powers of each of Owner and Remainderman and use all the then existing property and assets for that purpose either personally or by their superintendents, managers, receivers, agents and/or servants or attorneys, as Lender shall deem best; and, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore, and insure, and keep insured, the Mortgaged Property whereof Lender, personally or by its attorneys or agent (as directed by Lender), shall become possessed as aforesaid, in the manner and to the same extent as is usual with similar properties, and likewise, from time to time, at the expense of the Mortgaged Property, may obtain such appraisals and environmental reports as Lender may deem appropriate with respect to the Mortgaged Property, make all necessary and/or proper repairs, renewals and replacements and useful alterations, additions, betterments, and improvements thereto and thereon, as Lender may seem appropriate; collect and receive all tolls, earnings, income, rents, issues, profits and revenues of the same and of every part thereof; and after deducting the expenses of operating said premises and properties and of conducting the business thereof and of all appraisals, environmental reports, repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for interest, taxes, assessments, insurance and prior or other charges upon the Mortgaged Property or any part thereof, as well as all expenses and just and reasonable compensation for the services of Lender, Trustee and all attorneys, counsel, agents, clerks, servants and other employees by them properly engaged and employed, apply the balance of the moneys received by Lender, personally or by its attorneys or agent (as directed by Lender), in the manner provided in Section 4.3(1). Whenever all that is due and payable on the Indebtedness under any of the terms of this Indenture and any other Loan Documents shall have been paid Lender or Trustee, as applicable, shall surrender possession of the Mortgaged Property taken under this Section (other than cash or securities at the time required to be held hereunder and except to the extent the Mortgaged Property has theretofore been foreclosed upon and sold pursuant to the terms of this Indenture) to Owner, its successors or assigns; the same right of entry, however, to exist upon any subsequent Event of Default.

(b)           Lender or Trustee, (as directed by Lender), as applicable, after giving written notice that an Event of Default has occurred and written notice of sale to each of Owner and Remainderman, with or without entry, may sell or dispose of, subject to all the Liens thereon which then shall be prior and superior to the Lien of this Indenture, if any, or free from such Liens as Lender may elect to discharge, the Mortgaged Property and all or any part or parts of the right, title, interest, claim and demand of Owner or of Remainderman therein and the right of redemption thereof, at one or more private or public sales pursuant to Section 4.3, in accordance with applicable law as an entirety or in parcels and at such time or times and place or places and upon such conditions as to upset or reserve bids or prices and as to terms of payment including terms as to credit, partial credits and security for payment and other terms of sale as it or they may fix, or as may be required by law, including power and authority to rescind or vary any contract of sale that may be entered into and to resell under the powers herein conferred. Any sums so collected or received shall be held and applied by it in the manner provided in Section 4.3(1).

(c)           Lender or Trustee (as directed by Lender), as applicable, with or without entry, may proceed to protect and to enforce its rights under this Indenture or any other Loan Document by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained herein or in any Loan Document, or in aid of the execution of any power therein granted or for the foreclosure of this Indenture, or for the sale of the Mortgaged Property under the power of sale granted herein or the judgment or decree of any court or courts of competent jurisdiction, or by any other appropriate legal or equitable remedy as, being advised by Independent counsel, shall be deemed most effectual to protect and enforce any rights or duties hereunder.

(d)           Lender or Trustee (as directed by Lender), as applicable, may exercise all remedies and rights provided under the Code or similar laws.

(e)           Subject to Section 4.3(z) hereof and to any applicable provisions of the Loan Agreement or the Note, Lender or Trustee may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Indenture or any other Loan Document.

(f)           Lender or Trustee (as directed by Lender) may secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and each of Owner and Remainderman hereby consents and agrees to such appointment, without notice to Owner or Remainderman and without regard to the adequacy of the security for the Indebtedness and without regard to the solvency of Owner or Remainderman or any other Person liable for the payment of the Indebtedness, and, if Lender so elects and directs, such receiver or other official shall have power to continue all then pending actions and to hold and enforce all such choses-in-action as have accrued or are to accrue to Owner or Remainderman, as well as all of the earnings, income and profits thereof, for the sole benefit of Lender, and shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Property Income with respect to any of the Mortgaged Property pursuant to this Indenture or the Assignment.

(g)           In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Owner to pay monthly in advance to Lender, or any receiver appointed to collect the Property Income, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Owner and may require Owner or Remainderman or both to vacate and surrender possession to Lender of the Mortgaged Property or to such receiver and Owner or Remainderman or both may be evicted by summary proceedings or otherwise.

(h)           Lender may pursue against Owner or Remainderman or both, any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

In case any Event of Default shall occur, Lender or Trustee shall, upon being so directed in writing by Lender and upon being indemnified to Trustee's reasonable satisfaction against costs, expenses and liability which may be incurred by acting in pursuance of such direction, proceed to lawfully exercise any one or more of the foregoing remedies.

Section 4.3                      General Provisions Regarding Remedies.

(a)           Effect of Judgment. No recovery of any judgment by Lender or Trustee for the benefit of Lender, and no levy of an execution under any judgment upon the Mortgaged Property or any portion thereof or upon any other property of Owner shall adversely affect in any manner or to any extent the lien of this Indenture upon the remaining portion of the Mortgaged Property. Such lien, rights, powers and remedies of Lender and Trustee shall continue unimpaired as before until full payment of the Indebtedness secured hereby.

(b) Continuing Power of Sale. The right of Lender and Trustee (as directed by Lender), as applicable, to foreclose under this Indenture shall not be exhausted by any one or more sales of any portion of the Mortgaged Property but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Indebtedness is paid in full.

(c)           Power of Sale; Receivership. In case any Event of Default shall occur and be continuing and Lender or Trustee (as directed by Lender), as applicable, shall proceed by suit or suits at law or in equity, or by any other judicial proceeding, as Lender or Trustee (as directed by Lender), as applicable, shall be entitled to have the Mortgaged Property or any portion thereof sold by judicial sale under the order of a court or courts of competent jurisdiction, or by power of sale, or under executory or other legal process, for or toward the satisfaction of the Indebtedness entitled to the benefit of the security of this Indenture, and Lender or Trustee (as directed by Lender), as applicable, shall be entitled to the enforcement of the rights, liens and security provided by this Indenture as a matter of right, and during the pendency of any such action, suit or proceeding Lender or Trustee (as directed by Lender) shall be entitled, as a matter of right, to one or more receiverships of the Mortgaged Property, or any portion thereof, and of the earnings, revenues, issues, profits and income thereof, without regard to the adequacy of the security for the Indebtedness and whether the Mortgaged Property shall or shall not be adequate and sufficient to pay and satisfy the Indebtedness then outstanding; but, notwithstanding the appointment of any such receiver, Lender shall be entitled to the possession and control of any cash and other securities payable or deliverable under the provisions of this Indenture to Lender.

(d)           Sale. In the event of any sale, whether made under the power of sale herein granted or conferred, or under or by virtue of judicial proceedings, or of any judgment or decree of foreclosure and sale, the whole of the Mortgaged Property may be sold, in the sole discretion of Lender, in one parcel as an entirety or in such parcels and in such order as shall be determined by Lender, in its sole discretion, or, otherwise, and this provision shall bind the parties hereto; and each for itself and all persons, firms and corporations claiming by, through or under it, or who may at any time hereafter become holders of Liens junior to the Lien of this Indenture, hereby expressly waive and release, to the full extent permitted by applicable law, any and all right to have the Mortgaged Property or any part thereof marshaled upon any sale, foreclosure or other enforcement hereof; and Lender or Trustee or any court in which the foreclosure of this Indenture or the administration of any trusts hereby created is sought, shall have the right as aforesaid to sell the Mortgaged Property as a whole in a single parcel or in such parcels and in such order as Lender may determine in its sole discretion.

(e)           Notice of Sale. Notice of any sale pursuant to any provision of this Indenture shall be given in such manner and in such places as may be required by law and, in addition, as Lender may deem advisable.

(f)           Adjournment of Sale. Any sale to be made under the provisions of this Indenture may be adjourned and readjourned, from time to time, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, without further notice or publication, such sale may be made at the time and place to which the same shall be so adjourned or readjourned to the extent permitted by applicable law.

(g)           Conveyance Upon Sale. Upon the completion of any sale or sales under or by virtue of the provisions of this Indenture, Lender or Trustee (as directed by Lender) or any Person duly appointed by any court of competent jurisdiction for such purpose, as may be required by applicable law, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or good and sufficient deeds of conveyance of fee simple title with such covenants made on behalf of Owner or Remainderman or both and other instruments conveying, assigning and transferring the property and franchises sold as Lender may determine in its sole discretion. Each of Lender and Trustee and their successors, are hereby appointed the true and lawful irrevocable attorneys of each of Owner and Remainderman, in their respective name and stead, to make all necessary deeds and conveyances of property thus sold, and for that purpose either of them may execute all necessary acts of assignment and transfer, and may substitute one or more persons with like power, each of Owner and Remainderman hereby authorizing, ratifying and confirming all that their respective said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, each of Owner and Remainderman, if so requested by Lender, agrees that it shall ratify and confirm such sale or sales by executing and delivering to such purchaser or purchasers all such instruments, transfers, assignments and conveyances as may be necessary or desirable in the judgment of Lender for the purpose designated in such request. Trustee shall not exercise the power of attorney set forth herein except as directed by Lender to do so in writing.

(h)           Termination of Equity of Redemption. To the full extent permitted by applicable law and subject to the waivers set forth in Section 4.3(o), any such sale or sales made under or by virtue of the provisions of this Indenture, whether under the power of sale hereby granted and conferred, or under or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each of Owner and Remainderman of, in and to the Mortgaged Property sold, and shall be a conclusive and perpetual bar and extinguishment of any and all equity of redemption, both at law and in equity, against each of Owner and Remainderman, their respective successors and/or assigns, and against any and all persons claiming or seeking to claim an interest in the Mortgaged Property sold, or any part thereof from, through or under each of Owner and Remainderman, their respective successors and/or assigns.

(i)           Fixtures. To the extent that any particular item of Mortgaged Property is a fixture under applicable real property law and is also a fixture subject to the security interest under the Code, the option is hereby given (i) to treat any such item as equipment under the Code and to sever (physically or constructively) such item from the real estate and to exercise all remedies provided in the Code with respect thereto; or (ii) to treat any such item as a part of the real estate and to foreclose upon or sell same in accordance with the laws of the State pertaining to the sale at foreclosure or sale under power of sale of real estate. Said option may be exercised after the occurrence and during the continuance of an Event of Default at any time or times, and any number of times and the times and manner of the exercise of such option shall be solely within the sole discretion and direction of Lender.

(j)           Discharge of Purchaser. The receipt or receipts of Lender or Trustee (as directed by Lender) or of the court officer conducting any such sale for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Mortgaged Property or any part thereof sold as aforesaid; and no such purchaser or his representatives, grantees and/or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(k)           Credit for Indebtedness. Upon any sale made under the power of sale granted in this Indenture or under or by virtue of judicial proceedings, any holder or holders of Indebtedness may bid for and purchase the property being sold and upon compliance with the terms of sale may hold, retain and dispose of such property in its or their own absolute right without further accountability and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness of Owner secured by this Indenture the net proceeds of sale after deduction of all costs, expenses and other amounts to be paid therefrom as herein provided. The Person making such sale shall accept such settlement without requiring the production of the Note, and without such production there shall be deemed credited thereon the net proceeds of sale ascertained and established as aforesaid.

(1)	Disposition of Proceeds of Sale and Other Amounts Received Under Article 4. Except to
the extent governed by the terms and provisions of Section 4.3(k) hereof, all amounts received under this Article and all purchase money, proceeds or avails of any sale or sales referred to in this Article, whether under the power of sale herein granted or pursuant to judicial proceedings, together with any other amounts of cash which then may be held by Lender under any of the provisions of this Indenture, shall be applied in such order and priority as determined by Lender in its sole discretion to the payment of (i) the costs and expenses of such collection, sale, including reasonable compensation to Lender and Trustee, their agents, attorneys and counsel, and of all expenses, liabilities and Advances made or incurred by Lender or Trustee under this Indenture or under any other Loan Document, with interest thereon in accordance therewith, (ii) all taxes, assessments or Liens prior to the Lien of this Indenture except any taxes, assessments or other prior Liens subject to which such sale has been made and to the payment of all other costs incurred in connection with the enforcement of the Loan Documents, (iii) all Late Charges, Make-Whole Premiums, Default Rate Interest or other sums payable under the Note, this Indenture or any other Loan Document, to all other interest which shall be due and payable with respect to the Indebtedness and to the principal of the Indebtedness, together with post-judgment interest as permitted by law, and (iv) the surplus, if any, to Owner, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

(m)           Action Upon the Note. In case, pursuant to Section 4.1 hereof, the Indebtedness shall have become immediately due and payable and Owner shall fail to pay the same forthwith, subject to Section 4.3(z) hereof, Lender, in its own name, as required by applicable law, shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.

Lender shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture upon all or any portion of the Mortgaged Property, and the right to recover such judgment shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the Lien hereof; and in case of a sale of any of the Mortgaged Property and of the application of the proceeds of sale to the payment of the Indebtedness hereby secured, Lender, in its own name, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Indebtedness secured hereunder and then outstanding, and shall be entitled to recover judgment for any portion of such Indebtedness remaining unpaid. No recovery of any such judgment and no attachment or levy of any execution upon any such judgment, upon the Mortgaged Property or any part thereof or upon any other property pledged by Owner as security for the Indebtedness, shall, in any manner or to any extent, affect the Lien of this Indenture upon the Mortgaged Property or any part thereof, or any lien, rights, powers or remedies hereunder, or of the holder or holders of the Indebtedness secured hereby but such lien, rights, powers and remedies shall continue unimpaired as before.

Any moneys collected under the provisions of this Section shall be applied as set forth in Section 4.3(1).

(n)           Impairment of Security. Lender or Trustee (as directed by Lender), as applicable, shall have power to institute and maintain such suits and proceedings as Lender shall deem necessary, appropriate or expedient to prevent any impairment of the security hereunder or to preserve and to protect their interests and security in respect of the Mortgaged Property, or in respect of the income, earnings, rents, issues, profits and revenues arising therefrom, including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental order that may be deemed unconstitutional or otherwise invalid, if in the sole judgment of Lender the enforcement of, or compliance with, or observance of, such order would impair the security hereunder or be prejudicial to the interests of Lender.

(o)           Waivers and Agreements Regarding Remedies. To the fullest extent each of Owner and Remainderman may legally do so, each of Owner and Remainderman:
(i)            agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any laws now or hereafter in force providing for any appraisal or appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisal or appraisement, stay of execution, extension and notice of election to accelerate or declare due the whole or any portion of the Indebtedness, except as otherwise expressly provided herein or in the other Loan Documents;

(ii)            waives all rights to a marshaling of the assets of Owner or Remainderman, as applicable, its partners, members or other owners, if any, and others with interests in Owner or Remainderman, as applicable and the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender or Trustee (as directed by Lender) under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender to the payment of the Indebtedness out of the Net Proceeds of the Mortgaged Property in preference to every other claimant whatsoever;

(iii)            waives any right to bring or utilize any counterclaim (other than a compulsory counterclaim) or set-off and any counterclaim or set-off raised by it in such foreclosure action, shall be dismissed; provided, however, that if such counterclaim or set-off is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damage (unless such claim is required by law or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Lender), but such separate action shall not thereafter be consolidated with any foreclosure action of Lender or Trustee (as directed by Lender); and provided further that the bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action;

(iv)            waives and relinquishes any and all rights and remedies it may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties or guarantors;

(v)            waives the defense of laches and any applicable statute of limitation; and

(vi)            waives any right to have any trial, action or proceeding tried by a jury.

(p)           No Impairment of Lender's Rights. No delay or omission of Lender or Trustee to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein, nor shall the action of Lender or Trustee in case of any default, or of any default and the subsequent waiver of such default, affect or impair the rights of Lender or Trustee (as directed by Lender) in respect of any subsequent default on the part of Owner or of Remainderman or impair any right resulting therefrom and every power and remedy given by this Article may be exercised from time to time, and as often as may be deemed expedient by Lender.

(q)           Restoration of Rights. In case of any waiver of any default or Event of Default hereunder, each of Owner and Remainderman and Lender shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

(r)           Remedies Non-Exclusive. Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to Lender or Trustee (as directed by Lender) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now of hereafter existing at law or in equity or by statute; and the employment of any remedy hereunder, or otherwise, shall not, to the extent permitted by applicable law prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(s)           No Waiver or Release. Lender may resort to any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Lender's sole discretion.. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any Advance or obligation for which Owner is liable hereunder shall be deemed to waive or cure any Event of Default, or Owner's liability to pay such obligation. No forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Indebtedness or any other indulgence given by Lender to Owner or any other Person, shall operate to release or in any manner affect the interest of Lender in the remaining Mortgaged Property or the liability of Owner to pay the Indebtedness. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(t)           Lender's Right to Waive, Consent or Release. Lender may at any time, in writing, (i) waive compliance by Owner or by Remainderman with any covenant herein made thereby to the extent and in the manner specified in such writing; (ii) consent to Owner or Remainderman doing any act which Owner or Remainderman is prohibited hereunder from doing, or consent to Owner or Remainderman failing to do any act which Owner or Remainderman is required hereunder to do, to the extent and in the manner specified in such writing; or (iii) release any portion of the Mortgaged Property, or any interest therein, from this Indenture and the lien of the other Loan Documents. No such act with respect to Owner or Remainderman shall in any way impair the rights of Lender hereunder with respect to Owner or Remainderman or any of the remaining Mortgaged Property except to the extent expressly provided by Lender in such writing.

(u)           No Impairment: No Release. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Indebtedness; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Indebtedness.

(v)           Limitation Upon Exercise of Remedies. All rights, remedies and powers provided by this Indenture or any supplemental indenture may be exercised only to the extent that the exercise or enforcement thereof does not violate any applicable provision of law and all the provisions of this Indenture or any supplemental indenture are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Indenture or any supplemental indenture or the Indebtedness invalid or unenforceable, or render this Indenture or any supplemental indenture not entitled to be recorded or filed under the provisions of any applicable law in order to create or maintain the Lien intended to be created thereby.

(w)           Lender's Discretion. Except to the extent expressly provided to the contrary herein, in the other Loan Documents, in the Master Lease or as may be required by applicable law, Lender may exercise its rights, options and remedies and may make all decisions, judgments and determinations under this Indenture, the other Loan Documents and the Master Lease in its sole, unfettered discretion.

(x)           Recitals of Facts. In the event of a sale or other disposition of all or any portion of the Mortgaged Property pursuant to Section 4.2 or Section 4.3 hereof and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts (such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts. Any such deed or conveyance shall be conclusive against all Persons as to such facts recited therein.

(y)           Possession of the Mortgaged Property. Upon the occurrence and during the continuance of any Event of Default hereunder and demand by Lender at its option, Owner shall immediately surrender or cause the surrender of possession of the Mortgaged Property to Lender or Trustee, if so directed by Lender. If Owner or any other occupant is permitted to remain in possession, such possession shall be as a licensee of Lender or Trustee, as applicable, and such occupant (i) shall on demand pay to Lender monthly, in advance, reasonable use and occupancy charges for the space so occupied (which shall not, in any event, be less than one hundred percent of the Basic Rent and the Additional Rent set forth in the Master Lease), and (ii) in default thereof, may be dispossessed by summary proceedings. Upon three (3) days prior demand, Owner shall assemble the Collateral and make it available at any place Lender may designate to allow Lender to take possession and/or dispose of the Collateral. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any portion thereof. So long as no Lease Event of Default has occurred and is continuing Lender's rights under this Section 4.3(y) shall apply solely to Owner and Lender shall not disturb Tenant's right to occupy the Mortgaged Property so long as it complies with the Master Lease.

(z)           Limitations on Liability. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise expressly set forth in Section 2.22(f) hereof or in this Section 4.3(z) to the contrary, Lender shall not enforce the liability and obligation of Owner or Remainderman or (I) if Owner or Remainderman is a partnership, its constituent partners or any of their respective partners, (II) if Owner or Remainderman is a trust, the trustee of such trust or its beneficiaries or any of their respective members or partners, (III) if Owner or Remainderman is a corporation, any of its shareholders, directors, principals, officers or employees, or (IV) if Owner or Remainderman is a limited liability company, any of its members or managers (the Persons described in the foregoing clauses (I)-(IV), as the case may be, are hereinafter referred to as the "Partners") to make any payment or perform and observe the obligations contained in this Indenture or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Owner or Remainderman or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Owner's interest in and/or Remainderman's interest in the Mortgaged Property, (ii) the Property Income arising from the Mortgaged Property to the extent received by or distributed to Owner or Remainderman (or actually received by or distributed to its Partners) after the earlier to occur of Owner's actual knowledge of or the delivery of written notice of the occurrence of an Event of Default, and thereafter during the continuance of, such an Event of Default and not applied to its respective obligations under the Loan Documents (all Property Income covered by this clause (ii) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents (the property referred to in clauses (i), (ii) and (iii) collectively is the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Owner and Remainderman, or either of them, and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Indebtedness evidenced by the Note or any other Loan Document or in any way affect or impair the lien of this Indenture or any of the other Loan Documents or the right of Lender to foreclose this Indenture following the occurrence of an Event of Default; (b) impair the right of Lender to name Owner and Remainderman, or either of them, as a party defendant in any action or suit for judicial foreclosure and sale under this Indenture or under any other Loan Document; provided that no personal liability is sought against Owner and Remainderman, or either of them or their respective Partners except as provided herein; (c) affect the validity or enforceability of the Loan Agreement, the Note, this Indenture, the Master Lease, the Master Lease Guaranty, the Master Lease Assignment, the Tenant Consent, or any of the other Loan Documents, or any of the Granting Clause Documents, or impair the right of Lender to seek a personal judgment against Owner and/or its Partners under Section 2.22(f) of this Indenture (enforcement of which shall be limited to the Recourse Distributions), against Tenant under the Master Lease, the Master Lease Assignment or the Tenant Consent, against Master Lease Guarantor under the Master Lease Guaranty, the Master Lease Assignment or the Tenant Consent or any party (other than Owner) under any other Loan Document or any Granting Clause Document; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Master Lease, the Master Lease Guaranty, the Master Lease Assignment or the Tenant Consent or any Granting Clause Document; (f) impair the right of Lender to bring suit for a monetary judgment with respect to fraud or intentional misrepresentation by Owner or Remainderman, or any other Person in connection with this Indenture, the Loan Agreement, the Note or any other Operative Document, and the foregoing provisions shall not modify, diminish or discharge the liability of Owner or Remainderman, or the Partners or any other Person with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment to obtain the Recourse Distributions received by Owner or Remainderman including, without limitation, the right to bring suit for a monetary judgment against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and received by such Partner, and the foregoing provisions shall not modify, diminish or discharge the liability of Owner or Remainderman or the Partners with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment with respect to Owner's or Remainderman's misappropriation of any tenant security deposits or Property Income, and the foregoing provisions shall not modify, diminish or discharge the liability of Owner or Remainderman or the Partners with respect to same; (i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Indenture; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note and the other Indebtedness as provided in the Loan Documents; or (k) impair the right of Lender to bring suit for a monetary judgment with respect to any misapplication of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Owner or Remainderman or the Partners with respect to same. The provisions of this Section 4.3(z) shall be inapplicable to Owner or Remainderman, as applicable, if any Bankruptcy Proceeding shall be filed by, consented to or acquiesced in by or with respect to Owner or Remainderman, as applicable, or if Owner or Remainderman, as applicable, shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors in which event, Lender shall have recourse against all of the assets of Owner or Remainderman, as applicable, including, without limitation, any right, title and interest of Owner or Remainderman, as applicable, in and to the Mortgaged Property, any interests of the Partners in Owner or Remainderman, as applicable, and any Recourse Distributions actually made to or received by the Partners of Owner or Remainderman, as applicable (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section 4.3(z)). Anything herein to the contrary notwithstanding, it is agreed that a Person (or Partner), other than Owner or Remainderman, shall only be personally liable to the extent of Recourse Distributions actually made to or received by such Person (or Partner). To the extent that this Section 4.3(z) places personal liability on either Owner or Remainderman, such liability shall not be the joint liability of such parties. Each of Owner and Remainderman shall be responsible for its own individual acts and omissions referred to in this Section 4.3(z), but shall not be responsible for the acts or omissions of the other party.

(aa)           Subrogation. If all or any portion of the proceeds of the Note or any Advance shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any portion thereof, then Lender shall be subrogated to, and shall have the benefit of the priority of, such other lien or encumbrance and any additional security held by the holder thereof.

(bb)           Joint and Several Grants of Mortgaged Property. If and to the extent that the Mortgaged Property consists of more than one parcel, it is intended that the grant of each parcel of the Mortgaged Property contained herein shall each be construed and treated as a separate, distinct grant for the purpose of securing the entire Indebtedness hereunder in the same manner as though each such parcel was mortgaged and transferred to Lender or Trustee, as applicable, by a separate and distinct mortgage and security agreement, so that if it should at any time appear or be held that this Indenture fails to transfer to Lender or Trustee, as applicable, the title to any such parcel or any part thereof, as against creditors of Owner or Remainderman, as applicable, other than Lender or otherwise, such failure shall not operate to affect in any way the transfer of any other parcel or any part thereof; but nothing herein contained shall be construed as requiring Lender or Trustee (as directed by Lender) to resort to any parcel in any particular order for the satisfaction of the Indebtedness hereby secured in preference or priority to any other parcel or the remainder of the Mortgaged Property hereby conveyed, but Lender or Trustee, (as directed by Lender), may seek satisfaction out of all of the Mortgaged Property or any part thereof, in Lender's absolute discretion.

Section 4.4                      Enforcement of Remedies. Subject to Sections 4.5 and 4.6 hereof and the limitations set forth in this Section 4.4, if an Event of Default that arises out of a Lease Event of Default shall have occurred and be continuing, then in every such case Lender, as mortgagee, beneficiary, assignee and grantee or secured party hereunder or otherwise, may exercise or cause Trustee to exercise any or all of the rights and powers and pursue any or all of the remedies set forth in Section 4.2 and 4.3 hereof; provided, however, that, notwithstanding any provision herein to the contrary, Lender shall not exercise or cause Trustee to exercise any remedies against the Mortgaged Property seeking to deprive Owner or Remainderman of their respective interests therein unless the Note shall have been accelerated in accordance with this Indenture, and provided, further, however, that notwithstanding any contrary provision hereof, if Remainderman shall be the sole Person in default under this Indenture (and no other Event of Default shall have occurred and be continuing hereunder), Lender's sole remedies shall be to enforce Lender's rights or to direct the Trustee to exercise the Trustee's rights against Remainderman, including the foreclosure against Remainderman's interest in the Mortgaged Property. Any provision of the Master Lease, the Loan Agreement, this Indenture or any other Loan Document to the contrary notwithstanding, but subject to the provisions of Section 4.5, Lender shall not foreclose the lien of this Indenture or otherwise exercise remedies which would result in the exclusion of Owner or Remainderman from the Mortgaged Property or any part thereof demised as a result of any Event of Default that arises solely by reason of one or more events or circumstances that constitute a Lease Event of Default under the Master Lease unless either (i) Lender has exercised or is currently exercising remedies under the Master Lease involving termination of the Master Lease or termination of Tenant's right to possession thereunder or (ii) (A) such Lease Event of Default shall have continued for a period of at least 270 days and (B) a stay is in effect prohibiting the exercise of such remedies as of the expiration of such 270 day period.

Section 4.5                      Right of Owner to Pay Interest. Principal, Etc. Substitute Lessee.

(a)           In the event of any default by Tenant in the payment of any installment of Basic Rent due under the Master Lease, Owner or any owner of a beneficial interest in Owner, without the consent of Lender, may pay to Lender, for application in accordance with the Note and this Indenture, a sum equal to the amount of all (but not less than all) principal and interest (not including any accelerated portion) as shall then be due and payable on the Note, together with any Default Rate Interest and Late Charges on account of such payment being overdue, provided, however, that (i) such cure rights may not be exercised in respect of more than three (3) consecutive such Lease Events of Default or six (6) such Lease Events of Default in the aggregate, and (ii) any such payment must be made by Owner no later than five (5) Business Days after delivery of written notice pursuant to Sections 4.1 (a) from Lender to Owner that the payment then due on the Note was not received when paid.

(b)           In the event of any default by Tenant in the performance of any obligation under the Master Lease (other than the obligation to pay Basic Rent), Owner, without the consent of Lender, may exercise Owner's rights under the Master Lease to perform such obligation on behalf of Tenant.

(c)           Solely for the purpose of determining whether there exists an Event of Default, (A) any payment by Owner pursuant to, and in compliance with, Section 4.5(a) shall, for the purposes of this Indenture, be deemed to remedy any default by Tenant in the payment of installments of Basic Rent theretofore due and payable under the Master Lease and to remedy any default by Owner in the payment of any amount due and payable under the Note and (B) any performance by Owner of any obligation of Tenant under the Master Lease pursuant to, and in compliance with, Section 4.5(b) shall, for the purposes of this Indenture, be deemed to remedy any default by Tenant in the performance of such obligation under the Master Lease and to remedy any related default by Owner under this Indenture, provided that such performance by Owner occurs within the grace period provided for under this Indenture with respect thereto.

(d)           Upon the exercise of any cure right under this Section 4.5, Owner shall not obtain any lien on any part of the Mortgaged Property on account of any payment made or the costs and expenses incurred in connection therewith nor shall any claim of Owner against Tenant or any other Person for the repayment thereof impair the prior right and security interest of Lender in and to the Mortgaged Property.

(e)           So long as any default exists by Tenant in the performance of any obligation under the Master Lease or by Master Lease Guarantor under the Master Lease Guaranty and Owner has and is curing such default in accordance with the foregoing provisions of this Section 4.5, Owner shall have the right to obtain a substitute tenant or a substitute guarantor under the Master Lease or under the Master Lease Guaranty provided, however, that each of the following conditions shall have been met in conjunction therewith:

(i)           upon any such substitution, Owner, Tenant, any Master Lease Guarantor or the substitute tenant or the substitute guarantor shall pay all costs and expenses of Lender in connection with such substitution (including attorneys' fees);

(ii)           any such substitute tenant shall expressly agree to be bound by all of the obligations and undertakings of Tenant contained in the Master Lease and in the Tenant Consent and any such substitute guarantor shall expressly agree to be bound by all of the obligations and undertakings of Master Lease Guarantor contained in the Master Lease Guaranty and in the Tenant Consent;

(iii)            any substitute tenant shall have all permits, licenses and other governmental approvals, if any, as are necessary or desirable in connection with the use and occupancy of the Mortgaged Property by substitute tenant;

(iv)           Lender shall receive such opinions and certificates with respect to such substitution as it may reasonably request; and

(v)           any such substitute tenant or substitute guarantor shall have a long term unsecured debt rating issued by S&P at least equal to the higher of the long term unsecured debt rating issued by S&P of Master Lease Guarantor on the Closing Date and the rating of Master Lease Guarantor at the time the Event of Default occurred giving rise to Owner's right to substitute hereunder, and, if the Loan is included in a Secondary Market Transaction, the Rating Agencies shall have confirmed in writing that such substitution will not result in a withdrawal, qualification or downgrade of any then current ratings for any Securities issued in connection with any Secondary Market Transaction.

Section 4.6                      Note Purchase or Note Defeasance. In the event that at any time one or more Events of Default caused by a Lease Event of Default shall have occurred and (i) any such Event of Default shall have continued for a period of 180 days or more during which time the Note shall not have been accelerated and was not stayed from acceleration, or (ii) the Note shall have been accelerated pursuant to the Loan Documents, Owner may, at its option,

(i)           prior to the Permitted Defeasance Date, give at least thirty (30) days' notice to Lender that Owner will purchase the Note on the Date specified in such notice (which Payment Date shall be not less than thirty (30) days nor more than sixty (60) days after the date of such notice) in accordance with this Section 4.6 and, concurrently with the delivery of such notice, Owner shall deposit with Lender, whether or not such Event of Default is then continuing, an amount equal to the outstanding principal balance of the Note, together with accrued and unpaid interest thereon to the date specified for purchase plus the Make-Whole Premium; and

(ii)            on and after the Permitted Defeasance Date, give at least thirty (30) days' notice to Lender that Owner will defease the Note on the Payment Date specified in such notice (which Defeasance Release Date shall be not less than thirty (30) days nor more than sixty (60) days after the date of such notice) in accordance with Section 2.20 and this Section 4.6, and concurrently with the delivery of such notice, deposit with the Lender, whether or not such Event of Default. is then continuing, an amount equal to the Defeasance Deposit, all Debt Service Payments due and unpaid with respect to the Note to and including the Defeasance Release Date and all other sums then due and payable under the Loan Documents to and including the Defeasance Release Date (the "Notice Deposit Amount"). No later than 9:30 A.M. East Coast Time on the Defeasance Release Date, Owner and Lender shall confirm on a telephone conference call the actual amount of the Defeasance Deposit required on such date to purchase the U.S. Obligations required to effect the defeasance on such Defeasance Release Date. In the event that the Notice Deposit Amount is less than the actual amount needed on the Defeasance Release Date to effect defeasance on such date (i.e. an amount equal to the sum of the Defeasance Deposit needed to effect the defeasance on such date, all Debt Service Payments due and unpaid with respect to the Note to and including the Defeasance Release Date and all other sums then due and payable under the Loan Documents to and including the Defeasance Release Date (the "Actual Defeasance Amount")) Owner shall pay an amount equal to such deficit to or at the direction of Lender prior to the release of any Lien pursuant to Section 2.20 hereof.

(iii) Upon Owner's making of such purchase deposit or of such defeasance deposit, as applicable, Lender will terminate any foreclosure proceeding then in progress and, either transfer the Note to Owner on the purchase date specified or cause the discharge of this Indenture as and to the extent required in Section 2.20, as applicable. Lender may recommence any such foreclosure proceedings if Owner fails to comply with this Section 4.6 or with Section 2.20, as applicable. The provisions of this Section 4.6 shall not apply during any period when Tenant or Master Lease Guarantor controls Owner. The rights contained in this Section 4.6 shall automatically terminate at such time as Lender obtains title to the Mortgaged Property pursuant to foreclosure of this Indenture or otherwise.

ARTICLE 5
Miscellaneous

Section 5.1                      Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, in each case addressed as shown below, or (iii) by facsimile to the facsimile numbers shown below followed by notice sent in accordance with clause (ii) to the addresses shown below:

If to Lender:                           Nomura Asset Capital Corporation
Two World Financial Center, Building B
New York, New York 10281
Attention: Barry Funt, Esq.
Fax No.: (212) 667-1567

with a copy to:                       Nomura Asset Capital Corporation
c/o Nomura Asset Capital Services LLC
600 E. Las Colinas Blvd. Suite 1300
Irving, TX 75039
Attention: Legal Department
Fax No.: (972) 401-8854

with a copy to:                       Day, Berry & Howard LLP
260 Franklin Street
Boston, Massachusetts 02110
Attention: Cynthia J. Williams, Esq.
Fax No: (617) 345-4745

If to Owner or
Remainderman:                       M-Six Penvest II Business Trust
                                                                  c/o Wilmington Trust Company
                      1100 North Market Street
                      Rodney Square North
                     Wilmington, Delaware 19890
 Attention: Corporate Trust Administration
                         Fax No: (302) 651-8882

with a copy to:                       M-Six Penvest II Business Trust
 c/o U.S. Realty Advisors, LLC
 1370 Avenue of the Americas, 29th Floor
 New York, New York 10019
 Attention: David M. Ledy
 Fax No: (212) 581-4950

with a copy to:                       Proskauer Rose LLP
 1585 Broadway
 New York, New York 10036
 Fax No.: (212) 969-2900

If to any Trustee:                   At its address set forth on Schedule I hereto.

Such address or facsimile number may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of expedited prepaid delivery, upon the first attempted delivery on a business day; or in the case of facsimile delivery upon receipt noted on the copy of the facsimile notice retained in the records of the sender thereof. A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.1 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 5.2                      Binding_ Obligations; Joint and Several. The provisions and covenants of this Indenture shall run with the land, shall be binding upon each of Owner and Remainderman, and their respective legal representatives, successors and assigns, and shall inure to the benefit of Lender, its legal representatives, successors and assigns. If Owner or Remainderman consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several (except that the obligations and liabilities of Owner and Remainderman shall not be joint, but only several). Owner and Remainderman acknowledge and agree that Lender may assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or trustee or other entity in Lender's sole discretion.

Section 5.3                      Captions. The captions of the sections and subsections of this Indenture are for convenience only and are not intended to be a part of this Indenture and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 5.4                      Severability. If any one or more of the provisions contained in this Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 5.5                      Owner's Indebtedness Absolute; No Credits on Account of the Indebtedness.

(a)           Except as set forth to the contrary in the Loan Documents, all sums payable by Owner hereunder shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Owner hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:

(i)            any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any portion thereof;

(ii)            any restriction or prevention of or interference with any use of the Mortgaged Property or any portion thereof;

(iii)             any title defect or encumbrance or any eviction from a Mortgaged Property or any portion thereof by title paramount or otherwise;

(iv)            any Bankruptcy Proceeding relating to Owner or any SPE Equity Owner of Owner, if any, or any action taken with respect to this Indenture or any other Loan Document by any trustee or receiver of Owner or any such SPE Equity Owner, or by any court, in any such proceeding;

         (v)            any claim which Owner has or might have against Lender;

(vi)            any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Owner; or

               (vii)           any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Owner shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Owner waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Owner.

(b)           Owner will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Impositions assessed any Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of any Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Indenture or the Indebtedness.

Section 5.6                      Amendments. This Indenture cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought and by Lender.

Section 5.7                      Other Loan Documents and Schedules. All of the agreements, conditions, covenants, provisions and stipulations contained in the Note, the Loan Agreement and the other Loan Documents, and each of them, which are to be kept and performed by Owner or by Remainderman are hereby made a part of this Indenture to the same extent and with the same force and effect as if they were fully set forth in this Indenture, and each of Owner and Remainderman shall keep and perform the same which are applicable to it, or cause them to be kept and performed, strictly in accordance with their respective terms. The cover sheet to this Indenture and each schedule, rider and exhibit attached to this Indenture are integral parts of this Indenture and are incorporated herein by this reference. In the event of any conflict between the provisions of any such schedule or rider and the remainder of this Indenture, the provisions of such schedule or rider shall prevail.

Section 5.8                      Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.

Section 5.9                      Time of the Essence. Time shall be of the essence in the performance of all obligations of each of Owner and Remainderman under this Indenture.

Section 5.10                    Release on Payment in Full. Lender shall, upon the written request and at the expense of Owner (to the extent permitted by the law of the State), upon payment in full of all of the Indebtedness, release the Lien of this Indenture and in that event only all rights of Lender under this Indenture and the other Loan Documents shall terminate and the Mortgaged Property shall become free and clear of the liens, grants, security interests, conveyances and assignments evidenced hereby and thereby, and this Indenture and the estate hereby granted shall cease and become void; provided, however, that no provision of this Indenture or any other Loan Document which, by its own terms, is intended to survive such payment, performance, and release (nor the rights of Lender under any such provision) shall be affected in any manner thereby and such provision shall, in fact, survive. Recitals of any matters or facts in any release instrument executed by Lender under this Section 5.10 shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, such an instrument shall be without warranty and may describe the grantee or releasee as "the person or persons legally entitled thereto," and Lender shall not have any duty to determine the rights of persons claiming to be rightful grantees or releases of the Mortgaged Property. When this Indenture has been fully released or discharged by Lender, the release or discharge hereof shall operate as a release and discharge of the Assignment and as a reassignment of all future Leases and Property Income with respect to the Mortgaged Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

Section 5.11                    Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Indenture, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Indenture, the Note and the other Loan Documents which Owner may otherwise have against any assignor of this Indenture, the Note and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Owner in any action or proceeding brought by any such assignee upon this Indenture, the Note and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Owner.

Section 5.12                    No Joint Venture or Partnership. Owner and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Owner and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

Section 5.13                    Publicity. All promotional news releases, publicity or advertising by Owner or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender without the prior written approval of Lender, in each instance. Any of the Lender Parties shall be authorized to provide information relating to the Mortgaged Property, the Loan and matters relating thereto to rating agencies, underwriters, placement agents, any other Persons engaged in connection with a proposed Secondary Market Transaction intending to include the Loan, potential securities investors, auditors, regulatory authorities and to any parties which may be entitled to such information by operation of law.

        Section 5.14                   Governing Law. The terms and provisions of this Indenture shall be governed by the laws of the State of New York, except the Granting Clauses hereof and the creation of the Lien of this Indenture with respect to each Mortgaged Property, Section 3.3, the rights and remedies with respect to each Mortgaged Property set forth in Article IV and the related State Addendum shall be governed by the laws of the State in which such Mortgaged Property is located. To the fullest extent permitted by law, each of Owner and Remainderman hereby unconditionally and irrevocably waives any claim to assert that the law of any jurisdiction other than New York or the law of the State in which the Mortgaged Property is located, as applicable, governs this Indenture, the Note and the other Loan Documents and this Indenture, the Note and the other Loan Documents.

Section 5.15                    Trustee's Fees; Substitute Trustee. Owner shall pay all costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Indenture. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Indenture, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Owner and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Indenture is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 5.16                    State Specific Provisions. An Addendum is attached hereto and incorporated herein by reference which contains provisions specifically relating to the State in which the related Mortgaged Property is located. To the extent such Addendum conflicts with the terms set forth above, the provisions of the Addendum shall control.

Section 5.17                    Lender's Discretion. Whenever pursuant to this Indenture, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically provided in this Agreement) be in the sole discretion of Lender and shall be final and conclusive.

Section 5.18                    Concerning Wilmington Trust Company and William J. Wade. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered (i) by Wilmington Trust Company and by William J. Wade, not individually or personally but solely as trustees of Owner, in the exercise of the powers and authority conferred and vested in them individually or collectively, as applicable, under the Trust Agreement dated as of April 22, 1998 between Wilmington Trust Company and by William J. Wade, as trustees, and USRA Leveraged Net Lease, LLC, as beneficiary thereunder, and (b) each of the representations, undertakings and agreements herein made on the part of Owner is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company or by William J. Wade but is made and intended for the purpose of binding only Owner and (c) under no circumstances shall Wilmington Trust Company or William J. Wade be personally liable for the payment of any indebtedness or other obligations of Owner or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Owner under this Indenture or the other Loan Documents.

Section 5.19                    Servicer. At the option of Lender, the Loan may be serviced by a servicer and/or trustee selected by Lender and Lender may assign and/or delegate all or any portion of its rights and responsibilities under this Indenture and the other Loan Documents to such servicer pursuant to servicing agreement between Lender and such servicer. Any such servicer shall constitute an authorized representative of Lender for all purposes of this Indenture and the other Loan Documents, Owner shall pay or shall cause Tenant to pay any reasonable set-up fees or any other initial costs of such servicer and/or trustee relating to the Loan, provided, however, such amount shall not exceed the amount mutually agreed between Owner and Lender and provided further that Owner shall not be responsible for payment of the monthly servicing fee due thereunder.

Section 5.20                    Assignment. Lender shall have the right to assign or transfer its rights under this Indenture and the other Loan Documents without limitation. Any assignee or transferee of Lender shall be entitled to all benefits afforded Lender under this Indenture and any other Operative Documents.

Section 5.21                    Waiver of Jury Trial. EACH OF OWNER AND REMAINDERMAN HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS INDENTURE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH OR THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF OWNER AND REMAINDERMAN, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE OCCUR. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY OWNER AND BY REMAINDERMAN.

Section 5.22                    Counterparts. This Indenture may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and it shall not be necessary in making proof of this Indenture to produce or account for more than one such counterpart.

Section 5.23                    Consents and Approvals. Any consent or approval by Lender in any single instance shall not be deemed or construed to be Lender's consent or approval in any like matter arising at a subsequent date, and the failure of Lender to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Lender be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Lender pursuant hereto shall be narrowly construed to be applicable only to the matter identified in such consent or approval and to the Person and/or Persons with respect to whom such consent or approval was delivered by Lender and no third party shall claim any benefit by reason thereof. Any such consent or approval shall not be deemed to constitute Lender a venturer or partner with any Person benefitting from such consent or approval nor shall privity of contract be presumed to have been established with any other third party. If Lender deems it to be in its best interest to retain assistance of Persons (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Owner shall reimburse, or shall cause Tenant to reimburse, Lender for all costs reasonably incurred in connection with the employment of such Persons.

Section 5.24                    No Interest in Excess of the Maximum Amount Permissible Under Applicable Law. The parties hereto intend to conform to and contract in strict conformance with all applicable usury laws. The provisions of this Indenture, the Note and of all agreements between Owner and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of prepayment, late payment, default, demand for payment, acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, paid or agreed to be paid to Lender for the use, forbearance or detention of money to be loaned under the Note or this Indenture or otherwise (including the Make-Whole Premium and/or the Late Charges, if and to the extent either or both are deemed to be interest under applicable law) exceed the maximum amount permissible under applicable law (the "Maximum Rate"). If, from any circumstance whatsoever, performance or fulfillment of any provision hereof, of the Note or of any of the other Loan Documents or of any agreement between Owner and Lender shall, at the time of the execution and delivery thereof or at the time performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit of such validity without the necessity of execution of any amendment or new document. If, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the Maximum Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the outstanding principal balance of this Note in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the outstanding principal balance of this Note, such excess shall be refunded to Owner. All sums contracted for, charged, paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness of Owner to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such Indebtedness so that the amount of interest on account of such Indebtedness does not exceed the Maximum Rate. Notwithstanding anything to the contrary contained herein or any of the other Operative Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The provisions of this paragraph shall control all existing and future agreements between Owner and Lender.

Section 5.25                    Entire Agreement. The Operative Documents, including, without limitation, the Loan Documents contain the entire agreement between the parties hereto relating to or connected with the Loan. Any other agreements relating to or connected with the Loan and not expressly set forth in the Operative Documents, including, without limitation, the Loan Documents, are null and void and superseded in their entirety by the provisions of the Operative Documents, including, without limitation, the Loan Documents.

IN WITNESS WHEREOF, the foregoing instrument has been executed by the undersigned as of the date above written.

[Signature pages follow of William J. Wade, and Wilmington Trust Company, each as a Trustee of  M-Six Penvest II Business Trust; William J. Wade, as Trustee of M-Six Penvest II Business Trust (LA); and M-Six Penvest II GP Corp. (Nev.), as general partner of M-Six Penvest II Limited Partnership (Nev.)]